Exhibit 10.59

EXECUTION VERSION

FIFTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

FIFTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Fifth Amendment”), dated as of December 17, 2020, by and among Genco Shipping & Trading Limited, a company incorporated under the laws of the Republic of the Marshall Islands (the “Borrower”), the Subsidiary Guarantors party hereto, the Lenders party hereto and Nordea Bank ABP, New York Branch, as Administrative Agent (in such capacity, the “Administrative Agent”) and Security Agent (in such capacity, the “Security Agent”).

PRELIMINARY STATEMENTS

WHEREAS, the Borrower, the Administrative Agent, the Security Agent and the Lenders party thereto are party to that certain Amended and Restated Credit Agreement, dated as of February 28, 2019 (as amended pursuant to that certain First Amendment to Amended and Restated Credit Agreement, dated as of June 28, 2019, that certain Second Amendment to Credit Agreement, dated as of November 5, 2019, that certain Letter Amendment to Amended and Restated Credit Agreement, dated as of April 29, 2020, that certain Fourth Amendment to Amended and Restated Credit Agreement, dated as of June 5, 2020 and as further amended, restated, supplemented and/or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”).

WHEREAS, the Borrower has requested, and the Lenders have agreed, to (i) amend the Credit Agreement in the form attached as Annex A hereto (the Credit Agreement, as so amended, the “Amended Credit Agreement”) and (ii) amend and restate Schedule VI to the Credit Agreement in the form attached as Annex B hereto, in each case, as provided in Section 3 hereof upon the terms and subject to the satisfaction of the conditions set forth herein and effective as of the Fifth Amendment Effective Date (as defined below).

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the sufficiency and receipt of all of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.  Definitions.  Capitalized terms not otherwise defined in this Fifth Amendment have the same meanings as specified in the Amended Credit Agreement.

SECTION 2.  Amendments to Credit Agreement.  Effective as of the Fifth Amendment Effective Date (as defined below), (i) the Credit Agreement is hereby amended to delete the red or green stricken text (indicated textually in the same manner as the following examples:  ~~stricken text~~ and ~~stricken text~~) and to add the blue or green double-underlined text (indicated textually in the same manner as the following examples:  double-underlined text and double-underlined text) as set forth on the pages of the Amended Credit Agreement attached as Annex A hereto and (ii) Schedule VI to Credit Agreement is hereby amended and restated in its entirety in the form attached as Annex B hereto.

SECTION 3.  Conditions to Effectiveness of this Fifth Amendment.  This Fifth Amendment shall become effective on the date when the following conditions shall have been satisfied (the “Fifth Amendment Effective Date”):

(a)The Administrative Agent shall have received this Fifth Amendment, executed and delivered by the Borrower, the Subsidiary Guarantors, the Administrative Agent, Security Agent and Lenders constituting Required Lenders.

(b)The Borrower shall have delivered to the Administrative Agent Appraisals from two Approved Appraisers for each Collateral Vessel and each New Exchange Vessel dated no more than thirty (30) days prior to the Fifth Amendment Effective Date stating the then current Appraised Value of each Collateral Vessel and each New Exchange Vessel, in each case, in form and substance reasonably acceptable to the Administrative Agent.

(c)The Administrative Agent shall have received, on behalf of itself and the Lenders, the following legal opinions with respect to this Fifth Amendment:

(i)special New York counsel to the Borrower and the Obligors (which shall be Kramer Levin Naftalis & Frankel LLP or another New York law firm reasonably acceptable to the Administrative Agent), an opinion addressed to the Administrative Agent and each of the Lenders and dated as of the Fifth Amendment Effective Date, and

(ii)special Republic of the Marshall Islands counsel to each of the Obligors (which shall be Reeder & Simpson, P.C. or another law firm qualified to render an opinion as to the Republic of the Marshall Islands law reasonably acceptable to the Administrative Agent), an opinion addressed to the Administrative Agent and each of the Lenders and dated as of the Fifth Amendment Effective Date, in each case which shall be in form and substance reasonably acceptable to the Lenders.

(d)Payment of all fees and all other reasonable fees and documented out-of-pocket costs and expenses (including, without limitation, the reasonable legal fees and expenses of White & Case LLP) and other compensation due and payable on or prior to the Fifth Amendment Effective Date, in each case, payable to the Administrative Agent, the Security Agent and the Lenders in respect of the transactions contemplated by this Fifth Amendment to the extent reasonably invoiced at least one (1) Business Day prior to the Fifth Amendment Effective Date.

(e)Before and after giving effect to the Fifth Amendment, all representations and warranties contained herein or in any other Credit Document shall be true and correct in all material respects (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

(f)No Default or Event of Default shall have occurred and be continuing.

SECTION 4.  Representations and Warranties.  In order to induce the Lenders to enter into this Fifth Amendment, the Borrower hereby represents and warrants that (i) no Default or Event of Default exists as of the Fourth Amendment Effective Date (as defined below) after giving effect to this Fifth Amendment and (ii) all of the representations and warranties contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects on the Fifth Amendment Effective Date after giving effect to this Fifth Amendment, with the same effect as though such representations and warranties had been made on and as of the Fifth Amendment Effective Date (it being understood that any representation or warranty that by its terms is made as of a specific date shall be true and correct in all material respects as of such specific date).

SECTION 5.  Effect of Amendment.

(a)The Borrower acknowledges that on the date hereof all outstanding Secured Obligations are payable in accordance with their terms (except as limited by applicable bankruptcy,

insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity, regardless of whether considered in a proceeding in equity or at law).  The Borrower, the Administrative Agent, and each other party hereto does hereby adopt, ratify, and confirm the Credit Agreement, and acknowledges and agrees that the Credit Agreement, is and remains in full force and effect, and the Borrower acknowledges and agrees that its liabilities and obligations under the Credit Agreement and the other Credit Documents it is a party to are not impaired in any respect by this Fifth Amendment.

(b)This Fifth Amendment is a Credit Document for the purposes of the provisions of the other Credit Documents. On and after the Fifth Amendment Effective Date, each reference in the Credit Agreement and each other Credit Document to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement shall mean and be a reference to this Credit Agreement, as modified hereby.

(c)This Fifth Amendment is limited precisely as written and shall not be deemed to (i) be a waiver of or a consent to the modification of or deviation from any other term or condition of the Credit Agreement and the other Credit Documents or any of the other instruments or agreements referred to therein except as set forth herein or (ii) prejudice any right or rights which any of the Lenders or the Administrative Agent now have or may have in the future under or in connection with the Credit Agreement, as amended hereby, the other Credit Documents or any of the other instruments or agreements referred to therein. The Administrative Agent, the Security Agent and the Lenders expressly reserve all their rights and remedies except as expressly set forth in this Fifth Amendment.

SECTION 6.  Obligor Reaffirmation and Consent.

(d)Each Obligor party hereto hereby consents to the terms and conditions of this Fifth Amendment.

(e)Each Obligor hereby acknowledges and agrees that, after giving effect to the Fifth Amendment Effective Date, all of its respective obligations and liabilities under the Credit Documents to which it is a party, as such obligations and liabilities have been amended by this Fifth Amendment, are reaffirmed, and remain in full force and effect.

(f)After giving effect to this Fifth Amendment, each Obligor reaffirms each Lien granted by it to the Security Agent for the benefit of the Secured Creditors under each of the Security Documents to which it is a party, which Liens shall continue in full force and effect during the term of the Amended Credit Agreement and shall continue to secure the Secured Obligations (after giving effect to this Fifth Amendment), in each case, on and subject to the terms and conditions set forth in the Amended Credit Agreement and the other Credit Documents.

SECTION 7.  Execution in Counterparts; Severability; Electronic Signatures.  This Fifth Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original (including if delivered by e-mail or facsimile transmission), but all of which shall together constitute one and the same instrument. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  The words “execution,” “signed,” “signature,” and words of like import in this Fifth Amendment shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar applicable state laws based on the Uniform Electronic Transactions

Act. A set of counterparts executed by all the parties hereto shall be lodged with each of the Borrower and the Administrative Agent.

SECTION 8.  Successors.  This Fifth Amendment shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

SECTION 9.  GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL.  THIS FIFTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.  Section 11.09 of the Amended Credit Agreement is incorporated herein by reference, mutatis mutandis.

[The remainder of this page is intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

GENCO SHIPPING & TRADING LIMITED, as the Borrower

By:	/s/ Apostolos Zafolias
	Name:	Apostolos Zafolias
	Title:	Chief Financial Officer

[Signature page to Genco Fifth Amendment]

GENCO RAPTOR LLC,
GENCO THUNDER LLC,
GENCO CAVALIER LLC,
each as a Subsidiary Guarantor

By:	/s/ Apostolos Zafolias
	Name:	Apostolos Zafolias
	Title:	Manager and Chief Financial Officer

BALTIC TRADING LIMITED,
GENCO HOLDINGS LIMITED,
each as a Subsidiary Guarantor

By:	/s/ Apostolos Zafolias
	Name:	Apostolos Zafolias
	Title:	Chief Financial Officer

GENCO INVESTMENTS LLC,

By:	Genco Shipping & Trading Limited, its Sole Member, as a Subsidiary Guarantor

By:	/s/ Apostolos Zafolias
	Name:	Apostolos Zafolias
	Title:	Chief Financial Officer and Executive Vice President, Finance

[Signature page to Genco Fifth Amendment]

BALTIC BEAR LIMITED

BALTIC BREEZE LIMITED

BALTIC COUGAR LIMITED

BALTIC COVE LIMITED

BALTIC FOX LIMITED

BALTIC HARE LIMITED

BALTIC HORNET LIMITED

BALTIC JAGUAR LIMITED

BALTIC LEOPARD LIMITED

BALTIC LION LIMITED

BALTIC MANTIS LIMITED

BALTIC PANTHER LIMITED

BALTIC SCORPION LIMITED

BALTIC TIGER LIMITED

BALTIC WASP LIMITED

BALTIC WIND LIMITED

BALTIC WOLF LIMITED

GENCO AQUITAINE LIMITED

GENCO ARDENNES LIMITED

GENCO AUGUSTUS LIMITED

GENCO AUVERGNE LIMITED

GENCO AVRA LIMITED

GENCO BAY LIMITED

GENCO BOURGOGNE LIMITED

GENCO BRITTANY LIMITED

GENCO CHAMPION LIMITED

GENCO CHARGER LIMITED

GENCO CLAUDIUS LIMITED

GENCO COMMODUS LIMITED

GENCO CONSTANTINE LIMITED

GENCO HADRIAN LIMITED

GENCO HUNTER LIMITED

GENCO LANGUEDOC LIMITED

GENCO LOIRE LIMITED

GENCO LONDON LIMITED

GENCO LORRAINE LIMITED

GENCO MARE LIMITED

GENCO MAXIMUS LIMITED

GENCO NORMANDY LIMITED

GENCO OCEAN LIMITED

GENCO PICARDY LIMITED

GENCO PREDATOR LIMITED

GENCO PROVENCE LIMITED

GENCO PYRENEES LIMITED

GENCO RHONE LIMITED

GENCO SPIRIT LIMITED

GENCO TIBERIUS LIMITED

GENCO TITUS LIMITED

GENCO WARRIOR LIMITED

each as a Subsidiary Guarantor

By:	/s/ Apostolos Zafolias
	Name:	Apostolos Zafolias
	Title:	Director and Vice President

[Signature page to Genco Fifth Amendment]

NORDEA BANK ABP, NEW YORK BRANCH, individually, as Administrative Agent, Security Agent and a Lender

By:	/s/ Oddbjørn Warpe
	Name:	Oddbjørn Warpe
	Title:	Executive Director

By:	/s/ Martin Lunder
	Name:	Martin Lunder
	Title:	Managing Director

[Signature page to Genco Fifth Amendment]

SKANDINAVISKA ENSKILDA BANKEN AB (PUBL), as a Lender

By:	/s/ Arne Juell-Skielse
	Name:	Arne Juell-Skielse
Title:

By:	/s/ Ulrika Flygar
	Name:	Ulrika Flygar
Title:

[Signature page to Genco Fifth Amendment]

ABN AMRO CAPITAL USA LLC, as a Lender

By:	/s/ Maria Fahey
	Name:	Maria Fahey
	Title:	Director

By:	/s/ Amit Wynalda
	Name:	Amit Wynalda
	Title:	Executive Director

[Signature page to Genco Fifth Amendment]

DVB BANK SE, as a Lender

By:	/s/ Einar C. Grüner-Hegge
	Name:	Einar C. Grüner-Hegge
	Title:	Senior Vice President

By:	/s/ Natacha Bloem
	Name:	Natacha Bloem
	Title:	Senior Vice President

[Signature page to Genco Fifth Amendment]

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Lender

By:	/s/ Georgios Gkanasoulis
	Name:	Georgios Gkanasoulis
	Title:	Director

By:	/s/ Alexander Foley
	Name:	Alexander Foley
	Title:	Senior Associate

[Signature page to Genco Fifth Amendment]

DEUTSCHE BANK AG FILIALE
DEUTSCHLANDGESCHÄFT, as a Lender

By:	/s/ Bastian Duehmert
Name:
Title:

By:	/s/ Tilman Stein
	Name:	Tilman Stein
	Title:	Director / Senior Counsel

[Signature page to Genco Fifth Amendment]

DANISH SHIP FINANCE A/S, as a Lender

By:	/s/ Erik I. Lassen
	Name:	Erik I. Lassen
	Title:	CEO

By:	/s/ Maria Stubkjær Nordstrand
	Name:	Maria Stubkjær Nordstrand
	Title:	Senior Loan Manager

[Signature page to Genco Fifth Amendment]

CTBC BANK CO. LTD., as a Lender

By:	/s/ Ting Chen
	Name:	Ting Chen
	Title:	Senior Vice President

By:
Name:
Title:

[Signature page to Genco Fifth Amendment]

ANNEX A

AMENDED CREDIT AGREEMENT

[SEE ATTACHED]

[Conformed through the First Amendment to Amended and Restated Credit Agreement, dated June 28, 2019, the Second Amendment to Amended and Restated Credit Agreement, dated November 5, 2019, the Letter Amendment dated April 29, 2020 ~~and~~, the Fourth Amendment to Amended and Restated Credit Agreement, dated June 5, 2020, and the Fifth Amendment to the Amended and Restated Credit Agreement, dated December 17, 2020]

$495,000,000 AMENDED AND RESTATED SENIOR SECURED CREDIT AGREEMENT

among

GENCO SHIPPING & TRADING LIMITED

as Borrower,

VARIOUS LENDERS

and

NORDEA BANK ABP, NEW YORK BRANCH,

as Administrative Agent and as Security Agent

________________________________

Dated as of May 31, 2018

as Amended and Restated as of February 28, 2019

_____________________________

NORDEA BANK ABP, NEW YORK BRANCH, SKANDINAVISKA ENSKILDA BANKEN AB (PUBL), ABN AMRO CAPITAL USA LLC, DVB BANK SE, CRÉDIT AGRICOLE CORPORATE & INVESTMENT BANK AND DANISH SHIP FINANCE A/S,

as Bookrunners and as Mandated Lead Arrangers

TABLE OF CONTENTS
Page
SECTION 1	Definitions and Accounting Terms	1
1.01	Defined Terms	1
1.02	Other Definitional Provisions	~~31~~32
1.03	Rounding	~~32~~33

SECTION 2	Amount and Terms of Credit Facilities	~~32~~33
2.01	The Commitments	~~32~~33
2.02	Notice of Borrowing	~~32~~33
2.03	Disbursement of Funds	~~33~~34
2.04	Notes	~~34~~35
2.05	Pro Rata Borrowings	~~34~~35
2.06	Interest	~~35~~36
2.07	Interest Periods	~~35~~36
2.08	Increased Costs, Illegality, Market Disruption, etc	~~36~~37
2.09	Compensation	~~38~~39
2.10	Change of Lending Office; Limitation on Additional Amounts	~~38~~39
2.11	Replacement of Lenders	~~39~~40

SECTION 3	Commitment Commission; Fees; Reductions of Commitment	~~39~~40
3.01	Commitment Commission; Fees	~~39~~40
3.02	Voluntary Reduction of Commitments	~~40~~41
3.03	Mandatory Reduction of Commitments	~~40~~41

SECTION 4	Prepayments; Payments; Taxes	~~40~~41
4.01	Voluntary Prepayments	~~40~~41
4.02	Mandatory Repayments	~~41~~42
4.03	Method and Place of Payment	~~44~~45
4.04	Net Payments; Taxes	~~44~~45
4.05	Application of Proceeds	~~47~~48

SECTION 5	Conditions Precedent	~~48~~49
5.01	Original Closing Date	~~48~~49
5.02	Conditions to the Initial Borrowing Date	~~49~~50
5.03	Conditions to Delayed Draw Term Loans	~~51~~52

SECTION 6	Representations and Warranties	~~52~~53
6.01	Corporate/Limited Liability Company/Limited Partnership Status	~~52~~53
6.02	Corporate Power and Authority	~~52~~53
6.03	Title; Maintenance of Properties	~~52~~53
6.04	Legal Validity and Enforceability	~~52~~54
6.05	No Violation	~~53~~54
6.06	Governmental Approvals	~~53~~54
6.07	Balance Sheets; Financial Condition; Undisclosed Liabilities	~~54~~55
6.08	Litigation	~~54~~55
6.09	True and Complete Disclosure	~~54~~56
6.10	Use of Proceeds; Margin Regulations	~~55~~56
6.11	Taxes; Tax Returns and Payments	~~56~~57
6.12	Compliance with ERISA	~~56~~57
6.13	Security Documents	~~58~~59
6.14	Representations and Warranties in Documents	~~58~~59
6.15	Subsidiaries	~~58~~59
6.16	Compliance with Statutes, etc.	~~58~~59

(i)

	TABLE OF CONTENTS (continued)	
Page
6.17	Investment Company Act	~~58~~59
6.18	Pollution and Other Regulations	~~58~~59
6.19	Labor Relations	~~59~~60
6.20	Patents, Licenses, Franchises and Formulas	~~59~~60
6.21	Financial Indebtedness	~~59~~60
6.22	Insurance	~~60~~61
6.23	Concerning the Collateral Vessels	~~60~~61
6.24	Citizenship	~~60~~61
6.25	Vessel Classification; Flag	~~60~~61
6.26	Anti-Money Laundering and Sanctions Laws	~~60~~61
6.27	No Immunity	~~61~~62
6.28	Fees and Enforcement	~~61~~62
6.29	Form of Documentation	~~61~~62
6.30	No Material Adverse Effect	~~61~~62
6.31	Pari Passu or Priority Status	~~61~~62
6.32	Solvency; Winding-up, etc	~~61~~62
6.33	Completeness of Documentation	~~62~~63

SECTION 7	Affirmative Covenants	~~62~~63
7.01	Information Covenants	~~62~~63
7.02	Books, Records and Inspections	~~66~~67
7.03	Maintenance of Property; Insurance Mortgagee Interest Insurance	~~66~~67
7.04	Corporate Franchises	~~66~~67
7.05	Compliance with Statutes, etc	~~66~~67
7.06	Compliance with Environmental Laws	~~67~~68
7.07	ERISA	~~67~~68
7.08	End of Fiscal Years; Fiscal Quarters	~~68~~69
7.09	Performance of Obligations	~~68~~69
7.10	Payment of Taxes	~~68~~69
7.11	Further Assurances	~~69~~70
7.12	Deposit of Earnings	~~69~~70
7.13	Ownership of Subsidiaries and Collateral Vessels	~~70~~71
7.14	Citizenship; Flag of Collateral Vessel; Collateral Vessel Classifications; Operation of Collateral Vessels	~~70~~71
7.15	Use of Proceeds	~~71~~72
7.16	Charter Contracts	~~71~~72
7.17	Technical Management Agreements	~~72~~73
7.18	Separate Existence	~~72~~73
7.19	Sanctions	~~73~~74
7.20	Maintenance of Listing	~~73~~74
7.21	Specified Exchange Transactions	74

SECTION 8	Negative Covenants	~~73~~75
8.01	Liens	~~73~~75
8.02	Consolidation, Merger, Sale of Assets, etc.	~~75~~77
8.03	Dividends	~~76~~78
8.04	Indebtedness	~~77~~79
8.05	Advances, Investments, Loans and Vessel Acquisitions	~~78~~80
8.06	Transactions with Affiliates	~~78~~80
8.07	Financial Covenants	~~79~~81
8.08	Limitation on Modifications of Certain Documents; etc	~~79~~82

(ii)

	TABLE OF CONTENTS (continued)	
Page
8.09	Limitation on Certain Restrictions on Subsidiaries	~~80~~82
8.10	Limitation on Issuance of Capital Stock	~~80~~82
8.11	Business	~~80~~82
8.12	Manager	~~81~~83
8.13	Bank Accounts	~~81~~83
8.14	Jurisdiction of Employment	~~81~~83
8.15	Operation of Collateral Vessels	~~81~~83
8.16	Corrupt Practices	~~81~~83
8.17	No Investments	~~81~~83
8.18	[Reserved]	~~81~~83
8.19	Hedging Agreements	~~81~~84

SECTION 9	Events of Default	~~82~~84
9.01	Payments	~~82~~84
9.02	Representations, etc	~~82~~84
9.03	Covenants	~~82~~84
9.04	Default Under Other Agreements	~~82~~84
9.05	Bankruptcy, etc	~~82~~85
9.06	ERISA	~~83~~85
9.07	Security Documents	~~84~~86
9.08	Guaranty	~~84~~86
9.09	Judgments	~~84~~86
9.10	Termination of Business	~~84~~86
9.11	Authorizations and Consents	~~84~~86
9.12	Arrest; Expropriation	~~84~~87
9.13	Failure to Comply with Final Judgment	~~85~~87
9.14	[Reserved]	~~85~~87
9.15	Change of Control	~~85~~87

SECTION 10	Agency and Security Trustee Provisions	~~85~~87
10.01	Appointment	~~85~~87
10.02	Nature of Duties	~~86~~88
10.03	Lack of Reliance on the Agents	~~86~~88
10.04	Certain Rights of the Agents	~~86~~89
10.05	Reliance	~~87~~89
10.06	Indemnification	~~87~~89
10.07	The Administrative Agent in its Individual Capacity	~~87~~89
10.08	Holders	~~87~~89
10.09	Resignation by the Administrative Agent	~~87~~90
10.10	Collateral Matters	~~88~~90
10.11	Certain ERISA Matters	~~90~~92
10.12	Delivery of Information	~~90~~92

SECTION 11	Miscellaneous	~~90~~92
11.01	Payment of Expenses, etc	~~90~~92
11.02	Right of Setoff	~~92~~94
11.03	Notices	~~92~~94
11.04	Benefit of Agreement; Assignments; Participations	~~92~~95
11.05	No Waiver; Remedies Cumulative	~~95~~97
11.06	Payments Pro Rata	~~95~~97
11.07	Calculations; Computations	~~96~~98

(iii)

	TABLE OF CONTENTS (continued)	
Page
11.08	Agreement Binding	~~96~~98
11.09	GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL	~~96~~98
11.10	Counterparts	~~97~~99
11.11	[Reserved]	~~97~~99
11.12	Headings Descriptive	~~97~~100
11.13	Amendment or Waiver; etc	~~97~~100
11.14	Survival	~~99~~101
11.15	Domicile of the Loan	~~99~~101
11.16	Confidentiality	~~99~~102
11.17	Register	~~100~~102
11.18	Judgment Currency	~~101~~103
11.19	Language	~~101~~103
11.20	Waiver of Immunity	~~101~~103
11.21	USA PATRIOT Act Notice	~~101~~104
11.22	Severability	~~102~~104
11.23	Flag Jurisdiction Transfer	~~102~~104
11.24	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	~~102~~104
11.25	German Resident Secured Creditor.	~~103~~105
11.26	Amendment and Restatement	~~103~~105

(iv)

[Different first page link-to-previous setting changed from off in original to on in modified.].

TABLE OF CONTENTS

Page

SCHEDULE I-A	-	Initial Term Loan Commitments
SCHEDULE I-B	-	Delayed Draw Term Loan Commitments
SCHEDULE II	-	Lender Addresses
SCHEDULE III	-	Subsidiaries
SCHEDULE IV-A	-	Required Insurance
SCHEDULE IV-B	-	Collateral Vessel Insurance
SCHEDULE V	-	ERISA
SCHEDULE VI	-	Collateral Vessels
SCHEDULE VII	-	Notice Addresses
SCHEDULE VIII	-	Financial Indebtedness
SCHEDULE IX	-	Disqualified Lenders
SCHEDULE X-1	-	Scheduled Repayments – Initial Term Loans
SCHEDULE X-2	-	Scheduled Repayments – Delayed Draw Term Loans

EXHIBIT A	-	Form of Notice of Borrowing
EXHIBIT B-1	-	Form of Term Note
EXHIBIT B-2	-	Form of Delayed Draw Term Note
EXHIBIT C	-	Form of Guaranty
EXHIBIT D-1	-	Form of Marshall Islands Collateral Vessel Mortgage
EXHIBIT D-2	-	Form of Liberian Collateral Vessel Mortgage
EXHIBIT D-3	-	Form of Hong Kong Collateral Vessel Mortgage
EXHIBIT E	-	Form of Pledge Agreement
EXHIBIT F	-	Form of Assignment of Insurances
EXHIBIT G	-	Form of Assignment of Earnings
EXHIBIT H	-	Form of Assignment of Charter
EXHIBIT I-1	-	Form of Compliance Certificate
EXHIBIT I-2	-	Form of Collateral Maintenance Ratio Certificate
EXHIBIT J	-	Form of Subordination Provisions
EXHIBIT K	-	Form of Assignment and Assumption Agreement
EXHIBIT L	-	Form of Solvency Certificate

[Different first page link-to-previous setting changed from off in original to on in modified.].

(i)

AMENDED AND RESTATED CREDIT AGREEMENT, dated as of February 28, 2019, among GENCO SHIPPING & TRADING LIMITED, a company incorporated under the laws of the Republic of the Marshall Islands (the “Borrower”), the Lenders party hereto from time to time, NORDEA BANK ABP, NEW YORK BRANCH (“Nordea”), SKANDINAVISKA ENSKILDA BANKEN AB (PUBL), ABN AMRO CAPITAL USA LLC, DVB BANK SE, CRÉDIT AGRICOLE CORPORATE & INVESTMENT BANK AND DANISH SHIP FINANCE A/S, as Bookrunners and as Mandated Lead Arrangers (in such capacity, the “Lead Arrangers”) and Nordea, as Administrative Agent (in such capacity, the “Administrative Agent”) and as Security Agent under the Security Documents (in such capacity, the “Security Agent”).  All capitalized terms used herein and defined in Section 1.01 are used herein as therein defined.

W I T N E S S E T H:

WHEREAS, the Borrower, the Administrative Agent, the Security Agent and the Lenders party thereto are party to that certain Credit Agreement, dated as of May 31, 2018 (as amended, restated, amended and restated, supplemented and/or otherwise modified from time to time prior to the date hereof, the “Original Credit Agreement”), pursuant to which the Lenders party thereto made loans and commitments to the Borrower as provided therein;

WHEREAS, pursuant to that certain Amendment and Restatement Agreement, dated as of the date hereof (the “Restatement Agreement”), by and among the Borrower, the Administrative Agent, the Security Agent and the Lenders party thereto, the Administrative Agent and the Lenders have agreed, inter alia, to amend and restate the Original Credit Agreement in its entirety to read as set forth in this Agreement as of the Restatement Effective Date; and

WHEREAS, subject to and upon the terms and conditions set forth in the Restatement Agreement, the parties hereto have agreed to amend and restate the Original Credit Agreement as provided herein.

NOW, THEREFORE, IT IS AGREED:

SECTION 1Definitions and Accounting Terms.

1.01Defined Terms.  As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Acceptable Classification Society” shall mean American Bureau of Shipping, Nippon Kaiji Kyokai, Lloyd’s Register of Shipping, Bureau Veritas and DNV GL, or such other first class vessel classification society that is a member of the International Association of Classification Societies that the Required Lenders may approve from time to time.

“Acceptable Flag Jurisdiction” shall mean the Republic of the Marshall Islands, Liberia, Hong Kong, Panama, the Bahamas or such other flag jurisdiction as may be acceptable to all Lenders.

“Additional Collateral” shall mean additional collateral satisfactory to the Required Lenders granted in favor of the Security Agent to cure non-compliance with Section 8.07(d) (it being understood that cash collateral comprised of Dollars (which shall be valued at par) and any dry bulk vessel not more than ten (10) years of age and otherwise meeting the requirements of a Replacement Vessel shall each be deemed satisfactory to the Required Lenders), pursuant to security documentation in form and substance reasonably satisfactory to the Security Agent; provided such Additional Collateral is in an aggregate amount at least sufficient to cure such non-compliance.

“Additional Collateral Release Conditions” shall mean, with respect to the release of any Additional Collateral, the following:

(a)before and after giving effect to such release, (i) no Default or Event of Default shall have occurred and be continuing and (ii) the Borrower shall be, and shall have been at all times during the most recently ended full fiscal quarter, in compliance with Section 8.07(d);

(b)the Borrower shall have delivered to the Administrative Agent, in each case in form and substance satisfactory to the Administrative Agent and the Security Agent, (i) an officer’s certificate certifying as to matters in clause (a) above, (ii) Appraisals for each Collateral Vessel dated no more than thirty (30) days prior to the delivery thereof in form and substance reasonably acceptable to the Administrative Agent and from two Approved Appraisers stating the then current Appraised Value of each Collateral Vessel and otherwise meeting the requirements set forth in Section 7.01(d) and (iii) any other documents reasonably requested by the Administrative Agent; and

(c)the Borrower shall have paid all costs and expenses of the Administrative Agent and the Security Agent relating to the preparation, execution and delivery of the relevant release documents.

“Additional Vessel” shall have the meaning provided in the definition of “Collateral Vessel”.

“Administrative Agent” shall have the meaning provided in the first paragraph of this Agreement, and shall include any successor thereto.

“Affiliate” shall mean, with respect to any Person, any other Person (including, for purposes of Section 8.06 only, all directors, officers and partners of such Person) directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person; provided, however, that for purposes of Section 8.06, an Affiliate of the Borrower shall include any Person that directly or indirectly owns more than 5% of any class of the capital stock of the Borrower and any officer or director of the Borrower or any of its Subsidiaries.  A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.  Notwithstanding anything to the contrary contained above, for purposes of Section 8.06, none of the Administrative Agent, nor the Security Agent, nor any Lead Arranger, nor any Lender (or any of their respective affiliates) shall be deemed to constitute an Affiliate of the Borrower or its Subsidiaries in connection with the Credit Documents or its dealings or arrangements relating thereto.

“Agents” shall mean, collectively, the Administrative Agent and the Security Agent.

“Aggregate Appraised Value” shall mean at any time, the sum of the Appraised Value of all Collateral Vessels owned by the Subsidiary Guarantors at such time which are not then subject to an Event of Loss.

“Agreement” shall mean this Amended and Restated Credit Agreement, as modified, supplemented, amended or restated from time to time.

“Amortization Amount” shall mean (a) with respect to the Initial Term Loans, (i) initially, the amount, paid quarterly, set forth on Schedule X-1 to the Original Credit Agreement as of the Original Closing Date and (ii) following any event or occurrence referred to in Section 4.02(a)(iii), such other amount, paid quarterly, to be set forth on a revised Schedule X-1 as amended, modified, supplemented and/or replaced to reflect such event or occurrence in accordance with the requirements of Section 4.02(a) and (b) with respect to the Delayed Draw Term Loans, (i) initially, the amount, paid quarterly, set forth on Schedule X-2 attached in Annex B to the Restatement Agreement and (ii) following any event or occurrence referred to in Section 4.02(a)(iii), such other amount, paid quarterly, to be set forth on a revised Schedule X-2, as amended, modified, supplemented and/or replaced to reflect such event or occurrence in accordance with the requirements of Section 4.02(a), as applicable.

“Anti-Corruption Laws” shall have the meaning provided in Section 6.10(d).

“Applicable Margin” shall mean (a) with respect to Initial Term Loan, (i) from the Original Closing Date until (and including) December 31, 2018, 3.25% per annum and (ii) thereafter, following the delivery of a Quarterly Pricing Certificate, the percentage per annum set forth across from the Total Net Leverage Ratio for the Initial Term Loan in the table below indicated to have been achieved in any such certificate and (b) with respect to Delayed Draw Term Loans, (i) from the Restatement Effective Date until (and including)  September 30, 2019, 2.50% per annum and (ii) thereafter, following the delivery of a Quarterly Pricing Certificate, the percentage per annum set forth across from the Total Net Leverage Ratio for Delayed Draw Term Loans in the table below indicated to have been achieved in any such certificate:

Pricing Level	Total Net Leverage Ratio	Applicable Margin
		Initial Term Loan	Delayed Draw Term Loans
1	Greater than 5.00 to 1.00	3.50%	2.75%
2	Greater than or equal to 3.00 to 1.00 and less than or equal to 5.00 to 1.00	3.25%	2.50%
3	Less than 3.00 to 1.00	3.00%	2.25%

The Applicable Margin determined in accordance with clause (a)(ii) and (b)(ii) of the first paragraph of this definition shall be in effect from and after each date of delivery (each such date, a “Start Date”) of any certificate (each such certificate, a “Quarterly Pricing Certificate”) by an Authorized Officer of the Borrower to the Administrative Agent, within 45 days of the last day of the first three fiscal quarters of the Borrower and within 90 days of the last day of the fourth fiscal quarter of the Borrower, which certificate shall set forth the calculation of the Total Net Leverage Ratio as at the last day of the fiscal quarter ended immediately prior to the relevant Start Date and the Applicable Margin, which shall be thereafter applicable until the earlier of (x) the date on which the next Quarterly Pricing Certificate is delivered to the Administrative Agent or (y) the date which is 45 days following the last day of the fiscal quarter in which the previous Start Date occurred (such earlier date, the “End Date”). If no certificate has been delivered to the Administrative Agent as of the End Date indicating an entitlement to a new (or the same) Applicable Margin (and thus commencing a new Start Date), the Applicable Margin shall be the one set forth in Pricing Level 1 of the table above (such level, the “Highest Applicable Margin”).  Notwithstanding anything to the contrary contained above in this definition, the Applicable Margin shall be the Highest Applicable Margin at all times during an Event of Default.

“Appraisal” shall mean, with respect to a Collateral Vessel, a written appraisal by an Approved Appraiser in favor of the Administrative Agent of the Appraised Value of such Collateral Vessel.

“Appraised Value” shall mean for any Collateral Vessel at any time, the arithmetic mean of the fair market values of such Collateral Vessel as set forth on the Appraisals of at least two Approved Appraisers most recently delivered to, or obtained by, the Administrative Agent prior to such time pursuant to Section 5.02(d) or Section 7.01(d) and prepared:

(a)as at a date not more than 30 days prior to such delivery;

(b)by two Approved Appraisers selected by the Borrower;

(c)without physical inspection of the Collateral Vessel, except as required by the Administrative Agent if an Event of Default has occurred and is continuing; and

(d)on the basis of a sale for prompt delivery for cash on normal arm’s length commercial terms as between a willing seller and a willing buyer, free of any charter or other contract of employment and with no value to be given to any pooling arrangements; provided that if a range of values is provided in a particular Appraisal, then the Appraised Value in such Appraisal shall be deemed to be the median of such values.

“Approved Appraiser” shall mean Clarkson Platou, Clarkson Valuations Limited, Arrow Sale & Purchase (UK) Limited, Simpson Spence & Young Shipbrokers, Braemar ACM, Fearnleys or Maersk Broker, any Affiliate of the foregoing which actually provides Appraisals for a Vessel or any other appraiser approved by the Required Lenders, for the purposes of providing an Appraisal for a Collateral Vessel.

“Assignment and Assumption Agreement” shall mean an assignment and assumption agreement substantially in the form of Exhibit K (appropriately completed).

“Assignment of Charter” shall mean an assignment of charter substantially in the form of Exhibit H.

“Assignment of Earnings” shall mean an assignment of earnings substantially in the form of Exhibit G.

“Assignment of Insurances” shall mean an assignment of insurances substantially in the form of Exhibit F.

“Authorized Officer” shall mean the chairman of the board, the president, any vice president, the treasurer, the secretary, any assistant secretary, any other financial officer, an authorized manager and any other officer (or a Person or Persons so designated by any officer) of any Obligor.

“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” shall mean, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bankruptcy Code” shall have the meaning provided in Section 9.05.

“Bankruptcy Proceeding” shall have the meaning provided in Section 10.10(e).

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Borrower” shall have the meaning provided in the first paragraph of this Agreement.

“Borrowing” shall mean (i) the borrowing of the Initial Term Loan from all the Lenders (other than any Defaulting Lender) having Initial Term Loan Commitments on a given date having the same Interest Period or (ii) a borrowing of Delayed Draw Term Loans on a Delayed Draw Funding Date from all the Delayed Draw Term Loan Lenders (other than any Defaulting Lender) having Delayed Draw Term Loan Commitments, as applicable, on a given date having the same Interest Period; provided that no Borrowing of Delayed Draw Term Loans shall be in amount less than $5,000,000.

“Borrowing Date” shall mean (i) with respect to the Initial Term Loan, the Initial Borrowing Date and (ii) with respect to a Delayed Draw Term Loan, each Delayed Draw Term Loan Funding Date.

“Business Day” shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close in New York City, London, Hamburg, Stockholm, Taiwan and Copenhagen.

“Cash Collateral Account” shall have the meaning provided in the Section 4.02(b)(ii)(1).

“Cash Equivalents” shall mean (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (ii) time deposits and certificates of deposit of any commercial bank having, or which is the principal banking subsidiary of a bank holding company having capital, surplus and undivided profits aggregating in excess of $200,000,000, with maturities of not more than one year from the date of acquisition by such Person, (iii) repurchase obligations with a term of not more than 90 days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above, (iv) commercial paper issued by any Person incorporated in the United States rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody’s and in each case maturing not more than one year after the date of acquisition by such Person, and (v) Investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (iv) above.

“CERCLA” shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended from time to time, 42 U.S.C. § 9601 et seq.

“Change in Law” shall mean the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, if not already enacted as of the Original Closing Date, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” shall mean any of the following:

(a)if the Borrower ceases to own directly or indirectly, 100% of the Equity Interests in any Subsidiary Guarantor other than as a consequence of the Collateral Disposition of the Collateral Vessel owned by such Subsidiary Guarantor and the prepayment of the Loans pursuant to, and to the extent required by, Section 4.02(b); or

(b)any “person” or “group” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act), other than any Permitted Holder or any group of Permitted Holders, shall at any time become the ultimate owner, directly or indirectly, beneficially or of record or the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 of the Exchange Act), of Equity Interests representing more than 35% of the outstanding voting or economic Equity Interests of the Borrower or control the appointment of members of the board of directors of the Borrower, unless the new shareholder(s) is/are acceptable to the Lenders; or

(c)the replacement of a majority of the directors on the board of directors of the Borrower over a two-year period from the directors who constituted the board of directors of the Borrower at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the board of directors of the Borrower then still in office who either were members of such board of directors at the beginning of such period or whose election as a member of such board of directors was previously so approved; or

(d)a “change of control” or similar event shall occur as provided in any outstanding Financial Indebtedness of the Borrower (or the documentation governing the same).

“Claims” shall have the meaning provided in the definition of “Environmental Claims”.

“Class” shall mean, when used in reference to (a) any Loan or Borrowing, a reference to whether such Loan, or the Loans comprising such Borrowing, are Initial Term Loans or Delayed Draw Term Loans, (b) any Commitment, a reference to whether such Commitment is a Commitment in respect of Initial Term Loan Commitments or Delayed Draw Term Loan Commitments and (c) any Lender, a reference to whether such Lender has a Loan or Commitment with respect to a particular Class of Loans or Commitments and includes Lenders with Initial Term Loans and Delayed Draw Term Loans. Initial Term Loans and Delayed Draw Term Loans that have different terms and conditions shall be construed to be in different Classes.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.  Section references to the Code are to the Code as in effect at the date of this Agreement and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

“Collateral” shall mean all property (whether real or personal) with respect to which any security interests have been granted (or purported to be granted) pursuant to any Security Document, including, without limitation, all Pledge Agreement Collateral, all Earnings Collateral, Insurance Collateral, all Collateral Vessels, and all cash and Cash Equivalents at any time delivered as collateral thereunder or as required hereunder.

“Collateral and Guaranty Requirements” shall mean, with respect to each Obligor and each Collateral Vessel, the requirements that:

(i)each Subsidiary of the Borrower that is required to be a Subsidiary Guarantor in accordance with the definition thereof shall have duly authorized, executed and delivered to the Administrative Agent the Guaranty, substantially in the form of Exhibit C (as modified, supplemented or amended from time to time, together with any Joinder Agreement, the “Guaranty”), or a joinder thereto in form and substance reasonably satisfactory to the

Administrative Agent (each as modified, supplemented or amended from time to time, a “Joinder Agreement”) and the Guaranty shall be in full force and effect;

(ii)the Borrower and each Subsidiary Guarantor shall have duly authorized, executed and delivered the Pledge Agreement substantially in the form of Exhibit E (as modified, supplemented or amended from time to time, together with any Joinder Agreement, the “Pledge Agreement”) or Joinder Agreement and shall have (x) delivered to the Security Agent, as pledgee, all the Pledge Agreement Collateral referred to therein with respect to the Equity Interests in each Subsidiary Guarantor and all Earnings Accounts and (y) duly authorized, executed and delivered any other related documentation necessary or advisable to perfect the Lien on the Pledge Agreement Collateral in the respective jurisdictions of formation of the respective Subsidiary Guarantor or the Borrower, as the case may be;

(iii)the Borrower, each Subsidiary Guarantor, the Security Agent and Nordea (or such other deposit account bank as the Administrative Agent may agree in its sole discretion), as depositary bank, shall have duly executed and delivered a control agreement substantially in the form attached to the Pledge Agreement, (or, in each case, such other form as may be reasonably acceptable to the Administrative Agent), with respect to any Earnings Account owned by the Borrower or such Subsidiary Guarantor;

(iv)the Subsidiary Guarantor (and any other relevant Obligor) that owns such Collateral Vessel shall have duly authorized, executed and delivered (x) an Assignment of Insurances substantially in the form of Exhibit F (as modified, supplemented or amended from time to time, the “Assignment of Insurances”), (y) an Assignment of Earnings substantially in the form of Exhibit G (as modified, supplemented or amended from time to time, the “Assignment of Earnings”) together covering all of such Obligor’s present and future Earnings Collateral and Insurance Collateral, and (z) an Assignment of Charters (existing or future) substantially in the form of Exhibit H (as modified, supplemented or amended from time to time, the “Assignment of Charters”) for any charter or similar contract of employment with a term in excess of 24 months (or, with respect to any charter or similar contract of employment existing on the Borrowing Date, a remaining term in excess of 24 months) (any such charter, a “Pledged Charter”), and shall provide appropriate notices and consents related thereto, together granting a security interest and lien on all of such Obligor’s (i) present and future Earnings Collateral and Insurance Collateral and (ii) present and future right and receivables under Pledged Charters, in each case together with proper Financing Statements (Form UCC-1) in form for filing under the UCC or in other appropriate filing offices of each jurisdiction as may be necessary to perfect the security interests purported to be created by the Assignment of Insurances, the Assignment of Earnings and the Assignment of Charters;

(v)each Subsidiary Guarantor that owns a Collateral Vessel shall have duly authorized, executed and delivered, and caused to be recorded in the appropriate vessel registry, a Collateral Vessel Mortgage with respect to such Collateral Vessel and such Collateral Vessel Mortgage shall be effective to create in favor of the Security Agent and/or the Lenders a legal, valid and enforceable first priority security interest in, and lien upon, such Collateral Vessel;

(vi)all filings, deliveries of instruments and other actions necessary or desirable in the reasonable opinion of the Security Agent to perfect and preserve the security interests described in clauses (i) through and including (v) above shall have been duly effected, including, without limitation, proper financing statements (Form UCC-1) or amendments thereto, as requested by the Administrative Agent or Security Agent, in form for filing under the UCC or in other appropriate filing offices of each jurisdiction as may be necessary to perfect the security interests purported to be created by the Security Documents, and the Security Agent shall have received evidence thereof in form and substance reasonably satisfactory to the Security Agent;

(vii)the Administrative Agent shall have received each of the following:

(a)certificates of ownership from appropriate authorities showing the registered ownership of such Collateral Vessel in the name of the relevant Subsidiary Guarantor in an Acceptable Flag Jurisdiction;

(b)the results of maritime registry searches with respect to such Collateral Vessel, indicating no recorded liens other than Liens in favor of the Security Agent and/or the Lenders and Permitted Liens;

(c)confirmation of class certificates from an Acceptable Classification Society indicating that such Collateral Vessel meets the criteria specified in Section 6.23;

(d)an IHM (together with evidence of the relevant class notation) from an Acceptable Classification Society for each such Collateral Vessel; provided that the Borrower shall have satisfied the requirements of this subclause (vii)(d) as soon as commercially practicable after the Original Closing Date, and in any event, no later than the date of the first dry-docking of such Collateral Vessel following the Original Closing Date (or, solely with respect to Genco Loire and Genco Lorraine, no later than thirty days following the date of the completion of the first dry-docking of such Collateral Vessel following the Original Closing Date) (it being acknowledged and agreed that no IHM shall be required to be delivered prior to the completion of the first dry-docking of such Collateral Vessel following the Original Closing Date);

(e)certified copies of all pooling agreements and agreements related to the technical and commercial management of each Collateral Vessel and a duly executed manager’s undertaking from each Technical Manager in accordance with Section 7.17;

(f)certified copies of all ISM Code and ISPS Code documentation for each Collateral Vessel; and

(g)a report, in form and scope reasonably satisfactory to the Administrative Agent, from a firm of independent marine insurance brokers reasonably acceptable to the Administrative Agent (it being understood that AON, BankServe and Marsh are acceptable) with respect to the insurance maintained by the Obligors in respect of such Collateral Vessel, together with a certificate from such broker certifying that such insurances (i) are placed with such insurance companies and/or underwriters and/or clubs, in such amounts, against such risks, and in such form, as are customarily insured against by similarly situated insureds for the protection of the Administrative Agent, the Security Agent and/or the Lenders as mortgagee, (ii) otherwise conform with the insurance requirements of each respective Collateral Vessel Mortgage (it being understood that, except as required by applicable law, the insurance requirements of such Collateral Vessel Mortgage shall not exceed the Required Insurance) and (iii) include copies of the Required Insurance;

(viii)the Administrative Agent shall have received from (a) special New York counsel to each of the Obligors (which shall be Kramer Levin Naftalis & Frankel LLP or other counsel to each of the Obligors qualified in such jurisdiction and reasonably satisfactory to the Administrative Agent), an opinion addressed to the Administrative Agent and each of the Lenders and dated as of the Borrowing Date, (b) if applicable, special Marshall Islands counsel to each of the Obligors (which shall be Reeder & Simpson P.C. or other counsel to each of the Obligors qualified in such jurisdiction and reasonably satisfactory to the Administrative Agent), an opinion addressed to the Administrative Agent and each of the Lenders and dated as of the Borrowing Date, (c) if applicable, special Liberian counsel to each of the Obligors (which shall be Poles, Tublin, Stratakis & Gonzalez LLP or other counsel to each of the Obligors qualified in such jurisdiction and reasonably satisfactory to the Administrative Agent), an opinion addressed to the Administrative Agent and each of the Lenders and dated as of the Original Closing Date, (d) if applicable, special Hong Kong counsel to the Administrative Agent (which shall be Ince & Co. or other counsel qualified in such jurisdiction and reasonably satisfactory to the Administrative Agent), an opinion addressed to the Administrative Agent and each of the Lenders and dated as of the Borrowing Date, and (e) if applicable, counsel to each of the Obligors in the jurisdiction of the flag of the Collateral Vessel, an opinion addressed to the Administrative Agent and each of the Lenders and dated as of the Borrowing Date covering such matters as shall be reasonably required by the Administrative Agent, in each case which shall (x) be in form and substance reasonably acceptable to the Administrative Agent and (y) cover customary matters, including the perfection of the security interests (other than those to be covered by opinions delivered pursuant to the other opinions above) granted pursuant to the Security Documents, and such other matters incidental to the transactions contemplated herein as the Administrative Agent may reasonably request;

(ix)(a) the Administrative Agent shall have received a certificate, dated the Original Closing Date and reasonably acceptable to the Administrative Agent, signed by the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Treasurer or an authorized manager, member or general partner of each Obligor, and attested to by the Secretary or any Assistant Secretary (or, to the extent such Obligor does not have a Secretary or Assistant Secretary, the analogous Person within such Obligor) of such Obligor, as the case may be,  with appropriate insertions, together with copies of the Organizational Documents of such Obligor and the resolutions of such Obligor referred to in such certificate authorizing the consummation of the Transaction and (b) the Administrative Agent shall have received copies of governmental approvals, good standing certificates and bring-down telegrams or facsimiles, if any, which the Administrative Agent may have reasonably requested in connection therewith, such documents and papers, where appropriate, to be certified by proper corporate or Governmental Authorities; and

(x)the Borrower shall have (x) duly authorized, executed and delivered to the Security Agent, as secured party on behalf of the Secured Creditors, a legal, valid and enforceable first priority security interest, in and Lien upon the Equity Interests in the Subsidiary Guarantors pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and (y) effected all filings, deliveries of instruments and other actions necessary or advisable in the reasonable opinion of the Administrative Agent to perfect and preserve each security interest described in this clause (x) in each relevant jurisdiction, as the case may be (including, without limitation, the delivery of customary lien searches, proper financing statements (Form UCC-1) in form for filing under the UCC or in other appropriate filing offices of each jurisdiction, Certificated Securities (as such term is defined in Section 8-102(A)(4) of the UCC), executed and undated transfer powers, legal opinions, board resolutions and officer’s certificates), in each case which shall be in form and substance reasonably satisfactory to the Administrative Agent.

“Collateral Disposition” shall mean (i) the sale, lease, transfer, bareboat charter or other disposition by the Borrower or any Subsidiary Guarantor to any Person other than the Borrower or a Subsidiary Guarantor of any Collateral Vessel or (ii) any Event of Loss; provided that (i) any bareboat charter or demise charter entered into with the consent of each Lender ~~and~~, (ii) any time charter, and (iii) any disposition of the Specified Exchange Collateral Vessels in compliance with the requirements of the Specified Exchange Transactions shall not, in each case, be considered a Collateral Disposition for the purposes of Sections 4.02, 8.03(c) and 8.07(d) of this Agreement.

“Collateral Disposition Prepayment Amount” shall mean, as of the date of any Collateral Disposition, an amount equal to the product of (i) the remainder of (x) the then aggregate principal amount of outstanding Loans and (y) the amount of cash then on deposit in a Cash Collateral Account in connection with any Collateral Disposition prior to such date multiplied by (ii) a fraction, the numerator of which is the Appraised Value (determined on the basis of the Appraisals most recently delivered pursuant to Section 5.02(d) or 7.01(d)) of the Collateral Vessel or Collateral Vessels (as applicable) (other than any Additional Vessels) subject to such Collateral Disposition and the denominator of which is the Aggregate Appraised Value (determined on the basis of the Appraisals most recently delivered pursuant to Section 5.02(d) or 7.01(d)) for all Collateral Vessels (other than any Additional Vessels) then securing the Credit Facility.

“Collateral Disposition Prepayment Date” shall have the meaning provided in Section 4.02(b).

“Collateral Maintenance Test” shall have the meaning provided in Section 8.07(d).

“Collateral Vessel” shall mean (a) each vessel listed on Schedule VI hereto, (b) any Replacement Vessel ~~and~~, (c) each New Exchange Vessel which is subject to a Collateral Vessel Mortgage, and (d) such other vessel posted as Additional Collateral (such vessel, an “Additional Vessel”); provided that for the purposes of Section 4.02(b), an Additional Vessel shall not be deemed a Collateral Vessel; provided, further, that Schedule VI is automatically updated to (i) remove any Collateral Vessel which is the subject of a Collateral Disposition, (ii) remove any Specified Exchange Collateral Vessel subject to disposition in compliance with the requirements of the Specified Exchange Transactions and (iii) to include any Replacement Vessel, any New Exchange Vessel which is subject to a Collateral Vessel Mortgage, and any Additional Vessel without any further action on the part of the Administrative Agent.

“Collateral Vessel Mortgage” shall mean, with respect to each Collateral Vessel, a first preferred mortgage or a statutory mortgage and deed of covenants, if applicable, in substantially the form of Exhibit D-1, D-2 or D-3 attached hereto, or a first preferred mortgage or statutory mortgage and related deed of covenant (as applicable) in such form as may be reasonably satisfactory to the Administrative Agent and the Borrower (including, without limitation, any first preferred mortgage or statutory mortgage and related deed of covenants, as applicable, delivered pursuant to a Flag Jurisdiction Transfer), as such preferred mortgage or statutory mortgage and deed of covenants, if applicable, may be amended, modified or supplemented from time to time in accordance with the terms of the Credit Documents and thereof granted by the applicable Collateral Vessel Owner in favor of the Security Agent, as security trustee and as mortgagee.

“Collateral Vessel Owner” shall mean, at any time, a Subsidiary Guarantor which owns a Collateral Vessel.

“Commitment” shall mean an Initial Term Loan Commitment or a Delayed Draw Term Loan Commitment, as the context may require.

“Commitment Commission” shall have the meaning provided in Section 3.01(a).

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Commercial Manager” shall mean collectively, one or more commercial managers selected by the Borrower and reasonably acceptable to the Required Lenders including, without limitation, Genco Ship Management LLC, Genco Shipping Pte., Ltd., Genco Shipping A/S, and any other direct or indirect Wholly Owned Subsidiary of the Borrower that may act as a commercial manager and each Pool Manager.

“Consolidated EBITDA” shall mean, with respect to any Person for any designated period, an amount equal to the Consolidated Net Income of such Person and its Subsidiaries for such period, plus (a) the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Charges for such period; (ii) the provision for Federal, state, local and foreign income Taxes (and similar Taxes to the extent based on income or profits) payable by such Person and its Subsidiaries for such period; (iii) depreciation and amortization expense; (iv) extraordinary or non-recurring charges or losses (including without limitation the cumulative effect of changes in GAAP and impairment charges related to long lived assets and goodwill) of such Person and its Subsidiaries which do not represent a cash item in such period or any future period; (v) amortization of expense relating to non-vested awards of Equity Interests; (vi) fees, expenses and losses (if any) in connection with the Transaction and (vii) losses relating to sales, transfers or other dispositions of any Fleet Vessels, minus (b) to the extent included in calculating such Consolidated Net Income, (i) all extraordinary or non-recurring noncash items increasing Consolidated Net Income for such period, (ii) extraordinary gains for such period and (iii) any gains relating to sales, transfers or other dispositions of any Fleet Vessels (which, for the avoidance of doubt, shall not include any charter of any such Fleet Vessel).

“Consolidated Interest Charges” shall mean, with respect to any Person for any designated period, the sum of all interest, premium payments (including any prepayment premium in connection with the prepayment of Financial Indebtedness under the Existing Credit Agreements), debt discount, fees, charges and related expenses of such Person and its Subsidiaries in connection with borrowed money (including capitalized interest) or in connection with a deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP.

“Consolidated Net Income” shall mean, with respect to any Person for any designated period, the net income (or loss) of such Person and its Subsidiaries for that period determined in accordance with GAAP.

“Consolidated Tangible Net Worth” shall mean, with respect to any Person, the Net Worth of such Person and its Subsidiaries determined on a consolidated basis in accordance with GAAP after appropriate deduction for any minority interests in Subsidiaries, minus goodwill.

“Contingent Obligation” shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Financial Indebtedness, leases, dividends or other obligations (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business and any products warranties extended in the ordinary course of business.  The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if the less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

“Compliance Certificate” shall have the meaning provided in Section 7.01(e)(i).

“Credit Document Obligations” shall mean the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all amounts owing to the Administrative Agent, the Security Agent or any Lender pursuant to the terms  of this Agreement or any other Credit Document, including (x) the principal of, premium, if any, and interest on the Notes issued by, and the Loans made to, the Borrower under this Agreement and (y) all other obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code or similar operation of any other Debtor Relief Law, would become due), liabilities and indebtedness owing by the Borrower to the Secured Creditors (in the capacities referred to in the definition of Secured Creditors) under this Agreement and each other Credit Document to which the Borrower is a party (including, without limitation, indemnities, fees and interest thereon (including any interest accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the rate provided for in this Agreement, whether or not such interest is an allowed claim in any such proceeding)), whether now existing or hereafter incurred under, arising out of or in connection with this Agreement and any such other Credit Document and the due performance and compliance by the Borrower with all of the terms, conditions and agreements contained in all such Credit Documents.  Notwithstanding anything to the contrary contained herein or in any other Credit Document, in no event will the Obligations include any Excluded Swap Obligations.

“Credit Documents” shall mean this Agreement, the Restatement Agreement, each Delayed Draw Term Note, each Term Note, each Security Document, the Guaranty, each Fee Letter, and, after the execution and delivery thereof, each additional guaranty or additional security document executed pursuant to Section 7.11, 7.21 or 8.07(d) and each other document designated in writing by the Borrower and the Administrative Agent as a Credit Document.

“Credit Facilities” shall mean, collectively, the senior secured term loan facility in the aggregate principal amount of US$460,000,000 as provided under this Agreement and the delayed draw term loan facility in the aggregate principal amount of up to US$35,000,000 as provided under this Agreement.

“Debtor Relief Laws” shall mean the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

“Defaulting Lender” shall mean any Lender with respect to which a Lender Default is in effect.

“Delayed Draw Funding Date” shall mean each date on which Delayed Draw Term Loans are made, subject to the conditions set forth in Section 5.03.

“Delayed Draw Funding Period” shall mean the period commencing on the Restatement Effective Date and ending on the Delayed Draw Termination Date.

“Delayed Draw Outstanding Amount” shall mean the aggregate amount of all undrawn Delayed Draw Term Loan Commitments and the outstanding principal amount of Delayed Draw Term Loans.

“Delayed Draw Term Loan” shall mean the Loans made by the Lenders with Delayed Draw Term Loan Commitments to the Borrower pursuant to Section 2.01(c).

“Delayed Draw Term Loan Commitment” shall mean, with respect to any Lender, its obligation to make Delayed Draw Term Loans to the Borrower on the Delayed Draw Funding Date pursuant to Section 2.01(c) in an aggregate amount set forth opposite such Lender’s name on Schedule I-B. The aggregate amount of the Delayed Draw Term Loan Commitments on the Restatement Effective Date is $35,000,000.

“Delayed Draw Term Loan Lender” shall mean each financial institution with a Delayed Draw Term Loan Commitment and/or with an outstanding amount of the Delayed Draw Term Loans and listed on Schedule I-B hereto, as well as any Person which becomes a Lender of Delayed Draw Term Loans hereunder pursuant to Section 11.04(b).

“Delayed Draw Term Note” shall have the meaning set forth in Section 2.04(a).

“Delayed Draw Termination Date” shall mean the earlier to occur of (a) the date on which the Delayed Draw Term Loan Commitments have been fully drawn and reduced to zero in accordance with Section 2.01(c) and (b) March 31, 2020.

“Disqualified Stock” shall mean, with respect to any Person, any Equity Interest of such Person that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition, (a) matures or is mandatorily redeemable (other than solely for common shares of the Borrower) pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Credit Document Obligations that are accrued and payable and the termination of the Commitments), (b) is redeemable at the option of the holder thereof (other than solely for common shares of the Borrower), in whole or in part, (c) provides for the scheduled payments of dividends in cash (except that an Equity Interest shall not be deemed to be within this clause (c) if its terms provide that (i) cash dividends shall not be paid if prohibited by law or any agreement to which the Person is a party or (ii) such Person may substitute dividends of Equity Interests other than Disqualified Stock of such Person for cash) or (d) is or becomes convertible into or exchangeable for Financial Indebtedness or any other Equity Interests that would constitute Disqualified Stock, in each case, prior to the first anniversary of the Maturity Date; provided, however, that only the portion of the Equity Interests that so mature or are mandatorily redeemable, are so convertible or exchangeable or are so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided, further, however, that if such Equity Interest is issued to any employee or to any plan for the benefit of employees of the Borrower or its Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Stock solely because they may be required to be repurchased by the Borrower or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee's termination, death or disability.

“Disqualified Lender” shall mean any Person listed on Schedule IX hereto and any affiliates thereof which are clearly identifiable solely on the basis of similarity of name.

“Dividend” with respect to any Person, shall mean that such Person has declared or paid a dividend or distribution or returned any equity capital to its stockholders, partners or members or authorized or made any other distribution, payment or delivery of property (other than common stock, a conversion of Equity Interests into common stock or the right to purchase any of such stock of such Person) or cash to its stockholders, partners or members as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for a consideration of any shares of any class of its capital stock or any other Equity Interests outstanding on or after the Original Closing Date (or any options or warrants issued by such Person with respect to its capital stock or other Equity Interests), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for a consideration (other than common stock, Qualified Preferred Stock and the right to purchase any of such stock of such Person) any shares of any class of the capital stock of, or other Equity Interests in, such Person outstanding on or after the Original Closing Date (or any options or warrants issued by such Person with respect to its capital stock or other Equity Interests).  Without limiting the foregoing, “Dividends” with respect to any Person shall also include all payments made or required to be made by such Person with respect to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans or setting aside of any funds for the foregoing purposes.

“Dollars” and the sign “$” shall each mean lawful money of the United States.

“Earnings” shall mean all moneys whatsoever which are now, or later become, payable (actually or contingently) to the Borrower, the Subsidiary Guarantors or the Security Agent and which arise out of the ownership, use, operation or management of a Collateral Vessel, including (but not limited to):

(a)all freight, hire and passage moneys, compensation, proceeds of off-hire insurance, and any other moneys earned, due or payable to the Borrower, the Subsidiary Guarantors or the Security Agent of whatsoever nature arising out of or as a result of the ownership, use, operation or management of the Collateral Vessel, including moneys and claims for moneys due and to become due in the event of the actual or constructive total loss of or requisition of use of or title to the Collateral Vessel for hire, remuneration for salvage and towage services, demurrage and detention moneys and damages for breach (or payments for variation or termination) of any charterparty or other contract for the employment of a Collateral Vessel;

(b)all moneys which are at any time payable under Insurances in respect of loss of earnings; and

(c)if and whenever a Collateral Vessel is employed on terms whereby any moneys falling within paragraphs (a) or (b) are pooled or shared with any other person, that proportion of the net receipts of the relevant pooling or sharing arrangement which is attributable to a Collateral Vessel.

“Earnings Accounts” shall mean those certain deposit accounts of the Subsidiary Guarantors designated in the Pledge Agreement as being pledged to the Security Agent, which deposit accounts shall be held with the Administrative Agent, and into which the Borrower shall procure that all Earnings and all hires, freights, insurance proceeds, income and other sums payable in respect of the Collateral Vessels are credited and which amounts shall be freely available to the Borrower and the

Subsidiary Guarantors; so long as no Event of Default has occurred and is continuing and notice has not been given to the Borrower by the Administrative Agent that such amounts shall not be freely available.

“Earnings Collateral” shall have the meaning provided in the Assignment of Earnings.

“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, Norway and the United Kingdom.

“EEA Resolution Authority” shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Transferee” shall mean and include a commercial bank, insurance company, financial institution, fund, trust or other Person which regularly purchases interests in loans or extensions of credit of the types made pursuant to this Agreement, any other Person which would constitute a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act as in effect on the Original Closing Date or other “accredited investor” (as defined in Regulation D of the Securities Act); provided that neither (i) any Obligor or any Affiliate of any Obligor nor (ii) any natural Person  shall be an Eligible Transferee at any time.

“End Date” shall have the meaning set forth in the definition of “Applicable Margin”.

“Environmental Claims” shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, orders, consent decrees, judgments, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, “Claims”), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief in connection with alleged injury or threat of injury to health, safety or the environment due to the presence of Hazardous Materials.

“Environmental Law” shall mean any applicable Federal, state, foreign or local statute, Legal Requirement, law, treaty, protocol, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy, deed or rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, to the extent binding on the Borrower or any of its Subsidiaries, relating to the environment, or to Hazardous Materials, including, without limitation, CERCLA; OPA; the Federal Water Pollution Control Act and the Clean Water Act, 33 U.S.C. § 1251 et seq.; the Hazardous Material Transportation Act, 49 U.S.C. § 5101 et seq.; the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq. (to the extent relating to exposure to Hazardous Materials); and any state, international, local or foreign counterparts or equivalents thereof, in each case as amended from time to time, and any applicable rules, regulations, or requirements of an Acceptable Classification Society in respect of any Collateral Vessel.

“Equity Interests” of any Person shall mean any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any common stock, preferred stock, any limited or general partnership interest and any limited liability company membership interest.

“ERISA” shall mean the U.S. Employee Retirement Income Security Act of 1974, as awarded from time to time, and the regulations promulgated and rulings issued thereunder.  Section references to ERISA are to ERISA, as in effect at the Original Closing Date and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) which together with the Borrower or a Subsidiary of the Borrower would be deemed to be a “single employer” within the meaning of Section 414(b), (c), (m) or (o) of the Code.

“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eurodollar Rate” shall mean with respect to each Interest Period for the Loans, the interbank offered rate (rounded upward to the nearest 1/100 of one percent) for deposits of Dollars for a period equivalent to such period at or about 11:00 A.M. (London time) on the second Business Day before the first day of such period as is displayed on Reuters LIBOR 01 Page (or such other service as may be nominated by the ICE Benchmark Administration) (the “Screen Rate”) (or, if the Screen Rate is not available at such time, a comparable successor interbank rate for deposits in US Dollars that is, at such time, broadly accepted by the syndicated loan market in lieu of the London Interbank Offered Rate or, if no such broadly accepted comparable successor interbank rate exists at such time, a successor index rate as the Administrative Agent may determine with the consent of the Borrower and the Required Lenders (which shall not be unreasonably withheld or delayed); provided that any such required consent shall be deemed to be given if such party fails to object to a request by the Administrative Agent for such consent within five (5) Business Days after such request); provided that if the Screen Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement; provided, further, that if on such date no such rate is so displayed, the Eurodollar Rate for such period shall be the arithmetic average (rounded upward to the nearest 1/100 of 1%) of the rate quoted to the Administrative Agent by the Reference Banks for deposits of Dollars in an amount approximately equal to the amount in relation to which the Eurodollar Rate is to be determined for a period equivalent to such applicable Interest Period by the prime banks in the London interbank Eurodollar market at or about 11:00 A.M. (London time) on the second Business Day before the first day of such period, in each case divided (and rounded upward to the nearest 1/100 of 1%) by a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves required by applicable law) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D); provided that in the event the Eurodollar Rate calculated in the immediately preceding proviso shall be less than zero, the Eurodollar Rate for such period shall be deemed to be zero for the purposes of this Agreement.

“Event of Default” shall have the meaning provided in Section 9.

“Event of Loss” shall mean any of the following events: (x) the actual or constructive total loss of a Collateral Vessel or the agreed or compromised total loss of a Collateral Vessel; or (y) the capture, condemnation, confiscation, expropriation, requisition for title and not hire, purchase, seizure or forfeiture of, or any taking of title to, a Collateral Vessel.  An Event of Loss shall be deemed to have occurred: (i) in the event of an actual loss of a Collateral Vessel, at the time and on the date of such loss or, if that is not known, at noon Greenwich Mean Time on the date which such Collateral Vessel was last heard from; (ii) in the event of damage which results in a constructive or compromised or arranged total loss of a Collateral Vessel, at the time and on the date on which notice claiming the loss of the Collateral Vessel is given to the insurers; or (iii) in the case of an event referred to in clause (y) above, at the time and on the date on which such event is expressed to take effect by the Person making the same.  Notwithstanding the foregoing, if such Collateral Vessel (a) shall have been returned to any Obligor following any event referred to in clause (y) above or (b) shall have been replaced by a Replacement Vessel in accordance with the requirements of Section 4.02(b), in each case, prior to the date upon which payment is required to be made under Section 4.02(b), then no Event of Loss shall be deemed to have occurred by reason of such event.

“Exchange Act” shall mean the Securities Exchange Act of 1934.

“Excluded Swap Obligation” shall mean, with respect to any Obligor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Obligor of, or the grant by such Obligor of a security interest to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Obligor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guaranty of such Obligor or the grant of such security interest becomes effective with respect to such Swap Obligation.  If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal.

“Excluded Taxes” shall mean any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in the Loans or Commitments pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loans or Commitments (other than pursuant to an assignment request by the Borrower under Section 2.11) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 4.04, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 4.04(c), and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Executive Order” shall mean the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2011.

“Existing Credit Agreements” shall mean, collectively:

(a)that certain $400 million Senior Secured Credit Agreement, dated as of November 10, 2016, by and among the Borrower, Nordea (f/k/a Nordea Bank Finland Plc, New York Branch), as administrative agent, security agent and co-ordinator, the lenders from time to time party thereto and the other parties thereto (as amended, restated, modified and/or supplemented prior to the Original Closing Date);

(b)that certain $16.8 million Secured Loan Agreement, dated as of October 8, 2014, by and among Baltic Hornet Limited, as borrower, ABN AMRO Capital USA LLC, as administrative agent and security agent, the lenders from time to time party thereto and the other parties thereto (as amended, restated, modified and/or supplemented prior to the Original Closing Date);

(c)that certain $16.8 million Secured Loan Agreement, dated as of October 8, 2014, by and among Baltic Wasp Limited, as borrower, ABN AMRO Capital USA LLC, as administrative agent and security agent, the lenders from time to time party thereto and the other parties thereto (as amended, restated, modified and/or supplemented prior to the Original Closing Date);  and

(d)that certain $100 million Facility Agreement, dated as of November 4, 2015, by and among Genco Holdings Limited, as holdco, each of the entities listed in schedule 1 part I thereto, as joint and several borrowers, Hayfin Services LLP, as administrative agent and security agent, the lenders from time to time party thereto and the other parties thereto (as amended, restated, modified and/or supplemented prior to the Original Closing Date).

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantially comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(i) of the Code and any intergovernmental agreement, or legislation to implement the foregoing.

“FCPA” shall have the meaning provided in Section 6.10(d).

“Federal Funds Rate” shall mean, for any day, a rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 11:00 A.M. (New York time) on such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent in its sole discretion.

“Fee Letters” shall mean any letter agreement between, inter alios, the Administrative Agent and any Obligor or the Lead Arrangers and any Obligor with respect to fees payable pursuant to or in connection with this Agreement.

“Fees” shall mean all amounts payable pursuant to or referred to in Section 3.01(b).

“Financial Covenants” shall mean the covenants set forth in Section 8.07.

“Financial Indebtedness” shall mean any obligation for the payment or repayment of money, whether present or future, actual or contingent, in respect of (i) moneys borrowed; (ii) any acceptance credit; (iii) any bond, note, debenture, loan stock or similar instrument; (iv) any finance or capital lease; (v) receivables sold or discounted (other than on a non-recourse basis); (vi) deferred payments for assets or services; (vii) any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing; (viii) any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; (ix) all Disqualified Stock; and (x) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in clauses (i) through (ix) above; provided that the Financial Indebtedness shall not in any event include trade payables and expenses accrued in the ordinary course of business or any obligation under any Hedging Agreement.

“Fifth Amendment” shall mean that certain Fifth Amendment to Amended and Restated Credit Agreement, dated as of December 17, 2020, by and among the Borrower, the Subsidiary Guarantors, the Lenders party thereto, the Administrative Agent and the Security Agent.

“Fifth Amendment Effective Date” shall have the meaning set forth in the Fifth Amendment.

“First Amendment” shall mean that certain First Amendment to Amended and Restated Credit Agreement, dated as of June 28, 2019, by and among the Borrower, the Subsidiary Guarantors, the Lenders party thereto, the Administrative Agent and the Security Agent.

“First Amendment Effective Date” shall have the meaning set forth in the First Amendment.

“Flag Jurisdiction” shall mean, with respect to any Collateral Vessel, the flag jurisdiction of such Collateral Vessel on the Borrowing Date, which, for the avoidance of doubt, must be an Acceptable Flag Jurisdiction.

“Flag Jurisdiction Transfer” shall mean the transfer of the registration and flag of a Collateral Vessel from one Acceptable Flag Jurisdiction to another Acceptable Flag Jurisdiction; provided that the following conditions are satisfied with respect to such exchange or transfer:

(a)On each Flag Jurisdiction Transfer Date, the Obligor which is consummating a Flag Jurisdiction Transfer on such date shall have duly authorized, executed and delivered, and caused to be recorded in the appropriate vessel registry a Collateral Vessel Mortgage (which Collateral Vessel Mortgage shall, to the extent possible, be registered as a “continuation mortgage” to the original Collateral Vessel Mortgage recorded in the initial Acceptable Flag Jurisdiction) with respect to the Collateral Vessel being transferred (the “Transferred Collateral Vessel”) and such Collateral Vessel Mortgage shall be effective to create in favor of the Security Agent and/or the Lenders a legal, valid and enforceable first priority security interest, in and lien upon such Transferred Collateral Vessel, subject only to Permitted Liens.  All filings, deliveries of instruments and other actions necessary or desirable in the reasonable opinion of the Security Agent to perfect and preserve such security interests shall have been duly effected and the Security Agent shall have received evidence thereof in form and substance reasonably satisfactory to the Security Agent.

(b)On each Flag Jurisdiction Transfer Date, the Administrative Agent shall have received from counsel to the Obligors consummating the relevant Flag Jurisdiction Transfer reasonably satisfactory to the Administrative Agent practicing in those jurisdictions in which the Transferred Collateral Vessel is registered and/or the Obligor owning such Transferred Collateral Vessel is organized, opinions which shall be addressed to the Administrative Agent and each of the Lenders and dated such Flag Jurisdiction Transfer Date, which shall (x) be in form and substance reasonably acceptable to the Administrative Agent and (y) cover the perfection of the security interests granted pursuant to the Collateral Vessel Mortgage(s) and such other matters incident thereto as the Administrative Agent may reasonably request.

(c)On each Flag Jurisdiction Transfer Date:

(i)the Administrative Agent shall have received (x) a certificate of ownership issued by the registry of the applicable Acceptable Flag Jurisdiction showing the registered ownership of the Transferred Collateral Vessel transferred on such date in the name of the relevant Subsidiary Guarantor and (y) a certificate of ownership and encumbrance or, as applicable, a transcript of registry with respect to the Transferred

Collateral Vessel transferred on such date, indicating no record liens other than Liens in favor of the Security Agent and/or the Lenders and Permitted Liens; and

(ii)the Administrative Agent shall have received a report, in form and scope reasonably satisfactory to the Administrative Agent, from a firm of independent marine insurance brokers reasonably acceptable to the Administrative Agent with respect to the insurance maintained by the Obligor in respect of the Transferred Collateral Vessel transferred on such date, together with a certificate from such broker certifying that such insurances (x) are placed with such insurance companies and/or underwriters and/or clubs, in such amounts, against such risks, and in such form, as are customarily insured against by similarly situated insureds for the protection of the Security Agent as mortgagee and (y) conform with the insurance requirements of the respective Collateral Vessel Mortgages.

(d)On or prior to each Flag Jurisdiction Transfer Date, the Administrative Agent shall have received a certificate, dated the Flag Jurisdiction Transfer Date, signed by an Authorized Officer, member, or general partner of the Obligor consummating such Flag Jurisdiction Transfer, certifying that (i) all necessary governmental (domestic and foreign) and third party approvals and/or consents, including evidence of deletion from the existing Flag Jurisdiction, in connection with the Flag Jurisdiction Transfer being consummated on such date and otherwise referred to herein shall have been obtained and remain in effect or that no such approvals and/or consents are required, (ii) there exists no judgment, order, injunction or other restraint prohibiting or imposing materially adverse conditions upon such Flag Jurisdiction Transfer or the other transactions contemplated by this Agreement and (iii) copies of any authorizing resolutions approving the Flag Jurisdiction Transfer of such Obligor and any other matter the Administrative Agent may request.

(e)On each Flag Jurisdiction Transfer Date, the Collateral and Guaranty Requirements for the Transferred Collateral Vessel shall have been satisfied.

(f)On each Flag Jurisdiction Transfer Date, (i) no Event of Default has occurred and is continuing and (ii) all representations and warranties contained herein or in any other Credit Document shall be true and correct in all material respects (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

“Flag Jurisdiction Transfer Date” shall mean the date on which a Flag Jurisdiction Transfer occurs.

“Fleet Vessels” shall mean any vessel (including the Collateral Vessels) from time to time owned by the Borrower or any of its Subsidiaries.

“Foreign Official” shall mean an officer, employee, or any person acting on behalf of any foreign governmental body at the national, state, county, city, municipal, or any other level (including any department, agency, or instrumentality thereof), as well as entities partially or wholly-owned or controlled by such a governmental body, state-owned or controlled companies, and entities owned by sovereign wealth funds.  The term also includes any officer, employee, or any person acting on behalf of a public international organization, a political party, party official, or candidate thereof.

“Foreign Pension Plan” shall mean any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States of America by the Borrower or any one or more of its Subsidiaries primarily for the benefit of employees of the Borrower or such Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, and which plan would be covered by Title IV of ERISA but which is not subject to ERISA by reason of Section 4(b)(4) of ERISA.

“GAAP” shall have the meaning provided in Section 11.07(a).

“Governmental Authority” shall mean the government of the United States, any other nation or any political subdivision thereof, whether state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guaranty” shall ~~mean the guaranty substantially in the form of Exhibit C hereto to be executed by each Subsidiary Guarantor~~have the meaning set forth in the definition of “Collateral and Guaranty Requirements”.

“Hazardous Materials” shall mean: (a) any petroleum or petroleum products, petroleum byproducts, petroleum breakdown products, radioactive materials, asbestos or asbestos-containing material in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of “hazardous substances,” “hazardous waste,” “hazardous materials,” “extremely hazardous substances,” “restricted hazardous waste,” “toxic substances,” “toxic waste,” “toxic pollutants,” “contaminants,” or “pollutants,” or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Authority under any Environmental Law.

“Hedging Agreement” shall mean any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement, interest rate floor agreement, foreign currency swap, or other similar agreement or arrangement meant to hedge interest rate or currency fluctuations.

“Highest Applicable Rate” shall have the meaning set forth in the definition of “Applicable Margin”.

“IHM” means, in relation to a Fleet Vessel, an inventory of hazardous materials (also known as a green passport) issued by that Fleet Vessel's classification society, which includes a list of any and all materials known to be potentially hazardous and listed in the construction of or on board that Fleet Vessel, their location and approximate quantities.

“Indemnified Parties” shall have the meaning provided in Section 11.01(b).

“Indemnified Taxes” shall mean (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Obligor under any Credit Document and (b) to the extent not otherwise described in preceding clause (a), Other Taxes.

“Initial Borrowing Date” shall mean the date on which the Initial Term Loan was incurred by the Borrower pursuant to Section 2.01(a), subject to the conditions set forth in Section 5.

“Initial Borrowing Date Refinancing” shall mean the termination of the Existing Credit Agreements and any commitments thereunder, the repayment of all obligations in connection therewith and the release or termination of all Liens securing the Existing Credit Agreements (or the making of reasonably satisfactory arrangements for their release or termination substantially contemporaneously with the Initial Borrowing Date).

“Initial Term Loan” shall have the meaning provided in Section 2.01(a).

“Initial Term Loan Commitment” shall mean, for each Lender, the amount set forth opposite such Lender’s name in Schedule I-A hereto as the same may be (x) terminated pursuant to Sections 3.02, 3.03 and/or 9, as applicable, or (y) adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 2.11 or 11.04(b). The Initial Term Loan Commitment as of the Original Closing Date was US$460,000,000.

“Initial Term Loan Commitment Termination Date” shall mean June 30, 2018.

“Insurance Collateral” shall have the meaning provided in the Assignment of Insurances.

“Interest Determination Date” shall mean the second Business Day prior to the commencement of any Interest Period relating to the Loans.

“Interest Period” shall have the meaning provided in Section 2.07.

“Interest Rate” shall have the meaning provided in Section 2.06(a).

“International Group” shall have the meaning provided in Schedule IV-A.

“Investments” shall have the meaning provided in Section 8.05.

“ISM Code” shall mean the International Safety Management Code (including the guidelines on its implementation), adopted by the International Maritime Organisation Assembly as Resolutions A.741 (18) and A.788 (19), as the same may be amended or supplemented from time to time.

“ISPS Code” shall mean the International Ship and Port Facility Security Code constituted pursuant to resolution A.924(22) of the International Maritime Organisation (“IMO”) adopted by a diplomatic conference of the IMO on Maritime Security on 13 December 2002 and now set out in Chapter XI-2 of the Safety of Life at Sea Convention (SOLAS) 1974 (as amended) to take effect on 1 July 2004.

“Joinder Agreement” shall have the meaning provided in the definition of “Collateral and Guaranty Requirements”.

“Lead Arrangers” shall have the meaning provided in the first paragraph of this Agreement.

“Leaseholds” of any Person shall mean all the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

“Legal Requirement” shall mean, as to any Person, any law, treaty, convention, statute, ordinance, decree, award, requirement, order, writ, judgment, injunction, rule, regulation (or official interpretation of any of the foregoing) of, and the terms of any license or permit issued by, any Governmental Authority which is binding on such Person.

“Lender” shall mean each financial institution with a Commitment and/or with an outstanding amount of the Loans and listed on Schedule I-A or Schedule I-B hereto, as well as any Person which becomes a “Lender” hereunder pursuant to Section 11.04(b).

“Lender Creditors” shall mean the Lenders holding from time to time an outstanding amount of the Loans and/or Commitments, the Administrative Agent and the Security Agent, each in their respective capacities.

“Lender Default” shall mean, as to any Lender, (a) the wrongful refusal (which has not been retracted) of such Lender or the failure of such Lender (which has not been cured) to make available its portion of any Borrowing when required to do so in accordance with the terms of this Agreement unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, (b) such Lender having been deemed insolvent or having become the subject of a bankruptcy or insolvency proceeding or a takeover by a regulatory authority under any Debtor Relief Law or had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, (c) such Lender has become the subject of a Bail-In Action or (d) such Lender having notified the Administrative Agent and/or any Obligor (x) that it does not intend to comply with its obligations under Section 2.01(a) in circumstances where such non-compliance would constitute a breach of such Lender’s obligations under the respective Section (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied) or (y) of the events described in preceding clauses (b) or (c); provided that, for purposes of (and only for purposes of) Section 2.11, the term “Lender Default” shall also include, as to any Lender, (i) any Affiliate of such Lender that has “control” (within the meaning provided in the definition of “Affiliate”) of such Lender having been deemed insolvent or having become the subject of a bankruptcy or insolvency proceeding or a takeover by a regulatory authority under any Debtor Relief Law, (ii) any previously cured “Lender Default” of such Lender under this Agreement, unless such Lender Default has ceased to exist for a period of at least 90 consecutive days, (iii) any default by such Lender with respect to its obligations under any other credit facility to which it is a party and which the Administrative Agent believes in good faith has occurred and is continuing and (iv) the failure of such Lender to make available its portion of any Borrowing within one (1) Business Day of the date (x) the Administrative Agent (in its capacity as a Lender) or (y) Lenders constituting the Required Lenders has or have, as applicable, funded its or their portion thereof.

“Lien” shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security interest of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice validly filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

“Loan” or “Loans” shall mean the Initial Term Loans and the Delayed Draw Term Loans, as applicable.

“Major Casualty” shall mean, in relation to a Collateral Vessel, any casualty to that Collateral Vessel in respect of which the claim or the aggregate of the claims against all insurers, before adjustment for any relevant franchise or deductible, exceeds $1,500,000 or the equivalent in any other currency.

“Margin Regulations” shall mean Regulations T, U and X issued by the Board of Governors of the United States Federal Reserve System and any successor regulations thereto, as in effect from time to time.

“Margin Stock” shall have the meaning provided in Regulation U.

“Market Disruption Event” shall mean either of the following events:

(a)if, at or about noon on the Interest Determination Date for the relevant Interest Period, the Screen Rate is not available and none or only one of the Reference Banks supplies a rate to the Administrative Agent to determine the Eurodollar Rate for the relevant Interest Period; or

(b)before close of business in New York on the Interest Determination Date for the relevant Interest Period, the Administrative Agent receives notice from a Lender or Lenders whose outstanding Loans exceed 50% of the aggregate Loans outstanding at such time that (i) the cost to such Lenders of obtaining matching deposits in the London interbank Eurodollar market for the relevant Interest Period would be in excess of the Eurodollar Rate for such Interest Period or (ii) such Lenders are unable to obtain funding in the London interbank Eurodollar market.

“Material Adverse Effect” shall mean any event, change or condition that, individually or taken as a whole has had or could reasonably be expected to have a material adverse effect (w) on the rights or remedies of the Lender Creditors, (x) on the ability of the Borrower or any Subsidiary Guarantor, or the Borrower and its Subsidiaries taken as a whole, to perform its or their obligations to the Lender Creditors, (y) with respect to the Transaction or (z) on the property, assets, operations, liabilities, condition (financial or otherwise), or prospects of the Borrower or any Subsidiary Guarantor, or the Borrower and its Subsidiaries taken as a whole.

“Materiality Amount” shall mean $7,500,000.

“Maturity Date” shall mean the fifth anniversary of the Original Closing Date.

“Minimum Repayment Profile” shall have the meaning given to it in Section 4.02(a).

“Money Laundering” shall have the meaning given to it in Article 1 of Directive 2005/60/EC of the European Parliament and of the Council of the European Union and the Directive (EU) 2015/849 of the European Parliament and of the Council of the European Union and shall include any analogous definition provided in any anti-money laundering laws and regulations, including the PATRIOT Act enacted by any Sanctions Authority or any other relevant Governmental Authority.

“Moody’s” shall mean Moody’s Investors Service, Inc. and its successors.

“Mortgagee’s Insurances” means all policies and contracts of mortgagees interest insurance, mortgagees interest insurance additional perils (pollution) insurance and any other insurance from time to time taken out by the Security Agent in relation to a Collateral Vessel.

“Multiemployer Plan” shall mean an “employee pension benefit plan” (within the meaning of Section 3(2) of ERISA) which is a “multiemployer plan” (within the meaning of Section 4001(a)(3) of ERISA) and which is currently contributed to by (or to which there is a current obligation to contribute of) the Borrower or a Subsidiary of the Borrower or any ERISA Affiliate (other than any Person who is considered an ERISA Affiliate solely pursuant to subsection (m) or (o) of Section 414 of the Code), and any such “multiemployer plan” (within the meaning of Section 4001(a)(3) of ERISA) to which the Borrower or a Subsidiary of the Borrower or any ERISA Affiliate (other than any Person who is considered an ERISA Affiliate solely pursuant to subsection (m) or (o) of Section 414 of the Code) contributed to or had an obligation to contribute to such “multiemployer plan” (within the meaning of Section 4001(a)(3) of ERISA) during the preceding five-year period.

“Net Worth” shall mean, as to any Person, the sum of its capital stock, capital in excess of par or stated value of shares of its capital stock, retained earnings and any other account which, in accordance with GAAP, constitutes stockholders’ equity, but excluding treasury stock.

“New Exchange Vessels” shall mean collectively, (i) the Marshall Islands flag vessel TR Prince (to be renamed Genco Freedom), built in 2015 at Jiangsu New Hantong Ship Heavy Industry Co., Ltd. with IMO number 9424651, (ii) the Marshall Islands flag vessel TR Princess (to be renamed Genco Vigilant), built in 2015 at Jiangsu New Hantong Ship Heavy Industry Co., Ltd. with IMO number 9742663, and (iii) the Marshall Islands flag vessel TR Niklas (to be renamed Genco Magic), built in 2014 at Jiangsu New Hantong Ship Heavy Industry Co., Ltd. with IMO number 9707364.

“New Exchange Vessel Owner” shall mean each Wholly-Owned Subsidiary of the Borrower which acquires a New Exchange Vessel.

“Non-Consenting Lender” shall have the meaning provided in Section 11.13(b).

“Non-Defaulting Lender” shall mean and include each Lender other than a Defaulting Lender.

“Nordea” shall have the meaning provided in the first paragraph of this Agreement.

“Note” shall have the meaning provided in Section 2.04(a).

“Notice of Borrowing” shall have the meaning provided in Section 2.02.

“Notice Office” shall mean the office of the Administrative Agent located at 1211 Avenue of the Americas, 23rd Floor New York, New York 10036, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

“Obligations” shall mean the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all amounts owing to the Administrative Agent, the Security Agent or any Lender pursuant to the terms  of this Agreement or any other Credit Document, including (x) the principal of, premium, if any, and interest on the Notes issued by, and the Loans made to, the Borrower under this Agreement and (y) all other obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code or similar operation of any other Debtor Relief Law, would become due), liabilities and indebtedness owing by the Borrower to the Secured Creditors (in the capacities referred to in the definition of Secured Creditors) under this Agreement and each other Credit Document to which the Borrower is a party (including, without limitation, indemnities, fees and interest thereon (including any interest accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the rate provided for in this Agreement, whether or not such interest is an allowed claim in any such proceeding)), whether now existing or hereafter incurred under, arising out of or in connection with this Agreement and any such other Credit Document and the due performance and compliance by the Borrower with all of the terms, conditions and agreements contained in all such Credit Documents.  Notwithstanding anything to the contrary contained herein or in any other Credit Document, in no event will the Obligations include any Excluded Swap Obligations.

“Obligors” shall mean the Borrower and each Subsidiary Guarantor and “Obligor” shall mean any one of them.

“OPA” shall mean the Oil Pollution Act of 1990, as amended, 33 U.S.C. § 2701 et seq., 46 U.S.C. §3703(a) et seq.

“Organizational Documents” with respect to any Obligor shall mean the memorandum of association or certificate of incorporation, as the case may be, certificate of formation (including, without limitation, by the filing or modification of any certificate of designation), by-laws, limited liability company agreement or partnership agreement (or equivalent organizational documents) of such Obligor.

“Original Closing Date” shall mean the “Closing Date” under and as defined in the Original Credit Agreement.

“Original Credit Agreement” shall have the meaning set forth in the recitals hereto.

“Other Connection Taxes” shall mean, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in the Loans or Credit Document).

“Other Creditors” shall mean any Lender or any affiliate thereof and their successors and assigns if any (even if such Lender or affiliate subsequently ceases to be a Lender or affiliate of a Lender under this Agreement for any reason), with which the Borrower enters into any Secured Hedging Agreements from time to time.

“Other Obligations” shall mean the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all amounts owing to the Other Creditors (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code or similar operation of any other Debtor Relief Law, would become due), liabilities and indebtedness owing by the Borrower to the Other Creditors (in the capacities referred to in the definition of Other Creditors) under any Secured Hedging Agreement, whether such Secured Hedging Agreement is now in existence or hereafter arising and the due performance and compliance by the Borrower with all of the terms, conditions and agreements contained in therein.  Notwithstanding anything to the contrary contained herein or in any other Credit Document, in no event will the Other Obligations include any Excluded Swap Obligations.

“Other Taxes” shall have the meaning provided in Section 4.04(b).

“Participant Register” shall have the meaning provided in Section 11.04(a).

“PATRIOT Act” shall have the meaning provided in Section 11.21.

“Payment Date” shall mean the last Business Day of each March, June, September and December occurring after the Original Closing Date and commencing with the last Business Day of December 2018. For the avoidance of doubt, Scheduled Repayments of Delayed Draw Term Loans shall not commence until the Payment Date occurring on the last Business Day of March 2020.

“Payment Office” shall mean the office of the Administrative Agent located at 1211 Avenue of the Americas, 23rd Floor New York, New York 10036, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

“Permitted Holders” shall mean Apollo Global Management LLC, Centerbridge Partners L.P., and Strategic Value Partners, LLC; their respective Affiliates; and their respective funds, managed accounts, and related entities managed by any of them or their respective Affiliates, or Wholly-Owned Subsidiaries of the foregoing; but not including, however, any of their operating portfolio companies.

“Permitted Liens” shall have the meaning provided in Section 8.01.

“Person” shall mean any individual, partnership, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

“Plan” shall mean any “employee pension benefit plan” as defined in Section 3(2) of ERISA, which is currently maintained or contributed to by (or to which there is a current obligation to contribute of) the Borrower or a Subsidiary of the Borrower or any ERISA Affiliate and which is subject to ERISA.

“Pledge Agreement” shall ~~mean the pledge agreement in connection with the Earnings Accounts and the Equity Interests of each Subsidiary Guarantor substantially in the form of Exhibit E to be executed by the Borrower and each Subsidiary Guarantor, as applicable.~~have the meaning set forth in the definition of “Collateral and Guaranty Requirements”.

“Pledge Agreement Collateral” shall mean all “Collateral” as defined in the Pledge Agreement.

“Pledged Charter” shall have the meaning provided in the definition of “Collateral and Guaranty Requirements”.

“Pool Manager” shall mean Clipper Group (Management) Ltd. – Clipper Logger Pool, Clipper Bulk A/S – Clipper Sapphire Pool, AS Klaveness Chartering – Bulkhandling Handymax AS, Lauritzen Bulkers, Navig8 Bulk Pool Inc., Baumarine AS, Oslo and any other internationally reputable pool managers (in the reasonable opinion of the Administrative Agent).

“Preferred Equity”, as applied to the Equity Interests of any Person, shall mean Equity Interests of such Person (other than common Equity Interests of such Person) of any class or classes (however designed) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Equity Interests of any other class of such Person, and shall include any Disqualified Stock.

“Pro Rata Share” shall have the definition provided in Section 4.05(b).

“Qualified Preferred Stock” shall mean any Preferred Equity Interest other than Disqualified Stock.

“Quarterly Pricing Certificate” shall have the meaning set forth in the definition of “Applicable Margin”.

“Recipient” shall mean (a) any Agent and (b) any Lender.

“Real Property” of any Person shall mean all the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

“Reference Banks” shall mean, at any time, each Lender which agrees to act as a Reference Bank.

“Register” shall have the meaning provided in Section 11.17.

“Regulation D” shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

“Regulation T” shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

“Regulation U” shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

“Regulation X” shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

“Release” shall mean any releasing or threatening to release, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing or migration into, on or about the environment or any structure. “Released” shall have a corresponding meaning.

“Replaced Lender” shall have the meaning provided in Section 2.11.

“Replacement Lender” shall have the meaning provided in Section 2.11.

“Replacement Vessel” shall mean a vessel replacing one or more Collateral Vessels in accordance with the requirements set forth pursuant to Section 4.02(b). Such Replacement Vessel must be (i) a dry bulk vessel, (ii) between 34,000 dwt and 210,000 dwt, (iii) not in excess of 5 years of age when it becomes a Collateral Vessel, (iv) classed with an Acceptable Classification Society, (v) registered under the flag of an Acceptable Flag Jurisdiction, (vi) built at a reputable yard and (vii) owned by a Subsidiary Guarantor; provided that, for the avoidance of doubt, no New Exchange Vessel shall be a Replacement Vessel for any purpose hereunder.

“Reportable Event” shall mean an event described in Section 4043(c) of ERISA with respect to a Plan (other than any Plan maintained by a Person who is considered an ERISA Affiliate solely pursuant to subsection (m) or (o) of Section 414 of the Code or any Multiemployer Plan) that is subject to Title IV of ERISA other than those events as to which the 30-day notice period referred to in Section 4043 is waived.

“Representative” shall have the definition provided in Section 4.05(e).

“Required Insurance” shall mean insurance as set forth on Schedule IV-A hereto.

“Required Delayed Draw Term Loan Lenders” shall mean, at any time, Non-Defaulting Lenders the sum of whose outstanding principal amount of the Delayed Draw Term Loans and Delayed Draw Term Loan Commitments at such time represents in excess of 66 2/3% of the sum of all outstanding principal amount of the Delayed Draw Term Loans and available Delayed Draw Term Loan Commitments of Non-Defaulting Lenders.

“Required Lenders” shall mean, at any time, Non-Defaulting Lenders the sum of whose outstanding principal amount of the Loans and Commitments at such time represents in excess of 66 2/3% of the sum of all outstanding principal amount of the Loans and available Commitments of Non-Defaulting Lenders.

“Restatement Agreement” shall have the meaning set forth in the recitals hereto.

“Restatement Effective Date” shall have the meaning set forth in the Restatement Agreement.

“Restricted Cash and Cash Equivalents” shall mean all cash and Cash Equivalents of the Borrower and its Subsidiaries other than Unrestricted Cash and Cash Equivalents.

“Restricted Party” shall mean a Person (a) that is listed on any Sanctions List (whether designated by name or by reason of being included in a class of person); (b) that is domiciled, registered as located or having its main place of business in, or is incorporated under the laws of, a Sanctioned Country; (c) that is subject to restrictions under Sanctions Laws for being  directly or indirectly owned 50% or more by or otherwise controlled by a Person referred to in clauses (a) and/or (b) above; or (d) with which any Lender is prohibited from dealing or otherwise engaging in a transaction with by any Sanctions Laws.

“Returns” shall have the meaning provided in Section 6.11(b).

“S&P” shall mean S&P Global Inc., and its successors.

“Sanctions Authority” shall mean (a) the United Nations, the European Union, the member states of the European Union, the Kingdom of Norway, the United States of America and any authority acting on behalf of any of them in connection with Sanctions Laws, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), the U.S. Department of State and Her Majesty’s Treasury of the United Kingdom and (b) otherwise, any other jurisdiction where an Obligor or is organized or whose law is applicable to an Obligor.

“Sanctions Laws” shall mean all economic or financial sanctions laws and/or regulations, trade embargoes, freezing provisions, prohibitions, restructure measures, decisions, executive orders or notices from regulators implemented, adapted, imposed, administered, enacted and/or enforced by any Sanctions Authority.

“Sanctions List” shall mean any list of prohibited persons, vessels or entities published in connection with Sanctions Laws by or on behalf of any Sanctions Authority that has the effect of prohibiting transactions with such persons, including the Specially Designated Nationals and Blocked Persons List and other prohibited party lists maintained by OFAC or any list of Persons issued by OFAC, including the Executive Order, at its official website or any replacement website or other replacement official publication

“Sanctioned Country” shall mean, at any time, a country, region or territory which is itself, or whose government is, the subject or target of any comprehensive country-wide, region-wide or territory-wide Sanctions Laws.

“Scheduled Repayment” shall mean (i) for each Payment Date until the Maturity Date, an amount equal to 100% of the Amortization Amount and (ii) on the Maturity Date, an amount equal to the remaining outstanding amount of the Initial Term Loans and the Delayed Draw Term Loans as of such date, in each case, as set forth on Schedule X-1 or Schedule X-2, as applicable (as such Schedule may be amended, modified, supplemented and/or replaced by the Administrative Agent in accordance with Section 4.02(a)). The Administrative Agent shall, at the request of the Borrower, following a sale of a Collateral Vessel pursuant to Section 8.02(a) and/or substitution with a Replacement Vessel pursuant to Section 4.02(b) and/or at the end of the Specified Exchange Period, issue a recalculated Schedule X-1 or Schedule X-2, as applicable.

“Screen Rate” shall have the meaning provided in the definition of Eurodollar Rate.

“Scrubber Acquisitions” shall mean the acquisitions and installations (and costs related thereto) of scrubbers, together with ancillary parts and equipment required in connection therewith and services related thereto, for 17 Capesize dry bulk vessels incurred by and invoiced to the Borrower or its Subsidiaries, and “Scrubber Acquisition” shall mean any such singular acquisition and installation.

“Secured Creditors” shall mean collectively the Other Creditors together with the Lender Creditors.

“Secured Credit Agreement Hedging Agreement” shall mean any Hedging Agreement entered into with an Other Creditor meant to hedge interest rate or currency fluctuations under this Agreement.

“Secured Hedging Agreement” shall mean (i) any Secured Credit Agreement Hedging Agreement and (ii) any Secured Other Hedging Agreement.

“Secured Other Hedging Agreement” shall mean any Hedging Agreement entered into with an Other Creditor other than a Secured Credit Agreement Hedging Agreement.

“Secured Obligations” shall mean (a) the Credit Document Obligations, (b) the Other Obligations, (c) any and all sums advanced by the Security Agent in order to preserve the Collateral or preserve its security interest in the Collateral, (d) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations or liabilities of the Obligors referred to in clauses (a) and (b) above, after an Event of Default shall have occurred and be continuing, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Security Agent of its rights hereunder, together with reasonable attorneys’ fees and court costs, and (e) all amounts paid by any Secured Creditor as to which such Secured Creditor has the right to reimbursement under the Security Documents.  In no event will the Secured Obligations include any Excluded Swap Obligations.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Security Agent” shall mean the Administrative Agent acting as mortgagee, security trustee or security agent for the Secured Creditors pursuant to the Security Documents.

“Security Documents” shall mean the Guaranty, the Pledge Agreement, the Assignment of Earnings, the Assignment of Charter, the Assignment of Insurances, each Collateral Vessel Mortgage and, after the execution and delivery thereof, each additional security document executed pursuant to Section 7.11 or Section 7.21.

“Specified Currency” shall have the meaning provided in Section 11.18.

“Specified Exchange Collateral Vessel Owner” shall mean the Collateral Vessel Owner of each of the Specified Exchange Collateral Vessels.

“Specified Exchange Collateral Vessels” shall mean each of the following Collateral Vessels: GENCO OCEAN, BALTIC COVE, GENCO AVRA, GENCO MARE, GENCO SPIRIT and BALTIC FOX.

“Specified Exchange Period” shall mean the period commencing with the Fifth Amendment Effective Date and ending on the earlier of (i) the date on which the final Specified Exchange Collateral Vessel is sold or exchanged in a Specified Exchange Transaction and (ii) March 31, 2021.

“Specified Exchange Transactions” shall mean the transactions described in Section 7.21 and “Specified Exchange Transaction” means any one of such transactions.

“Start Date” shall have the meaning set forth in the definition of “Applicable Margin”.

“Subsidiary” shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than 50% of the Equity Interests at the time.

“Subsidiary Guarantor” shall mean each Wholly-Owned Subsidiary, whether direct or indirect, of the Borrower that owns, directly or indirectly, any Collateral Vessel, on a joint and several basis, each such Subsidiary to be party to the Guaranty or execute a counterpart thereof or a Joinder Agreement with respect thereto after the Original Closing Date.

“Swap Obligation” shall mean, with respect to any Obligor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Taxes” shall mean all present or future taxes, levies, imposts, duties, fees, assessments, deductions, withholdings or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Technical Manager” shall mean any of Anglo-Eastern Shipmanagement, Synergy Group, Vships USA LLC and Wallem Ship Management Limited, or any Affiliates of the foregoing which provide such technical management services, or one or more other technical managers selected by the Borrower and reasonably acceptable to the Required Lenders.

“Technical Management Agreements” shall mean, collectively, all of the technical ship management agreements with respect to the relevant Collateral Vessels and entered into with the relevant Technical Manager, each as in effect on the date hereof and without giving effect to any amendments, restatements, supplements or other modifications thereto and any other technical ship management agreement entered into in substitution of any thereof and meeting the requirements of Section 8.12.

“Term Note” shall have the meaning set forth in Section 2.04(a).

“Test Period” shall mean each period of four consecutive fiscal quarters, in each case taken as one accounting period.

“Total Capitalization” shall mean, at any time of determination for any Person, the sum of Total Indebtedness of such Person at such time and Consolidated Tangible Net Worth of such Person at such time.

“Total Commitment” shall mean, at any time, the sum of the Commitments of each of the Lenders at such time.

“Total Delayed Draw Commitments” shall mean, at any time, the sum of the Delayed Draw Commitments of each of the Lenders at such time.

“Total Indebtedness” shall mean, as at any date of determination for any Person, the aggregate stated balance sheet amount of all Financial Indebtedness (but including in any event the then outstanding principal amount of the Loans) of such Person and its Subsidiaries on a consolidated basis as determined in accordance with GAAP.

“Total Net Leverage Ratio” shall mean, with respect to any Test Period, the ratio of (a) (i) Total Indebtedness of the Borrower and its Subsidiaries outstanding as of the last day of such Test Period minus (ii) all cash and Cash Equivalents of the Borrower and its Subsidiaries to (b) Consolidated EBITDA of the Borrower and its Subsidiaries for such Test Period.

“Transaction” shall mean, collectively, (a) the Initial Borrowing Date Refinancing on the Original Closing Date, (b) the entering into of the Credit Documents and the incurrence of the Initial Term Loans and the Delayed Draw Term Loan Commitments hereunder, (c) the payment of all fees and expenses in connection with the foregoing, and (d) the consummation of the transactions on the Original Closing Date or Restatement Effective Date, as applicable, related to the foregoing.

“Transferred Collateral Vessel” shall have the meaning provided in the definition of “Flag Jurisdiction Transfer” in this Section 1.01.

“UCC” shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

“Unfunded Current Liability” of any Plan shall mean the amount, if any, as of the most recent valuation date for the applicable Plan, by which the present value of the Plan’s benefit liabilities determined in accordance with actuarial assumptions at such time consistent with those prescribed by Section 430 of the Code and Section 303 of ERISA, exceeds the fair market value of all plan assets allocable to such liabilities under Title IV of ERISA.

“United States” and “U.S.” shall each mean the United States of America.

“Unrestricted Cash and Cash Equivalents” shall mean, when referring to cash or Cash Equivalents of the Borrower or any of its Subsidiaries, that such cash or Cash Equivalents (i) does not appear (or would not be required to appear) as “restricted” on a consolidated balance sheet of the Borrower or of any such Subsidiary, (ii) are not subject to a Lien in favor of any Person (other than a Lien in connection with any Financial Indebtedness permitted hereunder) or (iii) are otherwise generally available for use by the Borrower or such Subsidiary.

“Unutilized Commitment” shall mean, at any time, the Total Commitment at such time less the aggregate outstanding principal amount of the Loans made at such time.

“Vessel Exchange MOA” means each of the following:

(i)the memorandum of agreement, dated December 17, 2020 by and among TR Prince Shipping Ltd, as Sellers and Genco Freedom Limited as Buyers, with respect to the purchase of the New Exchange Vessel described in clause (i) of the definition thereof and the Collateral Vessels Genco Avra and Genco Mare;

(ii)the memorandum of agreement, dated December 17, 2020 by and among TR Princess Shipping Ltd, as Sellers and Genco Vigilant Limited as Buyers, with respect to the purchase of the New Exchange Vessel described in clause (ii) of the definition thereof and the Collateral Vessels Baltic Cove and Baltic Fox; and

(iii)the memorandum of agreement, dated December 17, 2020 by and among TR Niklas Shipping Ltd, as Sellers and Genco Magic Limited as Buyers, with respect to the purchase of the New Exchange Vessel described in clause (iii) of the definition thereof and the Collateral Vessels Genco Ocean and Genco Spirit.

“Wholly-Owned Subsidiary” shall mean, as to any Person, (a) any corporation 100% of whose capital stock (other than director’s qualifying shares) is at the time directly or indirectly owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (b) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has directly or indirectly 100% of the Equity Interests at such time.

“Write-Down and Conversion Powers” shall mean, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

1.02Other Definitional Provisions.  (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Credit Documents or any certificate or other document made or delivered pursuant hereto or thereto.

(b)As used herein and in the other Credit Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms not defined in Section 1.01 shall have the respective meanings given to them under GAAP, (ii) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (iii) the word “incur” shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words “incurred” and “incurrence” shall have correlative meanings), (iv) unless the context otherwise requires, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Equity Interests, securities, revenues, accounts, leasehold interests and contract rights, (v) the word “will” shall be construed to have the same meaning and effect as the word “shall” and (vi) unless the context otherwise requires, any reference herein (A) to any Person shall be construed to include such Person’s successors and assigns and (B) to the Borrower or any other Obligor shall be construed to include the Borrower or such Obligor as debtor and debtor-in-possession and any receiver or trustee for the Borrower or any other Obligor, as the case may be, in any insolvency or liquidation proceeding.

(c)The words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified and shall include all amendments, restatements, supplements and/or modifications thereto from time to time, including on the Restatement Effective Date pursuant to the Restatement Agreement.

(d)The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

1.03Rounding.  Any financial ratios required to be maintained by the Borrower pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding up if there is no nearest number).

SECTION 2Amount and Terms of Credit Facilities

2.01The Commitments. (a) Subject to and upon the terms and conditions set forth herein, each Lender with a Commitment on the Original Closing Date made a term loan (the “Initial Term Loan”) to the Borrower, which Initial Term Loan: (i) was incurred pursuant to a single drawing of $460,000,000 made by the Borrower on the Initial Borrowing Date, (ii) is denominated in Dollars and (iii) was made by each such Lender in an aggregate principal amount which did not exceed the Commitment of such Lender on the Initial Borrowing Date (determined before giving effect on the Initial Borrowing

Date to the termination thereof on such date pursuant to Section 3.03).  Once repaid, the Initial Term Loan incurred hereunder may not be reborrowed.

(b)[Reserved].

(c)Subject to and upon the terms and conditions set forth herein and in the Restatement Agreement, each Lender with a Delayed Draw Term Loan Commitment severally agrees to make Delayed Draw Term Loans from time to time during the Delayed Draw Term Loan Funding Period in an aggregate amount not to exceed at any time outstanding, the amount of such Lender’s Delayed Draw Term Loan Commitment, so long as after giving effect to any Borrowing of Delayed Draw Term Loans, the aggregate amount of Delayed Draw Term Loans funded by all Lenders with a Delayed Draw Term Loan Commitment on or prior to such date does not exceed the Total Delayed Draw Term Loan Commitments.

2.02Notice of Borrowing.  Whenever the Borrower desires to incur a Loan hereunder, it shall give the Administrative Agent at the Notice Office at least three (3) Business Days’ prior notice (which may be telephonic provided a written notice is delivered by the Borrower to the Administrative Agent immediately thereafter); provided that such notice shall be deemed to have been given on a certain day only if given before 12:00 Noon (New York time) on such day.  Such written notice (the “Notice of Borrowing”), except as otherwise expressly provided in Section 2.08, shall be irrevocable and shall be given by the Borrower substantially in the form of Exhibit A, appropriately completed to specify and include:

(a)the aggregate principal amount of such Loan to be incurred pursuant to such Borrowing;

(b)the calculations required to establish whether the Borrower is in compliance with Section 2.01(b);

(c)the date of such Borrowing (which shall be a Business Day);

(d)the initial Interest Period to be applicable thereto in accordance with Section 2.07; and

(e)with respect to an incurrence of a Borrowing of Delayed Draw Term Loans, attaching documentation (including, without limitation, invoices) of the applicable Scrubber Acquisition in connection with such Borrowing and calculations sufficient to show that the aggregate principal amount of Delayed Draw Term Loans requested pursuant to such Borrowing shall constitute not more than 90% of the cost of such Scrubber Acquisition as of the applicable Delayed Draw Funding Date or, if such Borrowing is to be used to reimburse the Borrower or a Subsidiary for amounts previously paid for such applicable Scrubber Acquisition, not more than 90% of the cost thereof.

The Administrative Agent shall promptly (and in no event less than three (3) Business Days prior to the proposed Borrowing Date or Delayed Draw Funding Date) give each Lender notice of such proposed Borrowing, of such Lender’s proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

2.03Disbursement of Funds.  Except as otherwise specifically provided in the immediately succeeding sentence, no later than 12:00 Noon (New York time) on the date specified in the Notice of Borrowing, each Lender will make available its pro rata portion of the Borrowing requested to be made on such date.  All such amounts shall be made available in Dollars and in immediately available funds at the Payment Office of the Administrative Agent and the Administrative

Agent will make available to the Borrower (on such day to the extent of funds actually received by the Administrative Agent prior to 12:00 Noon (New York time) on such day) at the Payment Office, in the account specified in the Notice of Borrowing, the aggregate of the amounts so made available by the Lenders.  Unless the Administrative Agent shall have been notified by any Lender prior to the applicable Borrowing Date that such Lender does not intend to make available to the Administrative Agent such Lender’s portion of any Borrowing to be made on such Borrowing Date the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such Borrowing Date and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  If such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender.  If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent shall promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Administrative Agent.  The Administrative Agent shall also be entitled to recover on demand from such Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower until the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if recovered from such Lender, the overnight Federal Funds Rate and (ii) if recovered from the Borrower, the rate of interest applicable to the respective Borrowing, as determined pursuant to Section 2.06.  For the avoidance of doubt, the Borrower shall be required to make payments pursuant to Section 2.09 if the applicable Delayed Draw Funding Date does not occur. Each Borrowing of Delayed Draw Term Loans shall be in a principal amount of $5,000,000, or a whole multiple of $50,000, in excess thereof.

2.04Notes.  (a)  The Borrower’s obligation to pay the principal of, and interest on, the Loans made by each Lender shall be evidenced in the Register maintained by the Administrative Agent pursuant to Section 11.17 and shall, if requested by such Lender, also be evidenced by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-1 (each, a “Term Note” and, collectively, the “Term Notes”) or Exhibit B-2 (each, a “Delayed Draw Term Note” and, collectively, the “Delayed Draw Term Notes” and, together with the Term Notes, each, a “Note” and collectively, the “Notes”), with blanks appropriately completed in conformity herewith.

(b) Each Note shall (i) be executed by the Borrower, (ii) be payable to such Lender or its registered assigns and be dated the applicable Borrowing Date, (iii) be in a stated principal amount equal to the outstanding amount of such Loan of such Lender and be payable in the outstanding principal amount of such Loan evidenced thereby, (iv) mature on the Maturity Date, (v) bear interest as provided in Section 2.06 in respect of such Loan evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01, and mandatory repayment as provided in Section 4.02, and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

(c)Each Lender will note on its internal records the amount of any Loan made by it and each payment in respect thereof and will, prior to any transfer of any of its Notes, endorse on the reverse side thereof the outstanding principal amount of such Loan evidenced thereby.  Failure to make any such notation or any error in any such notation or endorsement shall not affect the Borrower’s obligations in respect of such Loan.

(d)Notwithstanding anything to the contrary contained above in this Section 2.04 or elsewhere in this Agreement, Notes shall be delivered only to Lenders that at any time specifically request the delivery of such Notes.  No failure of any Lender to request or obtain a Note evidencing its Loans to the Borrower shall affect or in any manner impair the obligations of the Borrower to pay such Loan (and all related Credit Document Obligations) incurred by the Borrower that would otherwise be evidenced thereby in accordance with the requirements of this Agreement, and shall not in any way affect the security or guaranties therefor provided pursuant to the Credit Documents.  Any Lender that does not have a Note evidencing its outstanding Loans shall in no event be required to make the notations on such Note otherwise described in preceding clause (b).  At any time (including, without limitation, to replace any Note that has been destroyed or lost) when any Lender requests the delivery of a Note to evidence any of its Loans, the Borrower shall promptly execute and deliver to such Lender the requested Note in the appropriate amount or amounts to evidence such Loan; provided that, in the case of a substitute or replacement Note, the Borrower shall have received from such requesting Lender (i) an affidavit of loss or destruction and (ii) a customary lost/destroyed Note indemnity, in each case in form and substance reasonably acceptable to the Borrower and such requesting Lender, and duly executed by such requesting Lender.

2.05Pro Rata Borrowings.  The Borrowing of the applicable Class of Loans under this Agreement shall be incurred from the Lenders of Initial Term Loans or the Delayed Draw Term Loan Lenders, as the case may be, pro rata on the basis of their Commitments. The obligations of the Lenders hereunder to make the Loans and to make payments pursuant to Section 10.06 are several and not joint. It is understood that no Lender shall be responsible for any default by any other Lender of its obligation to make any Loan or payments under Section 10.06 hereunder and that each Lender shall be obligated to make any Loan provided to be made by it hereunder, regardless of the failure of any other Lender to make its Loans and payments hereunder.

2.06Interest.  (a)  The Borrower agrees to pay interest in respect of the unpaid principal amount of a Loan from the date on which the Administrative Agent shall have received funds from each Lender pursuant to Section 2.03 until the maturity thereof (whether by acceleration or otherwise) at a rate per annum which shall be equal to the sum of the Applicable Margin plus the Eurodollar Rate (the “Interest Rate”) for the relevant Interest Period, each as in effect from time to time.

(b)If the Borrower fails to pay any amount payable by it under a Credit Document on its due date, interest shall accrue on the overdue amount (in the case of overdue interest to the extent permitted by law) from the due date up to the date of actual payment (both before and after judgment) at a rate which is, subject to paragraph (c) below, 2% plus the Interest Rate then applicable to such applicable Loan. Any interest accruing under this Section 2.06(b) shall be immediately payable by the Borrower on demand by the Administrative Agent.

(c)If any overdue amount consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to such Loan:

(i)the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to such Loan; and

(ii)the rate of interest applying to the overdue amount during that first Interest Period shall be 2% plus the Interest Rate which would have applied if the overdue amount had not become due.

Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

(d)Accrued and unpaid interest shall be payable (i) in arrears on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three (3) months, on each date occurring at three (3) month intervals after the first day of such Interest Period, and (ii) on any repayment or prepayment (on the amount repaid or prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

(e)Upon each Interest Determination Date, the Administrative Agent shall determine the Eurodollar Rate for each Interest Period applicable to the Loan made or to be made pursuant to the Borrowing and shall promptly notify the Borrower and the respective Lenders thereof.  Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

2.07Interest Periods.  At the time the Borrower gives the Notice of Borrowing in respect of the making of a Loan (in the case of the initial Interest Period applicable thereto) or on the third Business Day prior to the expiration of an Interest Period applicable to such Loan (in the case of any subsequent Interest Period) (provided that such notice shall be deemed to be given on a certain day only if given before 12:00 Noon (New York time)), it shall have the right to elect, by giving the Administrative Agent notice thereof, the interest period (each an “Interest Period”) applicable to such Loan, which Interest Period shall, at the option of the Borrower, be a one (1), three (3) or six (6) month period (or such other period as all the Lenders may agree); provided that:

(i)each portion of such Loan comprising the Borrowing shall at all times have the same Interest Period;

(ii)subject to clause (iii) below, each Interest Period for such Loan after the initial Interest Period with respect thereto shall commence on the day on which the immediately preceding Interest Period applicable thereto expires;

(iii)if any Interest Period relating to such Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

(iv)if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the first succeeding Business Day; provided, however, that if any Interest Period for such Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the immediately preceding Business Day;

(v)no Interest Period in respect of a Borrowing of a Loan shall be selected which extends beyond the Maturity Date;

(vi)any Interest Period commencing less than one month prior to the Maturity Date shall end on the Maturity Date;

(vii)if an Event of Default has occurred and is continuing, unless the Required Lenders otherwise agree, the Interest Period shall be three (3) months; and

(viii)no Interest Period shall be selected in respect of a Loan which extends beyond any date upon which a Scheduled Repayment will be required to be made under Section 4.02(a) if the aggregate principal amount of such Loan which has an Interest Period which will expire after such date will be in excess of the aggregate principal amount of such Loan then outstanding less the aggregate amount of such repayment.

If upon the expiration of any Interest Period applicable to the Borrowing of a Loan, the Borrower has failed to elect a new Interest Period to be applicable to such Loan as provided above, the Borrower shall be deemed to have elected a three (3) month Interest Period to be applicable to such Loan effective as of the expiration date of such current Interest Period.

2.08Increased Costs, Illegality, Market Disruption, etc.  (a)  In the event that any Lender shall have reasonably determined in good faith (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto):

(i)at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to the Loans because of, without duplication, the introduction of or effectiveness of any Change in Law since the Original Closing Date in any applicable law or governmental rule, regulation, order, guideline, directive or request (whether or not having the force of law) concerning capital adequacy or otherwise or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or request, such as, for example, but not limited to: (A) a change in the basis of taxation of payment to any Lender of the principal of or interest on any Loan or any other amounts payable hereunder (except for changes in the rate of Tax on, or determined by reference to, the net income or net profits of such Lender pursuant to the laws of the jurisdiction in which such Lender or the entity controlling such Lender is organized or in which the principal office of such Lender or the entity controlling such Lender or such Lender’s applicable lending office is located or any subdivision thereof or therein), but without duplication of any amounts payable in respect of Taxes pursuant to Section 4.04, (B) a change in official reserve requirements but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate or (C) a change that will have the effect of increasing the amount of capital adequacy required or requested to be maintained by such Lender, or any corporation controlling such Lender, based on the existence of such Lender’s Commitments hereunder or its obligations hereunder; or

(ii)at any time, that the making or continuance of a Loan has been made unlawful by any law or governmental rule, regulation or order;

then, and in any such event, such Lender shall promptly give notice (by telephone confirmed in writing) to the Borrower and, in the case of clause (ii) above, to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the Lenders).  Thereafter (x) in the case of clause (i) above, the Borrower agrees (to the extent applicable), to pay to such Lender, upon its written demand therefor, such additional amounts as shall be required to compensate such Lender or such other corporation for the increased costs or reductions to such Lender or such other corporation and (y) in the case of clause (ii) above, the Borrower shall take one of the actions specified in Section 2.08(b) as promptly as possible and, in any event, within the time period required by law.  In determining such additional amounts, each Lender will act reasonably and in good faith and will use averaging and attribution methods which are reasonable; provided that such Lender’s determination of compensation owing under this Section 2.08(a) shall, absent manifest error (but subject to Section 2.10 (to the extent applicable)), be final and conclusive and binding on all the parties hereto.  Each Lender, upon determining that any additional amounts will be payable pursuant to this Section 2.08(a), will give prompt written notice thereof to the Borrower, which notice shall show in reasonable detail the basis for the calculation of such additional amounts; provided that, subject to the provisions of Section 2.10(b), the failure to give such notice shall not relieve the Borrower from its obligations hereunder.

(b)At any time that any Loan is affected by the circumstances described in Section 2.08(a)(i), the Borrower may, and in the case of any Loan is affected by the circumstances described in Section 2.08(a)(ii), the Borrower shall, either (x) if the affected Loan is then being made initially, cancel the respective Borrowing by giving the Administrative Agent telephonic notice (confirmed in writing) on the same date or the next Business Day that the Borrower was notified by the affected Lender or the Administrative Agent pursuant to Section 2.08(a)(i) or (ii) or (y) if the affected Loan is then outstanding, upon at least three (3) Business Days’ written notice to the Administrative Agent repay (within the time period required by the applicable law or governmental rule, governmental regulation or governmental order) the affected Loan in full in accordance with the applicable requirements of Section 4.02; provided that if more than one Lender is affected at any time in the same manner and to the same extent, then all affected Lenders must be treated the same pursuant to this Section 2.08(b).

(c)If a Market Disruption Event occurs in relation to a Loan for any Interest Period, then the rate of interest on each Lender’s share of such Loan for the relevant Interest Period shall be the rate per annum which is the sum of:

(i)the Applicable Margin; and

(ii)the rate determined by each Lender and notified to the Administrative Agent, which expresses the actual cost to each such Lender of funding its participation in such Loan for a period equivalent to such Interest Period from whatever source it may reasonably select.

(d)If a Market Disruption Event occurs and the Administrative Agent or the Borrower so require, the Administrative Agent and the Borrower shall enter into negotiations (for a period of not more than 30 days) with a view to agreeing a substitute basis for determining the rate of interest. Any alternative basis agreed pursuant to the immediately preceding sentence shall, with the prior consent of all the Lenders and the Borrower, be binding on all parties. If no agreement is reached pursuant to this clause (d), the rate provided for in clause (c) above shall apply for the entire Interest Period.

(e)If any Reference Bank ceases to be a Lender under this Agreement, (x) it shall cease to be a Reference Bank and (y) the Administrative Agent shall, with the approval (which shall not be unreasonably withheld) of the Borrower, nominate as soon as reasonably practicable another Lender to be a Reference Bank in place of such Reference Bank.

(f)The Administrative Agent may not disclose to any Lender any details of the rate notified to the Administrative Agent by any other Lender acting as a Reference Bank for the purposes of Section 2.08(c) or (d).

2.09Compensation.  The Borrower agrees to compensate each Lender, upon its written request (which request shall set forth in reasonable detail the basis for requesting and the calculation of such compensation; provided that no Lender shall be required to disclose any information that would be confidential or price sensitive), for all reasonable and documented losses, expenses and liabilities (including, without limitation, any such loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its share of a Loan but excluding any loss of anticipated profits) which such Lender may sustain in respect of such  Loan made to the Borrower: (i) if for any reason (other than a default by such Lender or the Administrative Agent) a Borrowing of such Loan does not occur on the applicable Borrowing

Date (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Section 2.08(a)); (ii) if any prepayment or repayment (including any prepayment or repayment made pursuant to Section 2.08(a), Section 4.01 or Section 4.02 or as a result of an acceleration of such Loan pursuant to Section 9) of any of its share of the Loan, or assignment of its share of such Loan pursuant to Section 2.11, occurs on a date which is not the last day of an Interest Period with respect thereto; (iii) if any prepayment of any of its share of such Loan is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of any other Default or Event of Default arising as a result of the Borrower’s failure to repay such Loan or make payment on any Note held by such Lender when required by the terms of this Agreement.

2.10Change of Lending Office; Limitation on Additional Amounts.  (a)  Each Lender agrees that on the occurrence of any event giving rise to the operation of Section 2.08(a), Section 2.08(b) or Section 4.04 with respect to such Lender, it will, if requested by the Borrower, use reasonable good faith efforts (subject to overall policy considerations of such Lender) to designate another lending office for a Loan affected by such event; provided that such designation is made on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage (other than any such disadvantage the cost of which is reimbursed by the Borrower), with the object of avoiding the consequence of the event giving rise to the operation of such Section.  Nothing in this Section 2.10 shall affect or postpone any of the obligations of the Borrower or the rights of any Lender provided in Sections 2.08 and 4.04.

(b)Failure or delay on the part of any Lender to demand compensation pursuant to Sections 2.08, 2.10 or 4.04 of this Agreement shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs incurred or reductions suffered more than 180 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof). This Section 2.10(b) shall have no applicability to any Section of this Agreement other than said Sections 2.08, 2.09 and 4.04.

2.11Replacement of Lenders.  (x) If any Lender becomes a Defaulting Lender, (y) upon the occurrence of any event giving rise to the operation of Section 2.08(a), Section 2.08(b) or Section 4.04 with respect to any Lender which results in such Lender charging to the Borrower increased costs materially in excess of those being generally charged by the other Lenders or (z) as provided in Section 11.13(b) in the case of certain refusals by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders, the Borrower shall have the right, if no Default or Event of Default will exist immediately after giving effect to the respective replacement, to replace such Lender (the “Replaced Lender”) with one or more other Eligible Transferee or Eligible Transferees, none of whom shall constitute a Defaulting Lender at the time of such replacement (collectively, the “Replacement Lender”) reasonably acceptable to the Administrative Agent; provided that:

(i)at the time of any replacement pursuant to this Section 2.11, the Replacement Lender shall enter into one or more Assignment and Assumption Agreements pursuant to Section 11.04(b) (and with all fees payable pursuant to said Section 11.04(b) to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire all of the Commitments and outstanding amount of the Loans of the Replaced Lender and, in connection therewith, shall pay to the Replaced Lender in respect thereof an amount equal to the sum (without duplication) of (x) an amount equal to the amount of principal of, and all accrued interest on, the outstanding Loan of the Replaced Lender and (y) an amount equal to all accrued, but unpaid, Commitment Commission owing to the Replaced Lender pursuant to Section 3.01;

(ii)such assignment does not conflict with applicable law; and

(iii)all obligations of the Borrower due and owing to the Replaced Lender at such time (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Lender concurrently with such replacement.

Upon receipt by the Replaced Lender of all amounts required to be paid to it pursuant to this Section 2.11, the Administrative Agent shall be entitled (but not obligated) and is authorized (which authorization (x) is coupled with an interest and (y) shall only arise to the extent the Replaced Lender has not executed the Assignment and Assumption Agreement within 10 Business Days after written request therefor) to execute an Assignment and Assumption Agreement on behalf of such Replaced Lender, and any such Assignment and Assumption Agreement so executed by the Administrative Agent and the Replacement Lender shall be effective for purposes of this Section 2.11 and Section 11.04.  Upon the execution of the respective Assignment and Assumption Agreement, the payment of amounts referred to in clauses (i) and (ii) above and, if so requested by the Replacement Lender, delivery to (i) the Replacement Lender of the appropriate Note or Notes executed by the Borrower, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 2.08, 2.09, 4.04, 11.01 and 11.06), which shall survive as to such Replaced Lender.

SECTION 3Commitment Commission; Fees; Reductions of Commitment.

3.01Commitment Commission; Fees. (a) The Borrower agrees to pay the Administrative Agent for distribution to each Non-Defaulting Lender a commitment commission (the “Commitment Commission”) for the period from the Restatement Effective Date to and including the Delayed Draw Funding Date computed at a per annum rate equal to 35% of the Applicable Margin of the daily Unutilized Commitment, in each case, of such Non-Defaulting Lender. Accrued Commitment Commission shall be due and payable in arrears on each Payment Date and on the Delayed Draw Termination Date (or, if earlier, the date upon which the Total Commitments are terminated).

(b)The Borrower shall pay (i) the fees set forth in the Fee Letters at the times set forth therein and (ii) to the Administrative Agent, for the Administrative Agent’s own account, such other fees as have been agreed to in writing by the Borrower and the Administrative Agent (the fees set forth in this Section 3.01(b), collectively, the “Fees”).

3.02Voluntary Reduction of Commitments.

(a)Upon at least three Business Days’ prior written notice to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Borrower shall have the right, at any time or from time to time, without premium or penalty, to terminate or reduce the Total Commitment or the Total Delayed Draw Commitments, as applicable, in whole or in part prior to the Delayed Draw Termination Date, in integral multiples of $1,000,000 in the case of partial reductions to the Total Commitments; provided that, in each case, such reduction shall apply proportionately to permanently reduce the Commitment, as applicable, of each Lender.

(b)In the event of certain refusals by a Lender as provided in Section 11.13(b) to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders, the Borrower may, subject to the requirements of said Section 11.13(b) and upon five Business Days’ written notice to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), terminate all of the Commitments (if any) of such Lender so long as any Loan, together with accrued and unpaid interest, Commitment Commission and all other amounts, owing to such Lender are repaid concurrently with the effectiveness of such termination (at which time Schedule I-A hereto shall be deemed modified to reflect such changed amounts), and at such time such Lender shall no longer constitute a “Lender” for purposes of this Agreement, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 2.09, 2.10, 4.04, 11.01, 11.17 and 11.18), which shall survive as to such repaid Lender.

3.03Mandatory Reduction of Commitments.

(a)(i) The Initial Term Loan Commitment of each Lender terminated in its entirety on the Original Closing Date (after having given effect to the incurrence by the Borrower of Initial Term Loans on such date) and (ii) the undrawn Delayed Draw Term Loan Commitment of each Delayed Draw Term Loan Lender shall terminate in its entirety on the Delayed Draw Termination Date.

(b)[Reserved].

SECTION 4Prepayments; Payments; Taxes.

4.01Voluntary Prepayments.  (a)  The Borrower shall have the right to prepay any Class of Loans, without premium or penalty, in whole or in part at any time and from time to time on the following terms and conditions:

(i)the Borrower shall give the Administrative Agent, prior to 12:00 Noon (New York time) at its Notice Office, at least three (3) Business Days’ prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay such Loans, which notice shall specify the amount of such prepayment and the specific Borrowing or Borrowings pursuant to which such Loans were made, which notice the Administrative Agent shall promptly transmit to each of the Lenders;

(ii)each partial prepayment of the Loans pursuant to this Section 4.01 shall be in an aggregate principal amount of at least $1,000,000 (or such lesser amount as is acceptable to the Administrative Agent in any given case) or integral multiples of $1,000,000;

(iii)at the time of any prepayment of the Loans pursuant to this Section 4.01 which occurs on any date other than the last day of the Interest Period applicable thereto, the Borrower shall pay the amounts required pursuant to Section 2.09;

(iv)except as expressly provided in clause (v) below, each prepayment pursuant to this Section 4.01 in respect of the Loans made pursuant to a Borrowing shall be applied to reduce future Scheduled Repayments for each Payment Date (including the final installment amount due on the Maturity Date) related to such Class of Loans in accordance with the remaining outstanding principal amounts of such installments in direct order of maturity of such Loan; and

(v)in the event of a refusal by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as (and to the extent) provided in Section 11.13(b), the Borrower may, upon five (5) Business Days’ prior written notice to the Administrative Agent at the Notice Office

(which notice the Administrative Agent shall promptly transmit to each of the Lenders) repay such Loan, together with accrued and unpaid interest, Fees, and other amounts owing to such Lender in accordance with, and subject to the requirements of, said Section 11.13(b) so long as (I) all applicable Commitments of such Lender are terminated concurrently with such repayment pursuant to Section 4.02(f) (at which time Schedule I-A or Schedule I-B, as applicable,  hereto shall be deemed modified to reflect the changed Commitments) and (II) the consents, if any, required under Section 11.13(b) in connection with the repayment pursuant to this clause (a) have been obtained except that to the extent such Lender has been replaced by a Replacement Lender, the Total Commitment shall not be reduced.

(b)Loans prepaid pursuant to this Section 4.01 may not be reborrowed.

4.02Mandatory Repayments.

(a)(i) In addition to any other mandatory repayments pursuant to this Section 4.02, the Borrower shall be required to repay the Initial Term Loans or Delayed Draw Term Loans, as applicable, on each Payment Date (including for the avoidance of doubt, the Maturity Date) in an amount equal to the Scheduled Repayment for such Payment Date, as set forth in Schedules X-1 and X-2, as applicable. The initial Payment Date for Scheduled Repayments of Initial Term Loans was December 31, 2018 and the initial Payment Date for Scheduled Repayments of Delayed Draw Term Loans shall be on March 31, 2020.

(ii)The Scheduled Repayments of the Delayed Draw Term Loans shall be adjusted and Schedule X-2 shall be amended, modified, supplemented and/or replaced by the Administrative Agent on the Delayed Draw Termination Date to reflect the outstanding principal amount of Delayed Draw Term Loans as of the Delayed Draw Termination Date, after giving effect to the termination of any undrawn Delayed Draw Term Loan Commitments on such date pursuant to Section 3.03.

(iii)The Scheduled Repayments of the Initial Term Loans shall be adjusted and Schedule X-1 shall be amended, modified, supplemented and/or replaced by the Administrative Agent, in each case, at the Borrower’s option, (i) in connection with any mandatory repayment or substitution of a Collateral Vessel with a Replacement Vessel, in each case, made in connection with Section 4.02(b), ~~and~~ (ii) to give effect to any reduction to the Amortization Amounts set forth therein in accordance with Sections 4.01(a)(iv) and 4.02(f) and (iii) at the end of the Specified Exchange Period; provided that, if the adjustment to the Scheduled Repayments of the outstanding Initial Term Loans or the amendment, modification, supplement and/or replacement of Schedule X-1 would result in a quarterly Amortization Amount reflecting an amount that is less than an amount, paid quarterly, such that the outstanding Initial Term Loans are repaid to $0 when the average age of the Collateral Vessels owned by the Obligors reaches 17 years of age (each such higher amount, the “Minimum Repayment Profile”), then the Borrower shall be deemed to have made an election to adjust the Scheduled Repayments relating to the outstanding Initial Term Loans and amend, modify, supplement and/or replace Schedule X-1 to reflect the applicable Minimum Repayment Profile relating to the outstanding Initial Term Loans.

(b)(i) In addition to any other mandatory repayments of the Loans and reductions of Commitments required pursuant to this Section 4.02, but without duplication, on (x) the date of any Collateral Disposition (other than a Collateral Disposition constituting an Event of Loss) involving a Collateral Vessel (other than any Additional Vessels or, for the avoidance of doubt, Specified Exchange Collateral Vessels) and (y) the earlier of (I) the date which is 120 days following any Collateral Disposition constituting an Event of Loss involving a Collateral Vessel (other than an Additional Vessel) and (II) the date of receipt by the Borrower, any of its Subsidiaries or the Administrative Agent of the insurance proceeds relating to such Event of Loss (the date described in (x) or (y), the “Collateral

Disposition Prepayment Date”), the Borrower shall repay the Loans on a pro rata basis in an amount equal to the Collateral Disposition Prepayment Amount, as such Collateral Disposition Prepayment Amount may be reduced in accordance with clauses (ii) through (vi) of this Section 4.02(b).

(ii)Notwithstanding anything to the contrary set forth in clause (b)(i), above, no repayment pursuant to Section 4.02(b)(i) will be required to be made if all of the following conditions are met:

(1)the Collateral Disposition Prepayment Amount shall have been deposited as cash collateral with the Security Agent on the Collateral Disposition Prepayment Date in an account at the Administrative Agent (each such account a “Cash Collateral Account”) pursuant to an account pledge agreement on substantially the same terms as those set forth in the Pledge Agreement and subject to a control agreement which shall be a “blocked” control agreement;

(2)within 360 days after the Collateral Disposition Prepayment Date (such 360-day period, the “Reinvestment Period”), one or more Replacement Vessels meeting the requirements of the definition thereof have become Collateral Vessel(s) under this Agreement and all Collateral and Guaranty Requirements in connection with any such Replacement Vessel and the Subsidiary of the Borrower which owns such Replacement Vessel have been satisfied; and

~~(3) [reserved]; and~~

(3)~~(4)~~ the Borrower is in pro forma compliance with the Collateral Maintenance Test after giving effect to any Replacement Vessel becoming a Collateral Vessel.

(iii)In connection with any Replacement Vessel becoming a Collateral Vessel as described in Section 4.02(b)(ii)(2) above, the Borrower shall be entitled to use the funds on deposit in the Cash Collateral Account ~~to~~toward purchase of such Replacement Vessel or to reimburse itself for (or refinance any indebtedness relating to) any previously acquired Replacement Vessel.  The funds will be released to the Borrower (1) in an amount equal to the lesser of (x) the amount then on deposit in the Cash Collateral Account and (y) 50% of the Appraised Value of the Replacement Vessel, (2) no earlier than the date on which such Replacement Vessel is to become a Collateral Vessel and all Collateral and Guaranty Requirements in connection with any such Replacement Vessel and the Subsidiary of the Borrower which owns such Replacement Vessel are to be satisfied and (3) otherwise pursuant to a mechanic reasonably acceptable to the Administrative Agent.

(iv)If all or any portion of such Collateral Disposition Prepayment Amount is not released to the Borrower pursuant to clause (iii) above within the Reinvestment Period, the amount in the Cash Collateral Account shall be applied on the first Business Day following the Reinvestment Period as a mandatory prepayment pursuant to this Section 4.02(b).

(v)Schedules X-1 and X-2 shall be amended by the Administrative Agent as of the last day of the Reinvestment Period to reflect a recalculated Amortization Amount based on the outstanding Loans as of such date and Collateral Vessels owned by the Obligors as of such date in accordance with, and to the extent required by, the requirements of Section 4.02(a)(iii).

(vi)For the avoidance of doubt, and without duplication of any repayment pursuant to Section 4.02(c), on any date on which the Borrower is required to make a repayment in connection with a Collateral Disposition under this clause (b), if after giving effect to such repayment the Borrower is or would not be in pro forma compliance with the Financial Covenant set forth in Section 8.07(d) (based on the most recent Appraisals delivered to the Administrative Agent under Section 5.02(d) or

7.01(d)), the Borrower shall be required to post Additional Collateral or make an additional repayment in an amount sufficient to cure such non-compliance in accordance with the provisions of Section 8.07(d).

(vii)The reinvestment provisions set forth in Section 4.02(b)(ii) and (iii) may only be exercised by the Borrower in connection with up to ~~16~~17 Collateral Dispositions (including, for the avoidance of doubt, the Collateral Disposition of the Genco Cavalier).

(c)In addition to any other mandatory repayments of the Loans and reductions of Commitments required pursuant to this Section 4.02, upon the occurrence of an Event of Default resulting from a failure by the Borrower to provide Additional Collateral or a repayment of the Loans to cure a breach of Section 8.07(d), the Borrower shall be required to immediately repay the Loans in an amount sufficient to comply with Section 8.07(d); provided that it is understood and agreed that the requirement to repay Loans under this Section 4.02(c) shall not be deemed to be a waiver of any other right or remedy that any Secured Creditor may have as a result of an Event of Default resulting from a breach of Section 8.07(d).

(d)If, in any applicable jurisdiction, it becomes impossible or unlawful for any Lender or its affiliates to perform any of its obligations as contemplated in relation to the Credit Facility or to fund or maintain its participation in the Loans, such Lender’s Unutilized Commitment shall be immediately reduced and cancelled and the Loans attributable to such Lender shall be immediately due and payable.

(e)All repayments of the Loans and reductions of Commitments pursuant to Sections 4.01 and 4.02 (other than Section 4.02(d)) shall be (i) unless a Class or Borrowing of Loans is specified by the Borrower in accordance with Section 4.01(a), applied on a pro rata basis among the outstanding Initial Term Loans and the Delayed Draw Outstanding Amount to (x) the repayment of the outstanding Initial Term Loans and (y) the reduction and/or repayment of the Delayed Draw Outstanding Amount, as applicable, and (ii) applied (x) with respect to the Initial Term Loans, to the repayment of the portion of the outstanding Initial Term Loans held by each Lender in accordance with its Pro Rata Share and (y) with respect to the Delayed Draw Outstanding Amount, to the reduction and/or repayment of the Delayed Draw Outstanding Amount, as applicable, held by each Delayed Draw Term Loan Lender in accordance with its Pro Rata Share.

(f)The amount of all repayments of the Loans and reductions of Commitments pursuant to Sections 4.02(b) and 4.02(c) shall be applied (i) in the case of Initial Term Loans, to reduce the then remaining Scheduled Repayments of the Initial Term Loans (including the Scheduled Repayment due on the Maturity Date) on a pro rata basis and (ii) in the case of the Delayed Draw Outstanding Amount, first to permanently reduce and cancel the aggregate amount of all undrawn Delayed Draw Term Loan Commitments of each Delayed Draw Term Loan Lender on a pro rata basis in accordance with its Pro Rata Share and second, once the aggregate amount of undrawn Delayed Draw Term Loan Commitments has been permanently reduced and canceled to $0, to reduce the then remaining Scheduled Repayments of the Delayed Drawn Term Loans (including the Scheduled Repayment due on the Maturity Date) on a pro rata basis. For the avoidance of doubt, the Borrower may retain the portion of the amount of the repayment which has been applied pursuant to this Section 4.02(f) to permanently reduce and cancel undrawn Delayed Draw Term Loan Commitments.

(g)With respect to each repayment of the Loans under Section 4.01 or required by this Section 4.02, the Borrower may designate the specific Borrowing or Borrowings pursuant to which such Loan was made; provided that (i) each Borrowing of the Loans with Interest Periods ending on such date of required repayment shall be paid in full prior to the payment of any other Borrowing of the Loans and (ii) each repayment of any Borrowing of the Loans shall be applied pro rata among such Borrowing.

In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the preceding provisions of this clause (g), make such designation in its sole reasonable discretion with a view, but no obligation, to minimize breakage costs owing pursuant to Section 2.09.

(h)Notwithstanding anything to the contrary contained elsewhere in this Agreement, all of the outstanding Loan shall be repaid in full on the Maturity Date.

(i)Repayments of the Loans pursuant to Section 4.01 and this Section 4.02 may not be reborrowed.

4.03Method and Place of Payment.  Except as otherwise specifically provided herein, all payments under this Agreement or any Note shall be made to the Administrative Agent for the account of the Lender or Lenders entitled thereto not later than 12:00 Noon (New York time) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office of the Administrative Agent or such other office in the State of New York as the Administrative Agent may hereafter designate in writing.  Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

4.04Net Payments; Taxes.  (a)  All payments made by any Obligor hereunder or under any Note will be made without setoff, counterclaim or other defense.  All such payments will be made free and clear of, and without deduction or withholding for any Taxes imposed with respect to such payments unless required by applicable law.  If applicable law requires the deduction or withholding of any Taxes from or in respect of any sum payable under any Note, then:

(i)the applicable Obligor shall be entitled to make such deduction or withholding;

(ii)the applicable Obligor shall pay the full amount deducted or withheld to the relevant Governmental Authority; and

(iii)in the case of any Indemnified Taxes, the applicable Obligor agrees to pay the full amount of such Indemnified Taxes and Other Taxes, and such additional amounts as may be necessary so that, after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section), the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

If any amounts are payable in respect of Indemnified Taxes pursuant to the preceding sentence, the Borrower agrees to reimburse each Lender, within 10 days after the written request of such Lender, for Taxes imposed on or measured by the net income of such Lender pursuant to the laws of the jurisdiction in which such Lender is organized or in which the principal office or applicable lending office of such Lender is located or under the laws of any political subdivision or Governmental Authority of any such jurisdiction in which such Lender is organized or in which the principal office or applicable lending office of such Lender is located and for any withholding of Taxes as such Lender shall determine are payable by, or withheld from, such Lender, in respect of such amounts so paid to or on behalf of such Lender pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Lender pursuant to this sentence, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  The Borrower shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes

(including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. The Borrower will furnish to the Administrative Agent within 45 days after the date of payment of any Indemnified Taxes is due pursuant to applicable law certified copies of Tax receipts evidencing such payment by the Borrower.

(b)Without duplicating the payments under clause (a) above, the Borrower agrees to timely pay to the relevant Governmental Authority any and all present or future stamp, court or documentary Taxes and any other excise (in the nature of a documentary or similar Tax), property, intangible, filing or mortgage recording Taxes or charges or similar levies imposed by any Governmental Authority which arise from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Note excluding (i) such amounts imposed in connection with an Assignment and Assumption Agreement, grant of a participation, transfer or assignment to or designation of a new applicable lending office or other office for receiving payments under any Note, except to the extent that any such change is requested in writing by the Borrower and (ii) the registration or presentation of a Note that is mandatorily required by law (all such non-excluded Taxes described in this Section 4.04(b) being referred to as “Other Taxes”).

(c)Any Recipient that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Credit Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Recipient, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Recipient is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation shall not be required if in the Recipient’s reasonable judgment such completion, execution or submission would subject such Recipient to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Recipient.

(d)If the Administrative Agent or a Lender determines in its sole discretion that it has actually received or realized a refund of any Indemnified Taxes as to which it has been indemnified by an Obligor or with respect to which such Obligor has paid additional amounts pursuant to Section 4.04(a), it shall pay over such refund to such Obligor (but only to the extent of indemnity payments made, or additional amounts paid, by such Obligor under Section 4.04(a) with respect to the Indemnified Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender (including any Taxes imposed with respect to such refund) as is determined in the sole discretion of the Administrative Agent or Lender in good faith, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  In the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority, then such Obligor, upon the written request of the Administrative Agent or such Lender, agrees to repay within 30 days the amount paid over to such Obligor (without any penalties, interest or other charges other than any penalties, interest or charges imposed by the relevant Governmental Authority) to the Administrative

Agent or such Lender.  Nothing in this Section 4.04(d) shall require a Lender to disclose any confidential information (including, without limitation, its Tax returns or its calculations).

(e)If a payment made to a Lender under any Note would be subject to withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code or an intergovernmental agreement) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (e), if any applicable law requires the deduction or withholding of any Taxes from or in respect of any sum payable upon the Note, including any Taxes imposed under FATCA, the Administrative Agent shall be entitled to make deductions or withholding. Solely for purposes of this clause (e), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(f)Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.04(a) relating to the maintenance of a Participant Register and (iii) any Taxes excluded in Section 4.04(a) attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Note, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Note or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this clause (f).

(g)        Each party’s obligations under this Section 4.04 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Credit Document.

4.05Application of Proceeds.  (a) All monies collected by the Security Agent upon any sale or other disposition of the Collateral and all proceeds thereof of each Obligor, together with all other monies received by the Administrative Agent or Security Agent under and in accordance with this Agreement and the other Credit Documents (except to the extent (i) such monies are for the account of the Administrative Agent or Security Agent only or (ii) released in accordance with the applicable provisions of this Agreement or any other Credit Document) or with respect to any distribution during a Bankruptcy Proceeding, shall be applied to the payment of the Secured Obligations in accordance as follows:

(i)first, to the payment of all amounts owing the Security Agent of the type described in clauses (c) and (d) of the definition of “Secured Obligations”;

(ii)second, to the extent proceeds remain after the application pursuant to the preceding clause (i), an amount equal to the outstanding Credit Document Obligations shall be paid to the Lenders as provided in Section 4.05(d) hereof, with each Lender receiving an amount equal to such outstanding Credit Document Obligations or, if the proceeds are insufficient to pay in full all such Credit Document Obligations, its Pro Rata Share of the amount remaining to be distributed;

(iii)third, to the extent proceeds remain after the application pursuant to the preceding clauses (i) and (ii), an amount equal to the outstanding Other Obligations under Secured Credit Agreement Hedging Agreements shall be paid to the Other Creditors as provided in Section 4.05(d) hereof, with each Other Creditor receiving an amount equal to such outstanding Other Obligations under Secured Credit Agreement Hedging Agreements to which it is a party or, if the proceeds are insufficient to pay in full all such Other Obligations, its Pro Rata Share of the amount remaining to be distributed;

(iv)fourth, to the extent proceeds remain after the application pursuant to the preceding clauses (i), (ii) and (iii), an amount equal to the outstanding Other Obligations under Secured Other Hedging Agreements shall be paid to the Other Creditors as provided in Section 4.05(d) hereof, with each Other Creditor receiving an amount equal to such outstanding Other Obligations under Secured Other Hedging Agreements to which it is a party or, if the proceeds are insufficient to pay in full all such Other Obligations, its Pro Rata Share of the amount remaining to be distributed;

(v)fifth, to the extent proceeds remain after the application pursuant to the preceding clauses (i) through (iv), inclusive, and following the termination of this Agreement and the Credit Documents in accordance with their terms, to the relevant Obligor or to whomever may be lawfully entitled to receive such surplus.

(b)For purposes of this Agreement, “Pro Rata Share” shall mean, when calculating a Secured Creditor’s portion of any distribution or amount, that amount (expressed as a percentage) equal to a fraction the numerator of which is the then unpaid amount of such Secured Creditor’s Credit Document Obligations or applicable Other Obligations, as the case may be, and the denominator of which is the then outstanding amount of all Credit Document Obligations or applicable Other Obligations, as the case may be.

(c)When payments to Secured Creditors are based upon their respective Pro Rata Shares, the amounts received by such Secured Creditors hereunder shall be applied (for purposes of making determinations under this Section 4.05 only) (i) first, to their Credit Document Obligations, (ii) second, to their Other Obligations under Secured Credit Agreement Hedging Agreements and (iii) third, to their Other Obligations under Secured Other Hedging Agreements.  If any payment to any Secured Creditor of its Pro Rata Share of any distribution would result in overpayment to such Secured Creditor, such excess amount shall instead be distributed in respect of the unpaid Credit Document Obligations or applicable Other Obligations, as the case may be, of the other Secured Creditors, with each Secured Creditor whose Credit Document Obligations or applicable Other Obligations, as the case may be, have not been paid in full to receive an amount equal to such excess amount multiplied by a fraction the numerator of which is the unpaid Credit Document Obligations or applicable Other Obligations, as the case may be, of such Secured Creditor and the denominator of which is the unpaid Credit Document Obligations or applicable Other Obligations, as the case may be, of all Secured Creditors entitled to such distribution.

(d)All payments required to be made hereunder shall be made (x) if to the Lender Creditors, to the Administrative Agent under this Agreement for the account of the Lender Creditors and (y) if to the Other Creditors, to the trustee, paying agent or other similar representative (each a “Representative”) for the Other Creditors or, in the absence of such a Representative, directly to the Other Creditors.

(e)For purposes of applying payments received in accordance with this Section 4.05, the Security Agent shall be entitled to rely upon (i) the Administrative Agent under this Agreement and (ii) the Representative for the Other Creditors or, in the absence of such a Representative, upon the Other Creditors for a determination (which the Administrative Agent, each Representative for any Other Creditors and the Secured Creditors agree (or shall agree) to provide upon request of the Security Agent) of the outstanding Credit Document Obligations and applicable Other Obligations owed to the Lender Creditors or the Other Creditors, as the case may be.  Unless it has received a notification in writing from the Borrower and the relevant Other Creditor designating the Secured Hedging Agreements of such Other Creditor as a “Secured Hedging Agreement” hereunder and identifying whether it is a “Secured Credit Agreement Hedging Agreement” or “Secured Other Credit Agreement” hereunder, the Security Agent, shall be entitled to assume that no Secured Hedging Agreements are in existence.

(f)It is understood and agreed that each Obligor shall remain jointly and severally liable to the extent of any deficiency between the amount of the proceeds of the Collateral pledged and Liens granted by it under and pursuant to the Security Documents and the aggregate amount of the Secured Obligations of such Obligor.

SECTION 5Conditions Precedent.

5.01Original Closing Date.  This Agreement shall become effective on the date on which each of the following conditions is satisfied:

(a)Credit Agreement.  The Borrower, the Administrative Agent and each of the Lenders who are initially parties hereto shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to the Administrative Agent.

(b)PATRIOT Act; Beneficial Ownership Certification. (i) The Obligors shall have provided, or procured the supply of, the “know your customer” information required pursuant to the PATRIOT Act, to each of the Lenders and the Administrative Agent in connection with their respective internal compliance regulations thereunder or other information requested by any Lender or the Administrative Agent to satisfy related checks under all applicable laws and regulations pursuant to the transactions contemplated hereby, in each case to the extent requested by any Lender or the Administrative Agent not later than three (3) days prior to the Original Closing Date.

(ii)The Borrower shall have delivered a Beneficial Ownership Certification to the Administrative Agent not later than three (3) days prior to the Original Closing Date.

5.02Conditions to the Initial Borrowing Date.  The obligation of each Lender to make the Initial Term Loan available to the Borrower on the Initial Borrowing Date is subject to the satisfaction of each of the following conditions:

(a)Closing Date; Existing Credit Agreements.  On or prior to the Initial Borrowing Date, (i) the Original Closing Date shall have occurred, (ii) there shall have been delivered to the Administrative Agent for the account of each of the Lenders that has requested same a Note executed by the Borrower in accordance with Section 2.04 and (iii) the Initial Borrowing Date Refinancing shall have occurred substantially contemporaneously with the funding of the Initial Term Loan hereunder.

(b)Collateral and Guaranty Requirements.  On or prior to the Initial Borrowing Date, the Collateral and Guaranty Requirements with respect to each Obligor and each Collateral Vessel shall be satisfied.

(c)Officer’s Certificates.  The Administrative Agent shall have received a certificate in form and substance reasonably acceptable to the Administrative Agent signed by an Authorized Officer of the Borrower, with appropriate insertions, together with copies of the Organizational Documents of the Borrower and the resolutions of the Borrower referred to in such certificate authorizing the consummation of the Transaction and certifying that the conditions set forth in Sections 5.02(b), (e), (f), (k), (l), (m), (n) and (o) are satisfied (to the extent that, in each case, such conditions are not required to be acceptable (reasonably or otherwise) to the Administrative Agent).

(d)Appraisals.  The Administrative Agent shall have received Appraisals not older than thirty (30) days (from the Original Closing Date) from two Approved Appraisers in acceptable scope, form and substance, stating the then current fair market value of the Collateral Vessels on an individual charter-free basis.

(e)Material Adverse Effect.  Since December 31, 2017, nothing shall have occurred (and neither the Administrative Agent nor any of the Lenders shall have become aware of any condition or circumstance not previously known to it or them) which the Administrative Agent or the Required Lenders shall determine has had, or could reasonably be expected to have, a Material Adverse Effect.

(f)Litigation.  No litigation by any entity (private or governmental) shall be pending or threatened with respect to any Obligor or any of its Subsidiaries which the Administrative Agent or the Required Lenders shall determine has had, or could reasonably be expected to have, a Material Adverse Effect.

(g)Legal Opinions.  The Administrative Agent shall have received, on behalf of itself and the Lenders, the following legal opinions:

(i)special New York counsel to the Borrower and the Obligors (which shall be Kramer Levin Naftalis & Frankel LLP or another New York law firm reasonably acceptable to the Administrative Agent), an opinion addressed to the Administrative Agent and each of the Lenders and dated as of the Initial Borrowing Date;

(ii)special Republic of the Marshall Islands counsel to each of the Obligors (which shall be Reeder & Simpson, P.C. or another law firm qualified to render an opinion as to the Republic of the Marshall Islands law reasonably acceptable to the Administrative Agent), an opinion addressed to the Administrative Agent and each of the Lenders and dated as of the Initial Borrowing Date,

(iii)special Liberian counsel to each of the Obligors whose Collateral Vessels are flagged in Liberia (which shall be Poles, Tublin, Stratakis & Gonzalez LLP or another law firm qualified to render an opinion as to Liberian law reasonably acceptable to the Administrative Agent), an opinion addressed to the Administrative Agent and each of the Lenders and dated as of the Initial Borrowing Date,

(iv)special Hong Kong counsel to the Administrative Agent (which shall be Ince & Co. or another law firm qualified to render an opinion as to Hong Kong law reasonably acceptable to the Administrative Agent), an opinion addressed to the Administrative Agent and each of the Lenders and dated as of the Initial Borrowing Date, and

(v)if applicable, counsel to each of the Obligors in the jurisdiction of the flag of such Collateral Vessel (other than the Marshall Islands, Liberia and Hong Kong, which are covered by opinions in clause (ii), (iii) and (iv) respectively), an opinion addressed to the Administrative Agent and each of the Lenders and dated as of the Initial Borrowing Date for such Collateral Vessel covering such matters as shall be required by the Administrative Agent in each case which shall be in form and substance reasonably acceptable to the Lenders;

(h)Corporate Documentation.  The Administrative Agent shall have received copies of the Organizational Documents of each Subsidiary Guarantor. To the extent not previously delivered, the Administrative Agent shall have received (i) a certificate, dated the Initial Borrowing Date and reasonably acceptable to the Administrative Agent, signed by an Authorized Officer of each Obligor with appropriate insertions, together with copies of the Organizational Documents of such Obligor and the resolutions of such Obligor referred to in such certificate authorizing the consummation of the Transaction and (ii) copies of governmental approvals (if any) and good standing certificates which the Administrative Agent may have reasonably requested in connection therewith.

(i)Fees.  All fees and all other reasonable fees and documented out-of-pocket costs and expenses (including, without limitation, the reasonable legal fees and expenses of White & Case LLP and other local counsel to the Administrative Agent) and other compensation due and payable on or prior to the Initial Borrowing Date, in each case, payable to the Administrative Agent, the Security Agent, the Lead Arrangers and the Lenders in respect of the transactions contemplated by this Agreement to the extent reasonably invoiced at least two (2) Business Days prior to the Initial Borrowing Date.

(j)Solvency Certificate.  The Borrower shall cause to be delivered to the Administrative Agent a solvency certificate from an Authorized Officer of the Borrower, substantially in the form of Exhibit L, which shall be addressed to the Administrative Agent and dated as of the Initial Borrowing Date, setting forth the conclusion that, after giving effect to the Transaction and the incurrence of the Initial Term Loan, each Obligor individually (after giving effect to rights of contribution and subrogation) and the Borrower and its Subsidiaries taken as a whole, are not insolvent and will not be rendered insolvent by the incurrence of such indebtedness, and will not be left with unreasonably small capital with which to engage in its business and will not have incurred debts beyond its ability to pay such debts as they become due.

(k)Approvals.  All necessary governmental (domestic and foreign) and third party approvals and/or consents in connection with the Transaction, the Initial Term Loan, and the granting of Liens under the Credit Documents shall have been obtained and remain in effect, and all applicable waiting periods with respect thereto shall have expired without any action being taken by any competent authority which, in the reasonable judgment of the Administrative Agent, restrains, prevents or imposes materially adverse conditions upon the consummation of the Transaction, the making of the Initial Term Loan and the performance by the Obligors of the Credit Documents.  In addition, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the consummation of the Transaction, the making of the Initial Term Loan or the performance by the Obligors of the Credit Documents.

(l)No Conflicts.  On the Initial Borrowing Date, after giving effect to the consummation of the Transaction, the making of the Initial Term Loan and the performance by the Obligors of the Credit Documents, the financings incurred in connection therewith and the other transactions contemplated hereby, there shall be no conflict with, or default under any material agreement to which the Borrower or any Subsidiary Guarantor is a party.

(m)Outstanding Indebtedness.  On the Initial Borrowing Date, after giving effect to the consummation of the Transactions, the Borrower and its Subsidiaries shall have no outstanding Financial Indebtedness or Contingent Obligations except for those arising under the Credit Documents and those set forth on Schedule VIII.

(n)Representations and Warranties.  Before and after giving effect to the Initial Term Loan being incurred on the Initial Borrowing Date, all representations and warranties contained herein or in any other Credit Document shall be true and correct in all material respects both before and after giving effect to the Initial Term Loan with the same effect as though such representations and warranties had been made on the date of the Initial Term Loan (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

(o)No Default or Event of Default.  No Default or Event of Default shall have occurred and be continuing, or would result from the Initial Term Loan being incurred on the Initial Borrowing Date.

(p)Borrowing Notice.  The Administrative Agent shall have received a Notice of Borrowing as required by Section 2.02.

5.03Conditions to Delayed Draw Term Loans.  The obligation of each Lender with a Delayed Draw Term Loan Commitment to make a Delayed Draw Term Loan hereunder on a Delayed Draw Funding Date is subject to satisfaction or waiver of the following conditions:

(a)Notice. The Administrative Agent shall have received a Notice of Borrowing as required by Section 2.02.

(b)No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing, or would result from the incurrence of any Delayed Draw Term Loan on the applicable Delayed Draw Funding Date.

(c)Representations and Warranties. Before and after giving effect to the Delayed Draw Term Loans being incurred on the Delayed Draw Funding Date, all representations and warranties contained herein or in any other Credit Document shall be true and correct in all material respects both before and after giving effect to the Delayed Draw Term Loans with the same effect as though such representations and warranties had been made on the date of the Delayed Draw Term Loans (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

(d)Fees. The Administrative Agent and Lenders shall have received all fees payable pursuant to Section 3.01.

(e)Restatement Effective Date; Notes.  On or prior to a Delayed Draw Funding Date, (i) the Restatement Effective Date shall have occurred and (ii) there shall have been delivered to the Administrative Agent for the account of each of the Lenders that has requested same a Note executed by the Borrower in accordance with Section 2.04.

The acceptance of the benefits of the Loans shall constitute a representation and warranty by the Borrower to the Administrative Agent and each of the Lenders that all of the applicable conditions specified in this Section 5 and applicable to such Borrowing have been satisfied or waived as of that time.  All of the applicable Notes, certificates, legal opinions and other documents and papers referred to in Section 5, unless otherwise specified, shall be delivered to the Administrative Agent at the Notice Office for the account of each of the Lenders.

SECTION 6Representations and Warranties.  In order to induce the Lenders to enter into this Agreement and to make the Loans, the Borrower makes the following representations and warranties, after giving effect to the Transaction, all of which shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans, with the borrowing of a Loan on or after the Restatement Effective Date being deemed to constitute a representation and warranty that the matters specified in this Section 6 are true and correct in all material respects on and as of the Restatement Effective Date (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date):

6.01Corporate/Limited Liability Company/Limited Partnership Status.  Each of the Borrower and the Subsidiary Guarantors (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation and (ii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the conduct of its business as currently conducted requires such qualifications, except for failures to be so qualified which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

6.02Corporate Power and Authority.  Each of the Borrower and the Subsidiary Guarantors has the corporate or other applicable power and authority to (i) own its property and assets and to transact the business in which it is currently engaged and presently proposes to engage and (ii) execute, deliver and perform the terms and provisions of each of the Credit Documents to which it is party and has taken or will take in due course all necessary corporate or other applicable action to authorize the execution, delivery and performance by it of each of such Credit Documents.

6.03Title; Maintenance of Properties.  Except as permitted by Section 8.01, each Obligor has good and indefeasible title to all properties owned by it, free and clear of all Liens, other than Permitted Liens.

6.04Legal Validity and Enforceability.

(a)Each Obligor has duly executed and delivered each of the Credit Documents to which it is party, and each of such Credit Documents constitutes the legal, valid and binding obligation of such Obligor enforceable against such Obligor in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

(b)After the execution and delivery thereof and upon the taking of the actions mentioned in the immediately succeeding sentence, each of the Security Documents creates in favor of the Security Agent for the benefit of the Secured Creditors a legal, valid and enforceable fully perfected first priority security interest in and Lien on all right, title and interest of the Obligors party thereto in the

Collateral described therein, subject only to Permitted Liens.  Subject to Sections 5.02(b) and 6.06, no filings or recordings are required in order to perfect the security interests created under any Security Document or to ensure the legality, validity, enforceability or admissibility in evidence of any Credit Document; except for filings or recordings which shall have been made on or prior to the Restatement Effective Date.

(c)Each of the Credit Documents is or, when executed will be, in proper legal form under the laws of the Republic of the Marshall Islands and the applicable Acceptable Flag Jurisdiction for the enforcement thereof under such laws, subject only to such matters which may affect enforceability arising under the law of the State of New York.  To ensure the legality, validity, enforceability or admissibility in evidence of each such Credit Document in the Republic of the Marshall Islands and the applicable Acceptable Flag Jurisdiction, it is not necessary that any Credit Document or any other document be filed or recorded with any court or other authority in the applicable Acceptable Flag Jurisdiction, except as have been made, or will be made, on or prior to the Restatement Effective Date.

(d)None of the Obligors has a place of business in any jurisdiction which requires any of the Security Documents to be filed or registered in that jurisdiction to ensure the validity of the Security Documents to which it is a party unless all such filings and registrations have been made or will be made on or prior to the Initial Borrowing Date.

6.05No Violation.  Neither the execution, delivery or performance by any Obligor of the Credit Documents to which it is a party, nor compliance by it with the terms and provisions thereof, will (i) contravene any material provision of any applicable law, statute, rule or regulation or any applicable order, judgment, writ, injunction or decree of any court or governmental instrumentality, (ii) violate, conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except Permitted Liens) upon any of the material properties or assets of the Borrower and its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, to which any of the Borrower and its Subsidiaries is a party or by which it or any of its material property or assets is bound or to which it may be subject or (iii) violate any provision of the Organizational Documents of any of the Borrower and its Subsidiaries.

6.06Governmental Approvals.

(a)No order, consent, approval, license, authorization or validation of, or filing, recording or registration with or exemption by, any Governmental Authority or public body, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance by any Obligor of any Credit Document to which it is a party or (ii) the legality, validity, binding effect or enforceability of any Credit Document to which it is a party, in each case, except (x) as have been obtained or made or (y) filings or other requisite actions necessary to perfect or establish the priority of the Liens created under the Security Documents.

(b)No fees or Taxes, including, without limitation, stamp, transaction, registration or similar Taxes, are required to be paid to ensure the legality, validity, or enforceability of this Agreement or any of the other Credit Documents other than recording and filing fees and/or Taxes which have been, or will be, paid as and to the extent due.  Under the laws of the Republic of the Marshall Islands, the choice of the laws of the State of New York as set forth in the Credit Documents which are stated to be governed by the laws of the State of New York is a valid choice of law, and the irrevocable submission by each Obligor to jurisdiction and consent to service of process and, where necessary, appointment by such

Obligor of an agent for service of process, in each case as set forth in such Credit Documents, is legal, valid, binding and effective.

6.07Balance Sheets; Financial Condition; Undisclosed Liabilities.

(a)(i) The audited consolidated balance sheet of the Borrower and its Subsidiaries at December 31, 2017 and the related consolidated statements of income and cash flows and changes in shareholders’ equity of the Borrower and its Subsidiaries for the fiscal year ended on December 31, 2017 in each case furnished to the Lenders prior to the Original Closing Date, present fairly in all material respects the consolidated financial position of the Borrower and its Subsidiaries at the date of said financial statements and the results for the respective periods covered thereby and (ii) the unaudited consolidated balance sheet of the Borrower and its Subsidiaries at March 31, 2018 and the related consolidated statements of income and cash flows and changes in shareholders’ equity of the Borrower and its Subsidiaries for the three-month period ended on such date, furnished to the Lenders prior to the Original Closing Date, present fairly in all material respects the consolidated financial condition of the Borrower and its Subsidiaries at the date of said financial statements and the results for the period covered thereby, subject to normal year-end adjustments.  All such financial statements have been prepared in accordance with GAAP consistently applied except to the extent provided in the notes to said financial statements and subject, in the case of the unaudited financial statements, to normal year-end audit adjustments and the absence of footnotes.

(b)All financial statements provided pursuant to Section 7.01(a) and Section 7.01(b) have been prepared in accordance with GAAP consistently applied except to the extent provided in the notes to said financial statements and subject, in the case of the unaudited financial statements, to normal year-end audit adjustments and the absence of footnotes.

(c)Except as fully disclosed in the balance sheets delivered pursuant to Section 6.07(a) or (b), there were as of the date of delivery of such balance sheets no liabilities or obligations with respect to the Borrower or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in the aggregate, would be materially adverse to the Borrower and its Subsidiaries taken as a whole.  As of the date of delivery of such balance sheets, none of the Obligors knows of any basis for the assertion against it of any liability or obligation of any nature that is not fairly disclosed (including, without limitation, as to the amount thereof) in the balance sheets delivered pursuant to Section 6.07(a) which, either individually or in the aggregate, could reasonably be expected to be materially adverse to the Borrower and its Subsidiaries taken as a whole.

6.08Litigation.  There is no litigation pending or, to the knowledge of any Obligor, threatened against the Borrower or any of its Subsidiaries (i) with respect to the Transactions or (ii) which could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

6.09True and Complete Disclosure.

(a)All factual information (taken as a whole) furnished by or on behalf of the Obligors in writing to the Administrative Agent or any Lender (including, without limitation, all information contained in the Credit Documents to which any Obligor is a party and any financial statements referred to in Section 6.07(a)) for purposes of or in connection with this Agreement, the other Credit Documents or any transaction contemplated herein or therein is, and all other such factual information  (taken as a whole) hereafter furnished by or on behalf of any Obligor in writing to the Administrative Agent or any Lender will be, true and accurate in all material respects and did not fail to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time as such information was provided (or, if such information expressly relates to a specific date, as of such specific date).

(b)The projections delivered to the Administrative Agent and the Lenders prior to the Original Closing Date have been prepared in good faith and are based on reasonable assumptions (it being understood that such financial projections are subject to uncertainties and contingencies, which may be beyond the control of the Borrower and that no assurances are given by the Borrower that the projections will be realized).

(c)As of the Original Closing Date, the information contained in the Beneficial Ownership Certification is true and correct in all respects.

6.10Use of Proceeds; Margin Regulations.

(a)All proceeds of the Initial Term Loans funded on the Original Closing Date were used (i) to consummate the Borrowing Date Refinancing, (ii) for payment of fees and expenses relating to the Transaction (as defined in the Original Credit Agreement) and (iii) for general corporate and working capital purposes.

(b)All proceeds of a Borrowing of the Delayed Draw Term Loans will be used to (i) finance up to 90% of the costs of the applicable Scrubber Acquisition for which such Borrowing is to be made (or to otherwise refund the Borrower or the applicable Subsidiary for up to 90% of the costs of such Scrubber Acquisition previously paid by the Borrower or such Subsidiary) and (ii) for payment of fees and expenses in connection with the Restatement Agreement and the other Transactions occurring after the Original Closing Date.

(c)No part of the proceeds of the Loans will be used to buy or carry any Margin Stock or to extend credit for the purpose of buying or carrying any Margin Stock.  Neither the making of the Loans nor the use of the proceeds thereof will violate or be inconsistent with the Margin Regulations.

(d)No proceeds of the Loans shall be used or made available directly or indirectly to fund, finance, or facilitate any activities, business or transaction of or with any Restricted Party, or in any Sanctioned Country, in violation of any Sanctions Laws, nor shall they otherwise be applied in a manner or for a purpose prohibited by Sanctions Laws or in any manner that could reasonably be expected to result in any Lender Creditor or any Obligor being in violation of Sanctions Laws.

(e)No proceeds of the Loans shall be used, directly or, to the knowledge of any of the Borrower and its Subsidiaries after making due inquiry, indirectly, in furtherance of an offer, payment, promise to pay, or authorization of a payment or giving of money, or anything else of value, to a Foreign Official or any person in violation of the United States Foreign Corrupt Practices Act, 15 U.S.C. §§ 78dd-1 et seq. (“FCPA”), the UK Bribery Act 2010, and the anti-bribery and anti-corruption laws of those jurisdictions in which it does business (collectively, the “Anti-Corruption Laws”).

(f)The Borrower is acting for its own account and the account of its Subsidiaries in connection with the borrowing of the Loans, the performance and discharge of its obligations and liabilities under this Agreement or any of the other Credit Documents and the transactions and other arrangements effected or contemplated hereby or thereby and that the foregoing will not involve or lead to a contravention of any law, official requirement or other regulatory measure or procedure which has been implemented to combat Money Laundering.

6.11Taxes; Tax Returns and Payments.

(a)All payments which an Obligor is liable to make under the Credit Documents to which it is a party can properly be made without deduction or withholding for or on account of any Tax payable under any law of any relevant jurisdiction applicable as of the Restatement Effective Date.

(b)The Borrower and each of its Subsidiaries has timely filed with the appropriate Governmental Authorities (or obtained extensions with respect thereto) all U.S. federal income tax returns, statements, forms and reports for Taxes and all other material U.S. and non- U.S. tax returns, statements, forms and reports for Taxes required to be filed by or with respect to the income, properties or operations of the Borrower and/or any of its Subsidiaries (the “Returns”).  All such Returns accurately reflect in all material respects all liability for Taxes of the Borrower and its Subsidiaries as a whole for the periods covered thereby.  The Borrower and each of its Subsidiaries have at all times paid, or have provided adequate reserves (in accordance with GAAP) for the payment of, all Taxes payable by them.

(c)There is no action, suit, proceeding, investigation, audit, or claim now pending or, to the best knowledge of the Borrower or any of its Subsidiaries, threatened by any authority regarding any Taxes relating to the Borrower or any of its Subsidiaries.

(d)As of the Restatement Effective Date, neither the Borrower nor any of its Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of material Taxes of the Borrower or any of its Subsidiaries, or is aware of any circumstances that would cause the taxable years or other taxable periods of the Borrower or any of its Subsidiaries not to be subject to the normally applicable statute of limitations.

6.12Compliance with ERISA.  (a)  Except as would not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate,

(i)each Plan (and each related trust, insurance contract or fund), other than any Multiemployer Plan and each trust related to the Multiemployer Plan, is in compliance with its terms and with all applicable laws, including without limitation ERISA and the Code;

(ii)each Plan (and each related trust, if any), other than any Multiemployer Plan and any trust related to the Multiemployer Plan, which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service, or still has a remaining period of time in which to apply for or receive such letter and to make any amendments necessary to obtain a favorable determination;

(iii)no Reportable Event has occurred;

(iv)to the knowledge of the Borrower, no Multiemployer Plan is insolvent or in critical status;

(v)no Plan (other than a Multiemployer Plan) has an Unfunded Current Liability;

(vi)each Plan (other than a Multiemployer Plan) which is subject to Section 412 of the Code or Section 302 of ERISA satisfies the minimum funding standard of such sections of the Code or ERISA, and no such Plan has applied for or received a waiver of the minimum funding standard or an extension of any amortization period, within the meaning of Section 412 of the Code or Section 303 of ERISA;

(vii)all contributions required to be made by the Borrower or any of its Subsidiaries or ERISA Affiliates with respect to a Plan subject to Title IV of ERISA have been or will be timely made (except as disclosed on Schedule V hereto);

(viii)neither the Borrower nor any of its Subsidiaries nor any ERISA Affiliate has any liability (including any indirect, contingent or secondary liability) to or on account of a Plan pursuant to Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 4975 of the Code or reasonably expects to incur any such liability under any of the foregoing sections with respect to any Plan;

(ix)neither the Borrower nor any of its Subsidiaries nor any ERISA Affiliate has received written notice from the PBGC or a plan administrator (in the case of a Multiemployer Plan) indicating that proceedings have been instituted by the PBGC to terminate or appoint a trustee to administer any Plan which is subject to Title IV of ERISA;

(x)no action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or the investment of assets of any Plan, other than a Multiemployer Plan, (other than routine claims for benefits) is pending, or, to the best knowledge of the Borrower, expected or threatened;

(xi)using actuarial assumptions and computation methods consistent with Part 1 of subtitle E of Title IV of ERISA, the Borrower and its Subsidiaries and ERISA Affiliates have not incurred any liabilities to any Plans which are Multiemployer Plans as a result of a complete withdrawal therefrom;

(xii)no lien imposed under the Code or ERISA on the assets of the Borrower or any of its Subsidiaries or any ERISA Affiliate with respect to a Plan exists and no event has occurred which could reasonably be expected to give rise to any such lien on account of any Plan (other than a Multiemployer Plan); and

(xiii)the Borrower and its Subsidiaries do not maintain or contribute to any employee welfare plan (as defined in Section 3(1) of ERISA and subject to ERISA) which provides post-employment health benefits to retired employees or other former employees (other than as required by Section 601 of ERISA or other similar and applicable law).

(b)Except as would not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate, (i) each Foreign Pension Plan has been maintained in compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities; (ii) all contributions required to be made with respect to a Foreign Pension Plan have been or will be timely made; (iii) neither the Borrower nor any of its Subsidiaries has incurred any obligation in connection with the termination of or withdrawal from any Foreign Pension Plan; and (iv) the present value of the accrued benefit liabilities (whether or not vested) under each Foreign Pension Plan, determined as of the end of the Borrower’s most recently ended fiscal year on the basis of reasonable actuarial assumptions, did not exceed the current value of the assets of such Foreign Pension Plan allocable to such benefit liabilities.

6.13Security Documents.  After the execution and delivery thereof and upon the taking of the actions mentioned in the immediately succeeding sentence, each of the Security Documents will create in favor of the Security Agent for the benefit of the Secured Creditors a legal, valid and enforceable fully perfected first priority security interest in and Lien on all right, title and interest of the Obligors party thereto in the Collateral described therein, subject to no other Liens other than Permitted Liens.  No filings or recordings are required in order to perfect the security interests created under any Security Document except for filings or recordings to be made on or prior to the Restatement Effective Date pursuant to the Security Documents.

6.14Representations and Warranties in Documents.  On each Borrowing Date, all representations and warranties made by the Borrower and its Subsidiaries in the other Credit Documents shall be true and correct in all material respects at the time at which such representations and warranties were made (or deemed made).

6.15Subsidiaries.  On and as of the Restatement Effective Date, the Borrower has no Subsidiaries other than those Subsidiaries listed on Schedule III.  Schedule III sets forth, as of the Restatement Effective Date, the percentage ownership (direct and indirect) of the Borrower in each class of capital stock or other Equity Interests of each of its Subsidiaries and also identifies the direct owner thereof.  All outstanding shares of Equity Interests of each Subsidiary of the Borrower have been duly and validly issued, are fully paid and non-assessable and have been issued free of preemptive rights.  No Subsidiary of the Borrower has outstanding any securities convertible into or exchangeable for its Equity Interests or outstanding any right to subscribe for or to purchase, or any options or warrants for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of or any calls, commitments or claims of any character relating to, its Equity Interests or any stock appreciation or similar rights.

6.16Compliance with Statutes, etc.  The Borrower and its Subsidiaries are in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except such noncompliance as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

6.17Investment Company Act.  Neither the Borrower nor any of the Subsidiary Guarantors is an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

6.18Pollution and Other Regulations.  (a)  Each of the Borrower and its Subsidiaries is in compliance with all applicable Environmental Laws including those governing its business, Fleet Vessels, and any other facility or vessel owned, leased, operated or occupied by the Borrower or any of its Subsidiaries, except for such failures to comply as could not reasonably be expected to have a Material Adverse Effect, and neither the Borrower nor any of its Subsidiaries is liable for any material penalties, fines or forfeitures for failure to comply with any of the foregoing.

(b)All licenses, permits, registrations or approvals required for the business of the Borrower and each of its Subsidiaries, as conducted as of the Original Closing Date, Fleet Vessels, Real Property, and any other facility or vessel owned, operated or occupied by the Borrower or any of its Subsidiaries under any Environmental Law have been secured and the Borrower and each of its Subsidiaries is in substantial compliance therewith, except for such failures to secure or comply as could not reasonably be expected to have a Material Adverse Effect.

(c)Neither the Borrower nor any of its Subsidiaries is, to its knowledge, in any respect in noncompliance with, breach of or default under any applicable writ, order, judgment, injunction, or decree to which the Borrower or such Subsidiary is a party or which would affect the ability of the Borrower or such Subsidiary to operate any Fleet Vessel, Real Property or other facility or vessel and no event has occurred and is continuing which, with the passage of time or the giving of notice or both, would constitute noncompliance, breach of or default thereunder, except in each such case, such noncompliance, breaches or defaults as could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(d)There are no Environmental Claims pending or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries which, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(e)There are no facts, circumstances, conditions or occurrences on or relating to the past or present business of the Borrower and each of its Subsidiaries, any Fleet Vessel, Real Property or other facility or vessel currently or formerly owned, operated or occupied by the Borrower or any of its Subsidiaries that is reasonably likely (i) to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries, including relating to any Collateral Vessel, Real Property or other facility or vessel owned by the Borrower or any its Subsidiaries or (ii) to cause such Fleet Vessel, Real Property or other facility or vessel to be subject to any restrictions on its ownership, occupancy, use or transferability under any Environmental Law, except in each such case, such Environmental Claims or restrictions that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

(f)Hazardous Materials have not at any time prior to the Original Closing Date, been (i) generated, used, treated or stored on, or transported to or from, any Fleet Vessel, Real Property or other facility or vessel at any time owned, operated or occupied by the Borrower or any of the Subsidiary Guarantors or (ii) Released on or from any such Fleet Vessel, Real Property or other facility or vessel, except in each case for clauses (i) and (ii) above where such occurrence or event, either individually or in the aggregate, is reasonably likely to have a Material Adverse Effect.

6.19Labor Relations.  Neither the Borrower nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect and there is (i) no unfair labor practice complaint pending against the Borrower or any of the its Subsidiaries, to the Borrower’s knowledge, threatened against any of them before the National Labor Relations Board, and no material grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Borrower or any of its Subsidiaries or, to the Borrower’s knowledge, threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against the Borrower or any of such  Subsidiaries or, to the Borrower’s knowledge, threatened against the Borrower or any of such  Subsidiaries and (iii) no union representation proceeding pending with respect to the employees of the Borrower or any of such  Subsidiaries, except (with respect to the matters specified in clauses (i), (ii) and (iii) above) as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

6.20Patents, Licenses, Franchises and Formulas.  Each of the Borrower and each of its Subsidiaries owns, or has the right to use, all material patents, trademarks, permits, service marks, trade names, copyrights, licenses, franchises and formulas, and has obtained assignments of all leases and other rights of whatever nature, necessary for the present conduct of its business, without any known conflict with the rights of others, except for such failures and conflicts which could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

6.21Financial Indebtedness.  Schedule VIII sets forth a true and complete list of all Financial Indebtedness of the Borrower and its Subsidiaries as of the Initial Borrowing Date, in each case showing the aggregate principal amount thereof and the name of the borrower thereunder and any other entity which directly or indirectly guarantees such debt.

6.22Insurance.  Schedule IV-B hereto sets forth a true and complete listing of all insurance maintained by each Obligor with, as of the Restatement Effective Date, the amounts insured (and any deductibles) set forth therein.

6.23Concerning the Collateral Vessels.  The name, registered owner (which shall be a Subsidiary Guarantor), official number, jurisdiction of registration and flag (which shall be an Acceptable Flag Jurisdiction), vessel type, deadweight tonnage, builder’s hull number, built date and Appraised Value as of the Original Closing Date of each Collateral Vessel shall be set forth on Schedule VI hereto.  Each Collateral Vessel owned or to be owned by a Subsidiary Guarantor or the Borrower will be operated in material compliance with all applicable law, rules and regulations.

6.24Citizenship.  The Borrower and each other Obligor which owns or operates, or will own or operate, one or more Collateral Vessels is qualified to own and operate such Collateral Vessel under the laws of the Republic of the Marshall Islands, the Republic of Liberia or Hong Kong, as applicable, or such other jurisdiction in which any such Collateral Vessel is permitted, or will be permitted, to be flagged in accordance with the terms of the respective Collateral Vessel Mortgages.

6.25Vessel Classification; Flag~~; Flag~~.  Each Collateral Vessel is (i) classified in the highest class available for vessels of its age and type by an Acceptable Classification Society, free of any conditions or recommendations, other than as permitted, or as will be permitted, under the Collateral Vessel Mortgages and (ii) flagged in an Acceptable Flag Jurisdiction.

6.26Anti-Money Laundering and Sanctions Laws.

(a)To the extent applicable, each of the Borrower and its Subsidiaries is in compliance, in all material respects, with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, (ii) all United States laws relating to terrorism or money laundering including the Executive Order, (iii) the PATRIOT Act and (iv) any analogous European Union or other applicable law, rule or regulation.

(b)None of the Borrower and its Subsidiaries nor, after making due inquiry, any Affiliate of any of the Borrower and its Subsidiaries, is, or will be after consummation of the Transaction and application of the proceeds of the Loans, a Restricted Party.

(c)The Borrower and its Subsidiaries do not, in violation of Sanctions Law, deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Sanctions Law or engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Sanctions Law.

(d)Each of the Borrower and its Subsidiaries and their respective directors, officers, employees or, to the knowledge of the Borrower and its Subsidiaries after making due inquiry, Affiliates, agents or representatives has been for the past five years and is in compliance in all material respects with Sanctions Laws and applicable Anti-Corruption Laws and anti-money laundering laws or regulations in any applicable jurisdiction.

(e)None of the Borrower nor its Subsidiaries, nor their respective directors, officers, employees, or, to the knowledge of the Borrower and its Subsidiaries after making due inquiry, agents or representatives (i) is a Restricted Party, or is involved in any transaction through which it is likely to become a Restricted Party; or (ii) is subject to or involved in any inquiry, claim, action, suit, proceeding or investigation against it with respect to Sanctions Laws by any Sanctions Authority.

(f)Each of the Borrower and its Subsidiaries has implemented and maintains in effect policies and procedures with respect Anti-Corruption Laws, Sanctions Laws and anti-money laundering laws, which policies and procedures are designed to promote compliance with Sanctions Laws, Anti-Corruption Laws and anti-money laundering laws by it, its Subsidiaries and their respective directors, officers, employees and agents and such parties are required to comply therewith.

6.27No Immunity.  The Borrower does not, nor does any other Obligor or any of their respective properties, have any right of immunity on the grounds of sovereignty or otherwise from the jurisdiction of any court or from setoff or any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of any jurisdiction. The execution and delivery of the Credit Documents by the Obligors and the performance by them of their respective obligations thereunder constitute commercial transactions.

6.28Fees and Enforcement.  No fees or Taxes, including, without limitation, stamp, transaction, registration or similar Taxes, are required to be paid to ensure the legality, validity, or enforceability of this Agreement or any of the other Credit Documents other than recording taxes which have been, or will be, paid as and to the extent due.  Under the laws of the each applicable Acceptable Flag Jurisdiction, the choice of the laws of the State of New York as set forth in the Credit Documents which are stated to be governed by the laws of the State of New York is a valid choice of law, and the irrevocable submission by each Obligor to jurisdiction and consent to service of process and, where necessary, appointment by such Obligor of an agent for service of process, in each case as set forth in such Credit Documents, is legal, valid, binding and effective.

6.29Form of Documentation.  Each of the Credit Documents is in proper legal form under the laws of the applicable Acceptable Flag Jurisdiction for the enforcement thereof under such laws, subject only to such matters which may affect enforceability arising under the law of the State of New York.  To ensure the legality, validity, enforceability or admissibility in evidence of each such Credit Document in the applicable Acceptable Flag Jurisdiction, it is not necessary that any Credit Document or any other document be filed or recorded with any court or other authority in the applicable Acceptable Flag Jurisdiction, or notarized or executed under seal, or physically executed in any such jurisdiction, except as have been made, or will be made, on or prior to the Restatement Effective Date.

6.30No Material Adverse Effect.  Since December 31, 2017, nothing has occurred that has had or could reasonably be expected to have a Material Adverse Effect.

6.31Pari Passu or Priority Status.  The claims of the Administrative Agent, the Security Agent and the Lenders against the Borrower and the other Obligors under this Agreement or the other Credit Documents will rank at least pari passu with the claims of all unsecured creditors of the Borrower or any other Obligor, as the case may be (other than claims of such creditors to the extent that they are statutorily preferred), and senior in priority to the claims of any creditor of the Borrower or any other Obligor.

6.32Solvency; Winding-up, etc.  (a)  On and as of the Restatement Effective Date and the applicable Delayed Draw Funding Date and after giving effect to the Transaction and to all Financial

Indebtedness (including the Loans) being incurred or assumed and Liens created by the Obligors in connection therewith (i) the sum of the assets (including its right of contribution and subrogation it may have with respect to any other Person), at a fair valuation, of each Obligor on a stand-alone basis and of the Borrower and its Subsidiaries taken as a whole will exceed their respective debts, (ii) each Obligor on a stand-alone basis and the Borrower and its Subsidiaries taken as a whole have not incurred and do not intend to incur, and do not believe that they will incur, debts beyond their respective ability to pay such debts as such debts mature and (iii) each Obligor on a stand-alone basis and the Borrower and its Subsidiaries taken as a whole do not have unreasonably small working capital with which to continue their respective businesses.  For purposes of this Section 6.32(a), “debt” shall mean any liability on a claim, and “claim” shall mean (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.  The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

(b)Neither the Borrower nor any other Obligor has taken any corporate action nor have any other steps been taken or legal proceedings been started or (to its knowledge and belief) threatened against any of them for the winding-up, dissolution or for the appointment of a liquidator, administrator, receiver, administrative receiver, trustee or similar officer of any of them or any or all of their assets or revenues nor have any of them sought any other relief under any applicable insolvency or bankruptcy law.

6.33Completeness of Documentation.  The copies of the Technical Management Agreements delivered to the Administrative Agent are true and complete copies of each such document constituting valid and binding obligations of the parties thereto enforceable in accordance with their respective terms and no action has been taken, to the best knowledge of the Borrower, by the parties thereto which would in any way render such document inoperative or unenforceable.

SECTION 7Affirmative Covenants.  The Borrower hereby covenants and agrees that on and after the Original Closing Date and until the Loans and Notes (in each case together with interest thereon), Fees and all other Credit Document Obligations (other than indemnities described in Section 11.01(b) which are not then due and payable) incurred hereunder and thereunder, are paid in full:

7.01Information Covenants.  The Borrower will furnish to the Administrative Agent, with sufficient copies for each of the Lenders:

(a)Quarterly Financial Statements.  Commencing with the fiscal quarter ending June 30, 2018, within 45 days (or, if applicable, such shorter period as the Securities and Exchange Commission shall specify for the filing of quarterly reports on Form 10-Q if the Borrower is required to file such a quarterly report) after the end of each of the first three fiscal quarters of each fiscal year, (i) a consolidated balance sheet and related statements of operations and cash flows showing the financial position of the Borrower and its Subsidiaries as of the close of such fiscal quarter and the consolidated results of its operations during such fiscal quarter and the then-elapsed portion of the fiscal year and setting forth in comparative form the corresponding figures for the corresponding periods of the prior fiscal year, all of which shall be in reasonable detail and which consolidated balance sheet and related statements of operations and cash flows shall be certified by an Authorized Officer of the Borrower as fairly presenting, in all material respects, the financial position and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP (subject to normal year-end audit adjustments and the absence of footnotes) and (ii) management’s discussion and analysis of the important operational and financial developments during such fiscal quarters.

(b)Annual Financial Statements.  Within 90 days (or, if applicable, such shorter period as the Securities and Exchange Commission shall specify for the filing of annual reports on Form 10-K if the Borrower is required to file such an annual report) after the end of each fiscal year, (i) a consolidated balance sheet and related statements of operations, cash flows and owners’ equity showing the financial position of the Borrower and its Subsidiaries as of the close of such fiscal year and the consolidated results of its operations during such fiscal year and setting forth in comparative form the corresponding figures for the prior fiscal year, which consolidated balance sheet and related statements of operations, cash flows and owners’ equity shall be audited by independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such consolidated financial statements fairly present, in all material respects, the financial position and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP and (ii) management’s discussion and analysis of the important operational and financial developments during such fiscal year.

(c)Projections, etc.  As soon as available but not more than 45 days after the end of each calendar year, cash flow projections (including a balance sheet and statement of profit and loss and cash flow) of the Borrower and its Subsidiaries in reasonable detail for the calendar year in which such cash flow projections are actually delivered.

(d)Appraisal Reports.  At the time of delivery of the certificates provided for in Section 7.01(e), and at any other time at the option of the Borrower or within 14 days of the written request of the Administrative Agent, Appraisals for each Collateral Vessel dated no more than 30 days prior to the delivery thereof in form and substance reasonably acceptable to the Administrative Agent and from two Approved Appraisers stating the then current Appraised Value of each Collateral Vessel; provided that, it is acknowledged and agreed that, solely with respect to the Compliance Certificate required to be delivered with the financial statements for the fiscal quarter ending June 30, 2018 pursuant to Section 7.01(a), the Appraisals delivered to the Administrative Agent pursuant to Section 5.02(d) shall satisfy the requirements of this Section 7.01(d) for such fiscal quarter. All such Appraisals shall be conducted by, and made at the expense of, the Borrower (it being understood that the Administrative Agent may and, at the request of the Required Lenders, shall, upon notice to the Borrower, obtain such Appraisals and that the cost of all such Appraisals will be for the account of the Borrower); provided that, unless an Event of Default shall then be continuing, in no event shall the Borrower be required to pay for more than two Appraisals in excess of the quarterly Appraisals obtained pursuant to this Section 7.01(d) in any single fiscal year of the Borrower, with the cost of any such reports in excess thereof to be paid by the Lenders on a pro rata basis.

(e)Officer’s Compliance Certificates.

(i)At the time of the delivery of the financial statements provided for in Sections 7.01(a) and (b), a certificate of an Authorized Officer of the Borrower substantially in the form of Exhibit I-1 (a “Compliance Certificate”) to the effect that no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof (in reasonable detail), which certificate shall (x) set forth the calculations required to establish whether the Borrower is in compliance with the Financial Covenants at the end of the relevant fiscal quarter or year, as the case may be, (y) [reserved] and (z) certify that there have been no changes to any of the representations or warranties set forth in each of the Security Documents since the Original Closing Date or, if later, since the date of the most recent certificate delivered pursuant to this Section 7.01(e), or if there have been any such changes, a list in reasonable detail of such changes and whether the

Borrower and the other Obligors have otherwise taken all actions required to be taken by them pursuant to such Security Documents or any one of them.

(ii)At the time of the delivery of the Compliance Certificate provided for in clause (i) above, a certificate of an Authorized Officer of the Borrower substantially in the form of Exhibit I-2 to the effect that no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof (in reasonable detail), which certificate shall set forth the calculations required to establish whether the Borrower is in compliance with the Financial Covenant set forth in Section 8.07(d).

(iii)At the time of a Collateral Disposition in respect of any Collateral Vessel (other than an Additional Vessel or Specified Exchange Collateral Vessel), a certificate of an Authorized Officer of the Borrower which certificate shall (x) certify on behalf of the Borrower the last Appraisals received pursuant to Section 7.01(d) determining the Aggregate Appraised Value of all Collateral Vessels, after giving effect to such disposition(s) and/or showing the individual Appraised Value of all Collateral Vessels owned by the Subsidiary Guarantors which have not been sold, transferred, lost or otherwise disposed of at such time, and (y) set forth the calculations required to establish whether the Borrower is in compliance with the provisions of Section 8.07(d) after giving effect to such disposition.

(f)Notice of Default, Material Litigation, Event of Loss or Major Casualty.  Promptly, and in any event within three (3) Business Days after the Borrower obtains actual knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or Event of Default which notice shall specify the nature thereof, the period of existence thereof and what action the Borrower proposes to take with respect thereto, (ii) any material litigation or governmental investigation or proceeding pending or threatened against the Borrower or any of its Subsidiaries, (iii) any Event of Loss in respect of any Collateral Vessel, (iv) any Major Casualty in respect of any Collateral Vessel and (v) any material default under any charter relating to a Collateral Vessel.

(g)Other Reports and Filings.  Promptly, (i) copies of all financial information, proxy materials and other information and reports, if any, which the Borrower or any of its Subsidiaries has filed with the Securities and Exchange Commission (or any successor thereto) and (ii) copies of all financial information and other information and reports, if any, which the Borrower or any of its Subsidiaries has delivered to holders of its Financial Indebtedness pursuant to the terms of the documentation governing such Financial Indebtedness (or any trustee, agent or other representative therefor).

(h)Environmental Matters.  Promptly upon, and in any event within five (5) Business Days after, the Borrower obtains knowledge thereof, written notice of any of the following environmental matters occurring after the Original Closing Date, except to the extent that such environmental matters could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect:

(i)any Environmental Claim pending or threatened in writing against the Borrower or any of its Subsidiaries or any Collateral Vessel or property owned or operated or occupied by the Borrower or any of its Subsidiaries;

(ii)any condition or occurrence on or arising from any Collateral Vessel or property owned or operated or occupied by the Borrower or any of its Subsidiaries or any other location that (A) results in noncompliance by the Borrower or such Subsidiary with any applicable Environmental Law or (B) could reasonably be expected to form the basis of an Environmental

Claim against the Borrower or any of its Subsidiaries or relating to any such Collateral Vessel or property;

(iii)any condition or occurrence on any Collateral Vessel or property owned or operated or occupied by the Borrower or any of its Subsidiaries that could reasonably be expected to cause such Collateral Vessel or property to be subject to any restrictions on the ownership, occupancy, use or transferability by the Borrower or any of its Subsidiaries of such Collateral Vessel or property under any Environmental Law; and

(iv)the conducting of any removal or remedial action in response any the actual or alleged presence or Release of any Hazardous Material on or from any Collateral Vessel or property owned or operated or occupied by the Borrower or any of its Subsidiaries as required by any Environmental Law or any governmental or other administrative agency; provided that in any event the Borrower shall deliver to the Administrative Agent all material notices received by the Borrower or any of its Subsidiaries from any government, governmental agency or any Person relating to, under, or pursuant to, CERCLA or OPA or their state equivalents.

All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the Borrower’s or such Subsidiary; response thereto.  In addition, the Borrower will provide the Administrative Agent with copies of all material communications with any government, governmental agency or Person relating to any Environmental Claim of which notice is required to be given pursuant to this Section 7.01(h), and such detailed reports of any such Environmental Claim as may reasonably be requested by the Administrative Agent or the Required Lenders.

(i)Sanctions and Money Laundering Matters.  Promptly and in any event within three (3) Business Days after any Obligor obtains actual knowledge thereof, the relevant Obligor shall supply to the Administrative Agent (i) the details of any inquiry, claim, action, suit, proceeding or investigation pursuant to Sanctions Laws by any Sanctions Authority or implemented to combat Money Laundering against it, any of its Subsidiaries, any of its Affiliates, any of its direct or indirect owners, or any of their respective directors, officers, employees, agents or representatives as well as information on what steps are being taken to answer or oppose such inquiry, claim, action, suit, proceeding or investigation, (ii) that any Obligor, any of its Subsidiaries, any of its Affiliates, or any of its direct or indirect owners, or any of their respective directors, officers, employees, agents or representatives has become or is likely to become a Restricted Party and (iii) information, certificates and any documents with respect to such Obligor reasonably required by a Lender to ensure such Lender’s compliance with any law, official requirement or other regulatory measure or procedure implemented to combat Money Laundering.

(j)Management Letters.  Promptly after the Borrower’s or any Subsidiary’s receipt thereof, a copy of any “management letter” received from its certified public accountants and management’s response thereto.

(k)Other Information.  From time to time, such other information with respect to the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower and its Subsidiaries as the Administrative Agent (or the Lenders through the Administrative Agent) may reasonably request.

Documents required to be delivered pursuant to Section 7.01(a), 7.01(b) and/or 7.01(g)(i) may be delivered electronically and, if so delivered shall be deemed furnished and delivered on the date such information (x) has been posted on the SEC website accessible through

http://www.sec.gov/edgar/searchedgar/webusers.htm or such successor webpage of the Securities and Exchange Commission thereto and (y) other than with respect to documents to be delivered pursuant to Section 7.01(g)(i), the Administrative Agent shall have been notified thereof, such notification which shall be deemed to be received by the Administrative Agent with respect to the documents required to be delivered pursuant to Section 7.01(a) and 7.01(b) upon delivery of the Compliance Certificate pursuant to Section 7.01(e)(i); provided that upon request of the Administrative Agent (acting on the instructions of the Required Lenders), the Borrower shall deliver copies of such documents to the Administrative Agent until a written request to cease delivering paper copies is given by the Administrative Agent (acting on the instructions of the Required Lenders). Notwithstanding anything to the contrary herein, in every instance, the Borrower shall be required to provide copies of the Compliance Certificate required by Section 7.01(e)(i) to the Administrative Agent and each of the Lenders and no such public filings shall be deemed to be a substitute therefor.

7.02Books, Records and Inspections.  The Borrower will, and will cause its Subsidiaries to, keep proper books of record and account in which full, true and correct entries, in conformity in all material respects with generally accepted accounting principles and all requirements of law, shall be made of all dealings and transactions in relation to its business.  The Borrower will, and will cause its Subsidiaries to, permit officers and designated representatives of the Administrative Agent and the Lenders as a group to visit and inspect during regular business hours and under guidance of officers of the Borrower or its Subsidiaries, any of the properties of the Borrower or any of its Subsidiaries, and to examine the books of account of the Borrower or such Subsidiary and discuss the affairs, finances and accounts of the Borrower or such Subsidiary with, and be advised as to the same by, its and their officers and independent accountants, all upon reasonable advance notice and at such reasonable times and intervals and to such reasonable extent as the Administrative Agent or the Required Lenders may request; provided that, unless an Event of Default exists and is continuing at such time, the Administrative Agent and the Lenders shall not be entitled to request more than two such visitations and/or examinations in any fiscal year of the Borrower.

7.03Maintenance of Property; Insurance Mortgagee Interest Insurance.  (a)  The Borrower will, and will cause each of the Subsidiary Guarantors to, (i) keep all material property necessary to its business in good working order and condition (ordinary wear and tear and loss or damage by casualty or condemnation excepted), (ii) maintain insurance with respect to material property that is not Collateral Vessels in at least such amounts and against at least such risks as are in accordance with normal industry practice for similarly situated insureds, (iii) maintain the Required Insurance with respect to the Collateral Vessels at all times and (iv) furnish to the Administrative Agent, at the written request of the Administrative Agent, a complete description of the material terms of insurance carried, or, at the Borrower’s option, copies of such policies.

(b)The Borrower will reimburse the Administrative Agent, the Security Agent and/or the Lenders for all costs, fees and expenses incurred in relation to Mortgagee’s Insurances.

7.04Corporate Franchises.  The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, licenses and patents (if any) used in its business; provided that nothing in this Section 7.04 shall prevent (i) sales or other dispositions of assets, consolidations or mergers by or involving the Borrower or any Subsidiary which are permitted in accordance with Section 8.02 or (ii) the abandonment by the Borrower or any Subsidiary of any rights, franchises, licenses and patents that could not be reasonably expected to have a Material Adverse Effect.

7.05Compliance with Statutes, etc.  The Borrower will, and will cause each of its Subsidiaries to:

(a)comply with all applicable statutes, regulations and order of, and all applicable restrictions (including all laws and regulations relating to money laundering and corrupt practices, including the FCPA) imposed by, all Governmental Authorities: (i) applicable to their business, except when the failure to comply could not reasonably be expected to have a Material Adverse Effect, (ii) applicable to each Collateral Vessel, its ownership, employment, operation, management and registration, with respect to the ISM Code, the ISPS Code, all Environmental Laws, except where the failure to comply could not reasonably be expected to have a Material Adverse Effect, and the laws of the relevant Acceptable Flag Jurisdiction and (iii) applicable to each Collateral Vessel, its ownership, employment, operation, management and registration, with respect to all Sanctions Laws;

(b)obtain, comply with and do all that is necessary to maintain in full force and effect any permits, licenses, and approvals required by any Environmental Law; and

(c)without limiting paragraph (a) above, not employ any Collateral Vessel nor allow its employment, operation or management in any manner contrary to any applicable law or regulation including, but not limited, to the ISM Code, the ISPS Code, all Environmental Laws and all Sanctions Laws.

7.06Compliance with Environmental Laws.  (a) The Borrower will, and will cause each of its Subsidiaries to, comply in all material respects with all Environmental Laws applicable to the business of the Borrower and each of its Subsidiaries, the ownership or use of any Collateral Vessel, Real Property or other property, facility or vessel now or hereafter owned, operated or occupied by the Borrower or any of its Subsidiaries, pay or cause to be paid within a reasonable time period all costs and expenses incurred in connection with such compliance (except to the extent being contested in good faith), and keep or cause to be kept all such Collateral Vessel, Real Property, or other property, facility or vessel free and clear of any Liens imposed pursuant to such Environmental Laws.  Neither the Borrower nor any of its Subsidiaries will generate, use, treat, store, Release or dispose of, or permit the generation, use, treatment, storage, Release or disposal of, Hazardous Materials on or from any Collateral Vessel, Real Property or other property, facility or vessel now or hereafter owned, operated or occupied by the Borrower or any of its Subsidiaries, or transport or permit the transportation of Hazardous Materials to or from any ports or property, except in each case in material compliance with all applicable Environmental Laws and as reasonably required in connection with the operation, use and maintenance of any such property or otherwise in connection with their businesses. The Borrower will, and will cause each of its Subsidiaries to, maintain insurance on the Collateral Vessels and any other Fleet Vessel in at least such amounts as are in accordance with normal industry practice for similarly situated insureds, against losses from oil spills and other environmental pollution.

(b) The Borrower shall ensure that each Fleet Vessel which is to be recycled shall, at the time of such recycling, be recycled in compliance with either (i) the Hong Kong International Convention for the Safe and Environmentally Sound Recycling of Ships, 2009 (the “Convention”) and the applicable guidelines and requirements issued by the International Maritime Organization in connection with the Convention or any Governmental Authority or under any Environmental Law relating thereto or (ii) Regulation (EU) No 1257/2013 of the European Parliament and of the Council of 20 November 2013 on ship recycling and amending Regulation (EC) No 1013/2006 and Directive 2009/16/EC (Text with EEA relevance).

(c) Subject to clause (vii)(d) of the definition of “Collateral and Guaranty Requirements”, the Borrower shall procure that each Collateral Vessel has obtained an IHM, or equivalent document acceptable to the Administrative Agent, in respect of that Fleet Vessel, which shall be kept up to date and maintained until the Maturity Date in compliance with all applicable requirements (e.g., European Union regulations).

7.07ERISA.  (a)  As soon as reasonably possible and, in any event, within 10 days after the Borrower knows or has reason to know of the occurrence of any of the following that could reasonably be expected to result in a Material Adverse Effect, the Borrower will deliver to the Administrative Agent a certificate of an Authorized Officer of the Borrower setting forth the details as to such occurrence and the action, if any, that the Borrower, such Subsidiary or such ERISA Affiliate is required or proposes to take:

(i)that a Reportable Event has occurred (except to the extent that the Borrower has previously delivered to the Administrative Agent a certificate concerning such event pursuant to the next clause hereof); or

(ii)that a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA is subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (which is not waived), and an event described in subsection .62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 is reasonably expected to occur with respect to such Plan within the following 30 days; or

(iii)that a Plan (other than a Multiemployer Plan) has failed to satisfy the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, or an application has been made for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code or Section 303 of ERISA with respect to a Plan (other than a Multiemployer Plan); or

(iv)that any contribution required to be made by the Borrower or any of its Subsidiaries or any ERISA Affiliate with respect to a Plan subject to Title IV of ERISA or by the Borrower or any of its Subsidiaries with respect to a Foreign Pension Plan has not been timely made; or

(v)that a Plan has been terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; or

(vi)that Borrower or any of its Subsidiaries or any ERISA Affiliate has received written notice from the PBGC or a plan administrator (in the case of a Multiemployer Plan) indicating that proceedings have been instituted by the PBGC to terminate or appoint a trustee to administer a Plan which is subject to Title IV of ERISA; or

(vii)that the Borrower or any of its Subsidiaries or any ERISA Affiliate has any liability (including any indirect, contingent, or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under Section 4975 of the Code.

(b)The Borrower and each of its applicable Subsidiaries shall ensure that all Foreign Pension Plans administered by it, and shall monitor that all other Foreign Pension Plans into which it makes payments, obtain or retain (as applicable) registered status under and as required by applicable law and are administered in a timely manner in all respects in compliance with all applicable laws except where the failure to do any of the foregoing could not be reasonably likely to result in a Material Adverse Effect.

7.08End of Fiscal Years; Fiscal Quarters.  The Borrower will cause (i) each of its and its Subsidiaries’ fiscal years to end on December 31 and (ii) each of its and its Subsidiaries’ fiscal quarters to end on March 31, June 30, September 30 and December 31 of each year or such other date as shall be agreed to by the Administrative Agent (such consent not to be unreasonably withheld).

7.09Performance of Obligations.  The Borrower will, and will cause each of its Subsidiaries to, perform all of its obligations under the terms of each mortgage, indenture, security agreement and other debt instrument (including, without limitation, the Credit Documents) by which it is bound, except such non-performances as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

7.10Payment of Taxes.  The Borrower will, and will cause each of its Subsidiaries to, pay and discharge, all material Taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims for sums that have become due and payable which, if unpaid, might become a Lien not otherwise permitted under Section 8.01; provided that neither the Borrower nor any of its Subsidiaries shall be required to pay any such Tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it maintains adequate reserves with respect thereto in accordance with GAAP.

7.11Further Assurances.  (a)  The Borrower, and each other Obligor, agrees that at any time and from time to time, at the expense of the Borrower or such other Obligor, it will promptly execute and deliver all further instruments and documents, and take all further action that may be reasonably necessary, or that the Administrative Agent may reasonably require, to perfect and protect any Lien granted or purported to be granted hereby or by the other Credit Documents, or to enable the Security Agent to exercise and enforce its rights and remedies with respect to any Collateral.  Without limiting the generality of the foregoing, the Borrower will execute, if required, and file, or cause to be filed, such financing or continuation statements under the UCC (or any non-U.S. equivalent thereto), or amendments thereto, such amendments or supplements to the Collateral Vessel Mortgages (including any amendments required to maintain Liens granted by such Collateral Vessel Mortgages), and such other instruments or notices, as may be reasonably necessary, or that the Administrative Agent may reasonably require, to protect and preserve the Liens granted or purported to be granted hereby and by the other Credit Documents.

(b)The Borrower hereby authorizes the Security Agent to file one or more financing or continuation statements under the UCC (or any non-U.S. equivalent thereto), and amendments thereto, relative to all or any part of the Collateral without the signature of the Borrower or any other Obligor, where permitted by law.  The Security Agent will promptly send the Borrower a copy of any financing or continuation statements which it may file without the signature of the Borrower or any other Obligor and the filing or recordation information with respect thereto.

(c)If at any time any Subsidiary of the Borrower owns a Collateral Vessel or owns, directly or indirectly, an interest in any Subsidiary which owns a Collateral Vessel and the Collateral and Guaranty Requirements with respect to such Subsidiary has not been satisfied, the Borrower will cause the Collateral and Guaranty Requirements with respect to such Subsidiary (and any Subsidiary which directly or indirectly owns the Equity Interests of such Subsidiary to the extent not an Obligor) to be satisfied with respect to each relevant Collateral Vessel as if such Subsidiary had been an Obligor on the Original Closing Date.

(d)At the reasonable written request of any counterparty to a Secured Hedging Agreement entered into after the Original Closing Date (to the extent permitted under this Agreement to be entered into and secured) with one or more Lenders or any Affiliate thereof (even if, after the entry into such Secured Hedging Agreement, the respective Lender subsequently ceases to be a Lender for any reason), the applicable Obligor and, at the written direction of the Security Agent, the mortgagee, shall promptly execute an amendment to each Collateral Vessel Mortgage adding obligations under such Secured Hedging Agreement as an additional Secured Obligation under each Collateral Vessel Mortgage (and allowing such obligations to be secured on such basis as set forth in this Agreement or in the Pledge Agreement), and cause the same to be promptly and duly recorded, and such amendment shall be in form and substance reasonably satisfactory to the Security Agent.

7.12Deposit of Earnings. On and after the Initial Borrowing Date, each Obligor will cause the Earnings derived from each of the respective Collateral Vessels, to the extent constituting Earnings Collateral and Insurance Collateral, to be deposited by the respective account debtor in respect of such earnings into one or more of the Earnings Accounts maintained for such Obligor or the Borrower from time to time (it being understood that, absent an Event of Default, the Borrower and its Subsidiaries shall have full access to the funds within such Earnings Account).  Without limiting any Obligor’s obligations in respect of this Section 7.12, each Obligor agrees that, in the event it receives any earnings constituting Earnings Collateral and Insurance Collateral, or any such earnings are deposited other than in one of the Earnings Accounts, it shall promptly deposit all such proceeds into one of the Earnings Accounts maintained for such Obligor or the Borrower from time to time.  No Obligor will enter into any agreement or arrangement for the sharing of any Earnings Collateral and Insurance Collateral (other than with respect to pooling arrangements in the ordinary course of business).

7.13Ownership of Subsidiaries and Collateral Vessels.  (a)  The Borrower will directly (or indirectly through a Wholly-Owned Subsidiary of the Borrower), own 100% of the Equity Interests in each Subsidiary Guarantor.

(b)The Borrower shall cause each Subsidiary Guarantor, to at all times, be directly wholly-owned by one or more Obligors.

(c)The Borrower will cause each Collateral Vessel to be owned at all times by a single Subsidiary Guarantor that owns no other Fleet Vessels.

7.14Citizenship; Flag of Collateral Vessel; Collateral Vessel Classifications; Operation of Collateral Vessels.  (a)  The Borrower shall, and shall cause each Subsidiary Guarantor that owns a Collateral Vessel to, cause each Collateral Vessel to be registered in an Acceptable Flag Jurisdiction. The Borrower will, and will cause each Subsidiary Guarantor which owns or operates a Collateral Vessel to, be qualified to own and operate such Collateral Vessel under the laws of the applicable Acceptable Flag Jurisdiction, in each case in accordance with the terms of the related Collateral Vessel Mortgage.  Notwithstanding the foregoing, any Obligor may transfer a Collateral Vessel to another Acceptable Flag Jurisdiction pursuant to the requirements set forth in the definition of “Flag Jurisdiction Transfer”.

(b)The Borrower will and will cause each Subsidiary Guarantor which owns a Collateral Vessel to (i) comply with and satisfy in all material respects all applicable Legal Requirements of the jurisdiction of such Collateral Vessel’s home port, now or hereafter from time to time in effect, in order that such Collateral Vessel shall continue to be registered pursuant to the laws of the jurisdiction of its home port with such endorsements as shall qualify such Collateral Vessel for participation in the trades and services to which it may be dedicated from time to time or (ii) not do or allow to be done anything whereby such registration is or could reasonably be expected to be forfeited.

(c)Other than as a result of damage or casualty, the Borrower will and will cause each Subsidiary Guarantor which owns a Collateral Vessel to keep such Collateral Vessel in a good and sufficient state of repair consistent with the ship-ownership and management practice employed by first class owners of vessels of similar size and type and so as to ensure that each Collateral Vessel is classified in the highest class available for vessels of its age and type with an Acceptable Classification Society, free of any overdue conditions or overdue recommendations affecting the class of such Collateral Vessel; provided that if the classification of any of the Collateral Vessels shall be subject to any such overdue recommendations, the Borrower will and will cause each Subsidiary Guarantor which owns such Collateral Vessel to provide a written report to the Administrative Agent describing the overdue recommendations and assessing the steps required to be taken to prevent such overdue recommendations from affecting such Collateral Vessel’s classification.

(d)The Borrower will and will cause each Subsidiary Guarantor which owns a Collateral Vessel to (i) make or cause to be made all repairs to or replacement of any damaged, worn or lost parts or equipment such that the value of such Collateral Vessel will not be materially impaired and (ii) except as otherwise contemplated by this Agreement, not remove any material part of, or item of, equipment owned by the Obligors installed on such Collateral Vessel except in the ordinary course of the operation and maintenance of such Collateral Vessel unless (x) the part or item so removed is forthwith replaced by a suitable part or item which is in the same condition as or better condition than the part or item removed, is free from any Lien (other than Permitted Liens) in favor of any Person other than the Security Agent and becomes, upon installation on such Collateral Vessel, the property of the Obligors and subject to the security constituted by the Collateral Vessel Mortgage or the Pledge Agreement or (y) the removal will not materially diminish the value of such Collateral Vessel.

(e)The Borrower will and will cause each Subsidiary Guarantor which owns a Collateral Vessel to submit such Collateral Vessel to such periodic or other surveys as may be required for classification purposes and, upon the written request of the Security Agent, supply to the Security Agent copies of all survey reports and classification certificates issued in respect thereof.

(f)The Borrower will and will cause each Subsidiary Guarantor which owns a Collateral Vessel to promptly pay and discharge all tolls, dues, taxes, assessments, governmental charges, fines, penalties, debts, damages and liabilities whatsoever which have given or may give rise to maritime or possessory Liens (other than Permitted Liens) on, or claims enforceable against, such Collateral Vessel other than any of the foregoing being contested in good faith and diligently by appropriate proceedings, and, in the event of arrest of any Collateral Vessel pursuant to legal process, or in the event of its detention in exercise or purported exercise of any such Lien or claim as aforesaid, procure, if possible, the release of such Collateral Vessel from such arrest or detention forthwith upon receiving notice thereof by providing bail or otherwise as the circumstances may require.

(g)The Borrower will and will cause each Subsidiary Guarantor which owns a Collateral Vessel to maintain, or cause to be maintained by the charterer or lessee of any Collateral Vessel, a valid Certificate of Financial Responsibility (Oil Pollution) issued by the United States Coast Guard pursuant to the Federal Water Pollution Control Act to the extent that such certificate may be required by applicable Legal Requirements for any Collateral Vessel and such other similar certificates as may be required in the course of the operations of any Collateral Vessel pursuant to the International Convention on Civil Liability for Oil Pollution Damage of 1969, or other applicable Legal Requirements.

(h)The Borrower will and will cause each Subsidiary Guarantor which owns a Collateral Vessel to cause such Collateral Vessels to be managed by its Technical Manager and a Commercial Manager; provided that nothing herein shall prohibit the Collateral Vessels from being entered into pooling arrangements with Pool Managers.

(i)The Borrower will and will cause each Subsidiary Guarantor which owns a Collateral Vessel to cause each Collateral Vessel to be used only for civil merchant trading.

7.15Use of Proceeds.  (a) The Borrower will use the proceeds of the Loans only as provided in Section 6.10.

(b)The Borrower shall not (and shall procure that none of its Subsidiaries will) (i) in violation of any applicable Sanctions Laws or in any manner that would cause any Lender Creditor to be in violation of any applicable Sanctions Laws, repay or prepay the Loans under this Agreement or any part thereof from funds or assets that constitute property of, or that are beneficially owned directly or indirectly by, any Restricted Party, or from funds or assets obtained or derived from transactions with or relating to any Sanctioned Country or (ii) fund all or any part of any payment under this Agreement out of proceeds derived from transactions in violation of any applicable Sanctions Laws or in any manner that would cause any Lender Creditor to be in violation of any applicable Sanctions Laws.

7.16Charter Contracts.  In connection with any time charters having a stated term in excess of 24 months the applicable Obligor shall (i) at its own cost and expense, promptly and duly execute and deliver to the Security Agent an Assignment of Charter in respect of such charter contract and (ii) will notify the charterer under such charter of such Assignment of Charter and use its commercially reasonable efforts to cause such charterer to execute and deliver to the Security Agent a consent to such Assignment of Charter in form and substance satisfactory to the Administrative Agent.

7.17Technical Management Agreements.  On and after the Initial Borrowing Date, the Borrower will cause each Technical Manager’s rights to payment under its respective Technical Management Agreement and any liens created in favor of the Technical Manager thereunder to be subordinated to those of the Lenders pursuant to a duly executed manager’s undertaking in a form consistent with market practice in ship finance transactions delivered by each Technical Manager (it being understood that the Borrower will use commercially reasonable efforts after the Initial Borrowing Date to obtain such manager’s undertakings from any Technical Manager which is not an Affiliate of the Borrower) in favor of the Security Agent in a form and substance reasonably acceptable to the Security Agent.

7.18Separate Existence.  (a) The Borrower will, and will cause each of its Subsidiaries to:

(i)maintain its books, financial records and accounts, including checking and other bank accounts, and custodian and other securities safekeeping accounts, separate and distinct from those of the other Subsidiaries;

(ii)maintain its books, financial records and accounts (including inter-entity transaction accounts) in a manner so that it will not be difficult or costly to segregate, ascertain or otherwise identify its assets and liabilities separate and distinct from the assets and liabilities of the other Subsidiaries;

(iii)not commingle any of its assets, funds or liabilities with the assets, funds or liabilities of the other Subsidiaries provided nothing herein shall prohibit transactions permitted by Section 8.05;

(iv)observe all requisite organizational procedures and formalities, including the holding of meetings of the boards of directors as required by its Organizational Documents, the recordation and maintenance of minutes of such meetings, and the recordation of and maintenance of resolutions adopted at such meetings; and

(v)except as permitted by Section 8.02, not be consensually merged or consolidated with the other Subsidiaries (other than for financial reporting purposes).

(b)The Borrower and its Subsidiaries shall ensure that:

(i)all transactions, agreements and dealings between the Borrower and the Subsidiaries (including, in each case, transactions, agreements and dealings pursuant to which the assets or property of one is used or to be used by the other), will reflect the separate identity and legal existence of each such Person;

(ii)transactions between any of the Borrower and the Subsidiaries, on the one hand, and any third parties, on the other hand, will be conducted in the name of the Borrower or such Subsidiary, as applicable, as an entity separate and distinct from the Borrower or such Subsidiary, as applicable; and

(iii)no Subsidiary will refer to the Borrower as a department or division of such Subsidiary and will not otherwise refer to the Borrower in a manner inconsistent with its status as a separate and distinct legal entity.

7.19Sanctions.  (a)  The Borrower and its Subsidiaries shall ensure that none of it, nor any of its directors, officers or employees, and shall use its best efforts to ensure that none of its agents or representatives or any other person acting on any of their behalf is or will become a Restricted Party.

(b)The Borrower and its Subsidiaries shall:

(i)ensure that any Collateral Vessel owned and controlled by it shall not be used by or for the benefit of any Restricted Party in violation of Sanctions Law;

(ii)ensure that such Collateral Vessel shall not be used in trading in violation of Sanctions Laws;

(iii)ensure that such Collateral Vessel shall not be used in trading in any manner which would trigger the operation of any sanctions limitation or exclusion clause (or similar) in the Insurance Collateral relating to such Collateral Vessel,

(iv)use commercially reasonable efforts to ensure that each charterparty in respect of such Collateral Vessel entered into after the Original Closing Date shall contain, for the benefit of the relevant Obligor, language which gives effect to the provisions of this Section 7.19 and permits refusal of employment or voyage orders which would result in a violation of Sanctions Law.

7.20Maintenance of Listing.  The Borrower shall maintain its listing on the New York Stock Exchange or such other reputable international stock exchange approved by the Administrative Agent (acting on the instructions of the Required Lenders) in writing, such approval not to be unreasonably withheld or delayed.

7.21Specified Exchange Transactions.  At any time during the Specified Exchange Period, the Borrower shall be entitled to undertake the purchase and sale transactions set forth in each Vessel Exchange MOA pursuant to which the Borrower, each Specified Exchange Collateral Vessel Owner and (as the case may be) each New Exchange Vessel Owner intend to acquire the New Exchange Vessels in exchange for the Specified Exchange Collateral Vessels as set forth in the applicable Vessel Exchange MOA, subject to the following conditions:

(a)the Borrower and each New Exchange Vessel Owner shall comply with the Collateral and Guaranty Requirements with respect to such New Exchange Vessel Owner and each New Exchange Vessel no later than the date on which such New Exchange Vessel becomes a Collateral Vessel hereunder;

(b)the Borrower shall ensure that at all times during the Specified Exchange Period the ratio of (i) the aggregate outstanding principal amount of Loans under this Agreement (without giving effect to any Scheduled Repayments during the Specified Exchange Period) to (ii) the sum of all cash on deposit in the Cash Collateral Account plus the Appraised Value of the Collateral Vessels then pledged to secure the Secured Obligations, is not greater than 64%; provided that the Borrower shall be entitled to (x) provide Additional Collateral in the form of cash deposited in a Cash Collateral Account or (y) prepay the Loans on a pro rata basis, in each case, in an amount sufficient to ensure compliance with such ratio; provided, further, that the Security Agent shall (and the Lenders hereby authorize the Security Agent to), upon the request of the Borrower, release any Additional Collateral provided under this clause (b) and terminate the related Security Documents with respect to such Additional Collateral, if applicable, if the Borrower has delivered an officer’s certificate certifying as to compliance with the ratio set forth in this clause (b) upon the release of the Additional Collateral;

(c)before and after giving effect to the release of any Collateral with respect to a Specified Exchange Collateral Vessel, (i) no Default or Event of Default shall have occurred and be continuing and (ii) the Borrower shall be, and shall have been at all times during the most recently ended full fiscal quarter, in compliance with Section 8.07(d);

(d)the Borrower shall have delivered to the Administrative Agent, in each case in form and substance satisfactory to the Administrative Agent and the Security Agent, (i) an officer’s certificate certifying as to matters in clauses (b) and (c) above, (ii) Appraisals for each Collateral Vessel dated no more than thirty (30) days prior to the Fifth Amendment Effective Date in form and substance reasonably acceptable to the Administrative Agent and from two Approved Appraisers stating the then current Appraised Value of each Collateral Vessel (including, for the avoidance of doubt, any New Exchange Vessel) and otherwise meeting the requirements set forth in Section 7.01(d), which Appraisals shall be used for all calculations during the Specified Exchange Period and (iii) any other documents reasonably requested by the Administrative Agent;

(f)Schedules X-1 and X-2 shall be amended by the Administrative Agent as of the last day of the Specified Exchange Period to reflect a recalculated Amortization Amount based on the outstanding Loans as of such date and Collateral Vessels owned by the Obligors as of such date in accordance with, and to the extent required by, the requirements of Section 4.02(a)(iii);

(g)Schedule III, Schedule IV-B and Schedule VI shall be amended by the Borrower as of the last day of the Specified Exchange Period to reflect the Subsidiaries of the Borrower and the Collateral Vessels owned by the Obligors as of such date.

SECTION 8Negative Covenants.  The Borrower hereby covenants and agrees that on and after the Original Closing Date (or, with respect to Sections 8.01, 8.07, 8.09 and 8.13 only, the Initial Borrowing Date) and until the Loans and Notes (in each case together with interest thereon), Fees and all other Credit Document Obligations (other than indemnities described in Section 11.01(b) which are not then due and payable) incurred hereunder and thereunder, are paid in full:

8.01Liens.  The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any Collateral, whether now owned or hereafter acquired, or sell any such Collateral subject to an understanding or agreement, contingent or otherwise, to repurchase such Collateral (including sales of accounts receivable with recourse to the Borrower or any of its Subsidiaries); provided that the provisions of this Section 8.01 shall not prevent the creation, incurrence, assumption or existence of the following (Liens described below are herein referred to as “Permitted Liens”):

(a)inchoate Liens for Taxes, assessments or governmental charges or levies not yet due and payable or Liens for Taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with GAAP;

(b)Liens imposed by law, which were incurred in the ordinary course of business and do not secure Financial Indebtedness for borrowed money, such as carriers’, warehousemen’s, materialmen’s and mechanics’ liens, liens for necessaries, salvage liens, general average liens, liens in respect of or covered by insurance (including permitted deductibles) and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of the Collateral and do not materially impair the use thereof in the operation of the business of the Borrower or any Subsidiary or (y) which are being contested in good faith by appropriate proceedings, which proceedings (or orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the Collateral subject to any such Lien;

(c)Liens created pursuant to the Security Documents;

(d)Liens arising out of judgments, awards, decrees or attachments with respect to which the Borrower or any of its Subsidiaries shall in good faith be prosecuting an appeal or proceedings for review; provided that the aggregate amount of all such judgments, awards, decrees or attachments shall not exceed the Materiality Amount;

(e)Liens in respect of seamen’s wages, chartering operations, drydocking and maintenance which are not past due and other maritime Liens arising in the ordinary course of business up to an aggregate amount not to exceed the Materiality Amount, which are for amounts (x) not more than 30 days past due or (y) which are being contested in good faith by appropriate proceedings, which proceedings (or orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the Collateral subject to any such Lien;

(f)Liens granted in favor of Nordea, its branches and/or its Affiliates pursuant to the account agreements establishing any Earnings Account;

(g)Liens which rank after the Liens created by the Security Documents to secure the performance of bids, tenders, bonds or contracts; provided that such bids, tenders, bonds or contracts directly relate to the Collateral Vessels, are incurred in the ordinary course of business and do not relate to the incurrence of Financial Indebtedness for borrowed money; provided, further, that at any time outstanding, the aggregate amount of Liens under this clause (g) shall not secure obligations in excess of the Materiality Amount;

(h)Liens for salvage or general average for amounts which are not delinquent or which are being contested in good faith and by appropriate proceedings diligently conducted if adequate reserves with respect thereto are maintained on the books of the applicable Obligor in accordance with GAAP;

(i)Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, Liens to secure the performance of tenders, statutory obligations (other than excise taxes), surety, stay, customs and appeal bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations in each case incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money) and Liens arising by virtue of deposits made in the ordinary course of business to secure liability for premiums to insurance carriers; provided that the aggregate value of all cash and property at any time encumbered pursuant to this clause (i) shall not exceed $2,500,000;

(j)Easements, rights-of-way, restrictions, encroachments, exceptions to title and other similar charges or encumbrances on any Collateral Vessel or any other property of the Borrower or any of its Subsidiaries arising in the ordinary course of business which do not materially detract from the value of such Collateral Vessel or the property subject thereto; and

(k)bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by the Borrower or any Subsidiary, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank or banks with respect to cash management and operating account arrangements.

In connection with the granting of Liens described above in this Section 8.01 by the Borrower or any of its Subsidiaries, the Administrative Agent and the Security Agent shall be authorized to take any actions deemed appropriate by it in connection therewith (including, without limitation, by executing appropriate lien subordination agreements in favor of the holder or holders of such Liens, in respect of the item or items of equipment or other assets subject to such Liens).

8.02Consolidation, Merger, Sale of Assets, etc.  The Borrower will not, and will not permit any Subsidiary to, wind up, liquidate or dissolve its affairs or enter into, any transaction of merger or consolidation, or convey, sell, lease, charter (otherwise than in the ordinary course of business but excluding any bareboat charter) or otherwise dispose of all or substantially all of its assets (determined on a consolidated basis) or any of the Collateral, or enter into any sale-leaseback transactions involving all or substantially all of its assets (determined on a consolidated basis) or any of the Collateral, except that:

(a)the Borrower and each of its Subsidiaries may sell, lease or otherwise dispose of any Fleet Vessel (or 100% of the Equity Interests of the Subsidiary that owns such Fleet Vessel); provided that in the case of any Collateral Vessels (other than the Specified Exchange Collateral Vessels), (i) such sale is made at fair market value (taking into consideration the Appraisals most recently delivered to the Administrative Agent (or obtained by the Administrative Agent) pursuant to Section 7.01(d) or delivered at the time of such sale to the Administrative Agent by the Borrower), (ii) 100% of the consideration in respect of such sale shall consist of cash or Cash Equivalents received by the Borrower, or the respective Subsidiary Guarantor which owned such Collateral Vessel, on the date of consummation of such sale, (iii) the net cash proceeds of such sale or other disposition shall be applied as required by Section 4.02(b) to repay the Loans, (iv) no Default or Event of Default shall exist at such time and (v) before and after giving effect to any sale of a Collateral Vessel, the Borrower shall be in pro forma compliance with the Collateral Maintenance Test;

(b)(i) any Obligor may transfer assets or lease to or acquire or lease assets from any other Obligor and (ii) the Borrower or any Subsidiary of the Borrower (other than a Subsidiary Guarantor) may transfer assets or lease to or acquire or lease assets from the Borrower or any other Subsidiary of the Borrower (other than a Subsidiary Guarantor) or any Subsidiary of the Borrower (other than a Subsidiary Guarantor) may be merged into any Subsidiary of the Borrower (other than a Subsidiary Guarantor) or any Subsidiary Guarantor may be merged into the Borrower or any other Subsidiary Guarantor, in each case so long as (x) all actions necessary or desirable to preserve, protect and maintain the security interest and Lien of the Security Agent in any Collateral held by any Person involved in any such transaction are taken to the satisfaction of the Administrative Agent and (y) no Default or Event of Default exists after giving effect thereto;

(c)following a Collateral Disposition permitted by this Agreement, the Subsidiary Guarantor that owned the Collateral Vessel that is the subject of such Collateral Disposition may dissolve (or the equivalent); provided that (x) the net cash proceeds of such Collateral Disposition shall be applied to repay the Loans to the extent required by Section 4.02(b), (y) all of the proceeds of such dissolution shall be paid only to the Borrower or a Subsidiary Guarantor and (z) no Event of Default is continuing at the time of such dissolution;

(d)the Borrower and its Subsidiaries may make dispositions of assets made in the ordinary course of trading of the disposing entity (excluding dispositions of Collateral Vessels or other Collateral) including without limitation, the payment of cash as consideration for the purchase or acquisition of any asset or service or in the discharge of any obligation incurred for value in the ordinary course of trading;

(e)the Borrower and its Subsidiaries may make dispositions of assets (other than the Collateral Vessels or other Collateral) owned by them in exchange for other assets comparable or superior as to type and value;

(f)the Borrower and its Subsidiaries may sell or discount, in each case without recourse and in the ordinary course of business, overdue accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof consistent with customary industry practice (and not as part of any bulk sale); ~~and~~

(g)the Borrower may consolidate or merge with any other Person if (A) at the time of such transaction and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing (or would arise after giving effect to such transaction), (B) the surviving entity in such transaction shall be the Borrower, (C) such Person are in the same or related business as the Obligors that is otherwise permitted by Section 8.11, (D) at the time of such transaction, the Borrower shall be in pro forma compliance with the Financial Covenants, (E) all representations and warranties set forth in Section 6 and in each other Credit Document shall be true and correct in all material respects (or, in the case of any representation or warranty qualified by materiality, in all respects) on and as of the date of such transaction and (F) the Borrower shall have delivered to the Administrative Agent, not less than ten (10) Business Days in advance of such consolidation or merger, an officer’s certificate signed by a senior financial officer, certifying compliance with preceding clauses (A) through (E) (and setting forth in reasonable detail calculations demonstrating compliance with preceding clause (D))~~.~~; and

(h)the Borrower and each of its Subsidiaries may dispose of the Specified Exchange Collateral Vessels in a Specified Exchange Transaction in compliance with Section 7.21.

To the extent the Required Lenders waive the provisions of this Section 8.02 with respect to the sale of any Collateral, or any Collateral is sold or disposed of as permitted by Sections 8.02(a) ~~or~~, (c) or (h), such Collateral (unless sold or disposed of to the Borrower or a Subsidiary of the Borrower) shall be sold and disposed of free and clear of the Liens created by the Security Documents, and the Administrative Agent and Security Agent shall be authorized to take any actions deemed appropriate in order to effect the foregoing.

8.03Dividends.  The Borrower will not, and will not permit any of its Subsidiaries to, authorize, declare or, pay any Dividends, except that:

(a)any Subsidiary may pay Dividends to the Borrower or to any Subsidiary of the Borrower which owns such Subsidiary;

(b)the Borrower and each of its Subsidiaries may authorize, make, pay, distribute or declare Dividends payable solely in the Equity Interests (other than Disqualified Stock) of such Person, including without limitation authorizing, declaring, and distributing a Dividend of rights to acquire Equity Interests (other than Disqualified Stock) of such Person;

(c)the Borrower may authorize, make, pay or declare cash Dividends (or repurchase or declare or make an offer to repurchase Equity Interests in cash); provided that (i) no Default or Event of Default shall have occurred and be continuing at the time of declaration or payment (or would arise after giving effect thereto) of such Dividends, (ii) the Borrower and its Subsidiaries shall be in pro forma compliance with the Financial Covenants both immediately before and immediately after giving effect to such Dividends, and (iii) the aggregate Unrestricted Cash and Cash Equivalents held by the Borrower and its Subsidiaries shall be at least an amount equal to the greater of (x) $100,000,000 and (y) 18.75% of Total Indebtedness, in each case, both immediately before and immediately after giving effect to such Dividends;

(d)the Borrower may authorize, make, pay or declare cash Dividends (or repurchase or declare or make an offer to repurchase Equity Interests in cash); provided that (i) no Default or Event of Default shall have occurred and be continuing at the time of declaration or payment (or would arise after giving effect thereto) of such Dividends, (ii) the Borrower and its Subsidiaries shall be in pro forma compliance with the Financial Covenants both immediately before and immediately after giving effect to such Dividends and (iii) the aggregate amount of such Dividends declared in any fiscal quarter shall not exceed 50% of Consolidated Net Income for the immediately preceding fiscal quarter; provided that the restriction set forth in this clause (iii) shall cease to be applicable for any period during which both immediately before and immediately after giving effect to such Dividends, the sum of (x) the Aggregate Appraised Value of the Collateral Vessels (which, for the avoidance of doubt, shall include any Additional Vessels) which are not the subject of a Collateral Disposition, (y) any Additional Collateral (other than any Additional Vessels) and (z) any cash collateral maintained in the Cash Collateral Account pursuant to Section 4.02(b)(ii)(1) is greater than 200% of the sum of (I) the aggregate outstanding principal amount of the Initial Term Loans and (II) the Delayed Draw Outstanding Amount; and

(e)to the extent constituting a Dividend, the Borrower may withhold from delivery of Equity Interests to be delivered to recipients of an award under any equity incentive plan of the Borrower a portion of such Equity Interests to satisfy the amounts of federal, state and other governmental tax withholding requirements related to such award and pay the amounts required to be withheld to the appropriate taxing authorities.

8.04Indebtedness.  (a)  The Borrower and its Subsidiaries will not contract, create, incur, assume or suffer to exist any Financial Indebtedness (other than Financial Indebtedness incurred pursuant to this Agreement and the other Credit Documents) except:

(i)Financial Indebtedness so long as at the time such Financial Indebtedness is incurred: (x) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (y) the Borrower and its Subsidiaries shall be in pro forma compliance with the Financial Covenants;

(ii)Financial Indebtedness of the Borrower and its Subsidiaries outstanding on the Original Closing Date as set forth on Schedule VIII hereto;

(iii)Financial Indebtedness permitted under Section 8.05(c);

(iv)the Subsidiary Guarantors may issue guarantees of Financial Indebtedness permitted under Section 8.04(a)(ii); and

(v)Financial Indebtedness under the Existing Credit Agreements; provided that such Financial Indebtedness is repaid in full on the Initial Borrowing Date.

(b)Notwithstanding anything to the contrary set forth above in this Section 8.04, (i) no Subsidiary Guarantor shall incur any Financial Indebtedness for borrowed money (including Contingent Obligations in respect thereof) except for (x) Financial Indebtedness incurred pursuant to this Agreement and the other Credit Documents and (y) intercompany indebtedness permitted pursuant to Section 8.05(c), which shall be subordinated to the Secured Obligations of the respective Obligor pursuant to written subordination provisions substantially in the form of Exhibit J and (ii) except as permitted under Section 8.04(a)(ii), Section 8.04(a)(iii) and Section 8.04(a)(iv), the Subsidiary Guarantors shall not assume, incur or suffer to exist any Contingent Obligations in respect of any Financial Indebtedness of any Subsidiary of the Borrower which is not an Obligor.

8.05Advances, Investments, Loans and Vessel Acquisitions.  The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, lend money or credit or make advances to any Person, or purchase or acquire any Equity Interests in, or make any capital contribution to any other Person or acquire any vessel (each of the foregoing an “Investment” and, collectively, “Investments”), without the prior written consent of the Administrative Agent and the Required Lenders, except that:

(a)the Borrower and its Subsidiaries may acquire and hold accounts receivable owing to any of them;

(b)so long as no Event of Default exists or would result therefrom, the Borrower and its Subsidiaries may make loans and advances in the ordinary course of business to its employees so long as the aggregate principal amount thereof at any time outstanding which are in existence on or made on or after the Original Closing Date (determined without regard to any write-downs or write-offs of such loans and advances) shall not exceed $500,000;

(c)the Borrower and the Subsidiary Guarantors may make intercompany loans and advances to the Borrower (in the case of the Subsidiary Guarantors) and between or among one another (including the Borrower), and Subsidiaries of the Borrower other than the Subsidiary Guarantors may make intercompany loans and advances to the Borrower or any other Subsidiary of the Borrower; provided that any loans or advances to the Borrower or any Subsidiary Guarantors pursuant to this Section 8.05(c) shall be subordinated to the Secured Obligations of the respective Obligor pursuant to written subordination provisions substantially in the form of Exhibit J;

(d)the Borrower and its Subsidiaries may sell or transfer assets to the extent permitted by Section 8.02;

(e)additional Investments by the Borrower and its Subsidiaries, subject to (i) no Event of Default having occurred or being continuing both before and after giving effect thereto and (ii) both immediately before and immediately after giving effect to such Investment, the Borrower and its Subsidiaries shall be in pro forma compliance with the Financial Covenants; ~~and~~

(f)the Borrower may consummate the Scrubber Acquisitions; and

(g)~~(f)~~ the Borrower and its Subsidiaries may consummate the ~~Scrubber Acquisitions~~Specified Exchange Transactions in accordance with the requirements of Section 7.21.

8.06Transactions with Affiliates.  The Borrower will not, and will not permit any of its Subsidiary Guarantors to, enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of such Person, other than on terms and conditions no less favorable to such Person as would be obtained by such Person at that time in a comparable arm’s-length transaction with a Person other than an Affiliate, except that:

(a)Dividends may be paid to the extent provided in Section 8.03;

(b)loans and Investments may be made (including, in each case, repayments thereof) and other transactions may be entered into between the Borrower and its Subsidiaries to the extent not prohibited by Sections 8.04 and 8.05;

(c)the Borrower and its Subsidiary Guarantors may pay customary director’s fees;

(d)the Borrower and its Subsidiary Guarantors may enter into employment agreements or arrangements with their respective officers and employees in the ordinary course of business;

(e)the Borrower may pay management fees to direct or indirect Wholly-Owned Subsidiaries in the ordinary course of business; and

(f)The Borrower may pay any fees or other amounts to its Affiliates as expressly permitted by Sections 8.03, 8.05 and this Section 8.06.

8.07Financial Covenants.

(a)Minimum Liquidity.  The Borrower will not permit the aggregate of all Unrestricted Cash and Cash Equivalents held by the Borrower and its Subsidiaries at any time to be less than an amount equal to the greater of (x) $30.0 million and (y) 7.5% of Total Indebtedness.

(b)Minimum Working Capital.  The Borrower will not permit the consolidated current assets (determined on a consolidated basis in accordance with GAAP, but excluding Restricted Cash and Cash Equivalents) of the Borrower and its Subsidiaries less consolidated current liabilities (determined on a consolidated basis in accordance with GAAP, but excluding the current portion of long-term Financial Indebtedness) of the Borrower and its Subsidiaries to be less than $0 at all times, which shall be tested as of the last day of each fiscal quarter.

(c)Debt to Capitalization Ratio.  The Borrower will maintain a ratio of Total Indebtedness to Total Capitalization of not greater than 0.70 to 1:00 at all times, which shall be tested as of the last day of each fiscal quarter.

(d)Collateral Maintenance.  The Borrower will not permit the sum of (i) the Aggregate Appraised Value of the Collateral Vessels (which, for the avoidance of doubt, shall include any Additional Vessels) which are not the subject of a Collateral Disposition, (ii) any Additional Collateral (other than any Additional Vessels) and (iii) any cash collateral maintained in the Cash Collateral Account pursuant to Section 4.02(b)(ii)(1) to be less than an amount equal to 135% of the aggregate outstanding principal amount of the Loans at all times (the “Collateral Maintenance Test”); provided that any non-compliance with this Section 8.07(d) shall not constitute an Event of Default (but shall constitute a Default), so long as within 30 days of the date of such non-compliance, the Borrower shall either (x) post Additional Collateral (and shall during such period, and prior to satisfactory completion thereof, be diligently carrying out such actions) or (y) prepay the Loans on a pro rata basis in an amount sufficient to cure such non-compliance; provided, further, that the Security Agent shall (and the Lenders hereby authorize the Security Agent to), upon the request of the Borrower, release any Additional Collateral, terminate the related Security Documents (including any related Guaranty) solely with respect to such Additional Collateral if the Additional Collateral Release Conditions shall have been satisfied.

(e)Changes to GAAP. If at any time after the Original Closing Date, the GAAP requirements materially change so as to impact the Financial Covenants set forth in Sections 8.07(a), (b), (c) and (d), and if agreed between the Borrower and the Administrative Agent (acting upon the written consent of the Required Lenders), this Agreement shall be amended and/or supplemented to reflect such changes.  If no such agreement is made, the GAAP requirements prior to any such change shall apply in determination of the Financial Covenants.

8.08Limitation on Modifications of Certain Documents; etc.  (a)  The Borrower will not, and the Borrower will not permit any Subsidiary Guarantor to, amend, modify or change its Organizational Documents or any agreement entered into by it with respect to its Equity Interests, or enter into any new agreement with respect to its Equity Interests, other than any amendments, modifications or changes or any such new agreements which are not in any way materially adverse to the interests of the Lenders.

(b)The Borrower or relevant Collateral Vessel Owner party to any Technical Management Agreement or charter will not agree to any amendments thereto or grant any waiver thereunder, in each case, which would be materially adverse to the interests of the Lenders, without the consent of the Administrative Agent.

8.09Limitation on Certain Restrictions on Subsidiaries.  The Borrower will not, and will not permit any Subsidiary Guarantor to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (a) pay Dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Borrower or any such Subsidiary, or pay any Financial Indebtedness owed to the Borrower or a Subsidiary, (b) make loans or advances to the Borrower or any Subsidiary or (c) transfer any of its properties or assets to the Borrower or any such Subsidiary, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Agreement and the other Credit Documents, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or a Subsidiary of the Borrower, (iv) customary provisions restricting assignment of any agreement (including a ship purchase agreement) entered into by the Borrower or a Subsidiary in the ordinary course of business, (v) any holder of a Lien on assets other than the Collateral may restrict the transfer of the asset or assets subject thereto and (vi) restrictions which are not more restrictive than those contained in this Agreement.

8.10Limitation on Issuance of Capital Stock.  The Borrower will not permit any Subsidiary Guarantor to issue any capital stock (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, capital stock, except (i) for transfers and replacements of then outstanding shares of capital stock, (ii) for stock splits, stock dividends and additional issuances which do not decrease the percentage ownership of the Borrower or any of its Subsidiaries in any class of the capital stock of such Subsidiary, (iii) in the case of foreign Subsidiaries of the Borrower, to qualify directors to the extent required by applicable law, (iv) to the Borrower or another Subsidiary Guarantor.  All capital stock of any Subsidiary Guarantor issued in accordance with this Section 8.10 shall be delivered to the Security Agent pursuant to the Pledge Agreement.

8.11Business.  (a)  The Borrower and its Subsidiaries will not engage in any business other than the businesses in which any of them is engaged in as of the Original Closing Date (or, in the case of any Subsidiary that is formed or incorporated after the Original Closing Date, any business in which the Borrower, any other Subsidiary is engaged as of the Original Closing Date) and activities directly related thereto, and similar or related maritime businesses.

(b)The Borrower and Subsidiary Guarantors will not engage in any operating or business activities other than: (i) ownership, management or operation of the Collateral Vessels and, with respect to the Borrower, the other Fleet Vessels, (ii) maintenance of legal existence (including the ability to incur fees, costs, expenses and taxes relating to such management), (iii) the entering into and performance of its obligations under this Agreement and the other Credit Documents and its Organizational Documents, (iv) if applicable, participating in tax, accounting and other administrative matters as a member of the consolidated group of the Borrower and its Subsidiaries, (v) holding any cash, Cash Equivalents and other property necessary or desirable in connection with or incidental to, the ownership, management and operation of the Collateral Vessels and, with respect to the Borrower, the other Fleet Vessels, (vi) payment of Dividends, incurring Financial Indebtedness, making Investments and engaging in any other activities to the extent permitted hereunder and under the other Credit Documents, (vii) providing indemnification to officers and directors, (viii) any activities incidental or reasonably related to the foregoing and (ix) owning the Equity Interests in any of their respective Subsidiaries.

8.12Manager.  The Borrower and the Subsidiary Guarantors shall not, without the prior written consent of the Administrative Agent (such consent not be unreasonably withheld or delayed), (i) change the Technical Manager of any Collateral Vessel unless such Technical Manager is replaced within 30 days by another Technical Manager in compliance with the definition of “Technical Manager” or (ii) change the Commercial Manager unless such Commercial Manager is replaced within 30 days by another Commercial Manager in compliance with the definition of “Commercial Manager”.

8.13Bank Accounts.  The Borrower will not permit any Subsidiary Guarantor to maintain any deposit, savings, investment or other similar accounts other than the Earnings Accounts.

8.14Jurisdiction of Employment.  The Borrower will not, and will not permit the Subsidiary Guarantors or any third party charterer of a Collateral Vessel to employ or cause to be employed any Collateral Vessel in any country or jurisdiction in which the Borrower, the Subsidiary Guarantors or such third party charterer of a Collateral Vessel is prohibited by law from doing business, (ii) the Lien created by the applicable Collateral Vessel Mortgage will be rendered unenforceable or (iii) the Security Agent’s foreclosure or enforcement rights will be materially impaired or hindered.

8.15Operation of Collateral Vessels.  The Borrower will not, and will not permit any Subsidiary Guarantor to:

(a)without giving prior written notice thereof to the Security Agent, change the registered owner, name, official or patent number, as the case may be, the home port or class of any Collateral Vessel; and

(b)without the prior consent of the Administrative Agent (or, in the case of the registry, each Lender) (such consent not to be unreasonably withheld), change the registered flag registry or classification society of any Collateral Vessel unless the change is to an Acceptable Flag Jurisdiction (and the requirements of the Flag Jurisdiction Transfer have been satisfied) or to an Acceptable Classification Society.

8.16Corrupt Practices.  The Borrower and each Obligor shall not use any part of the proceeds of the Loans, directly or, to the knowledge of any Obligor, indirectly, in furtherance of an offer, payment, promise to pay, or authorization of a payment of giving of money, or anything of value, to a Foreign Official or any person, in order to obtain, retain or direct business or obtain any improper advantage, in violation of Anti-Corruption Laws.

8.17No Investments.  The Borrower and each Obligor shall not use any Investments, directly or, to the knowledge of any Obligor, indirectly, to or for the benefit of a Restricted Party in violation of Sanctions Laws nor shall they otherwise be applied in a manner or for a purpose prohibited by Sanctions Laws.

8.18[Reserved].

8.19Hedging Agreements.  The Borrower will not and will not permit any Subsidiary Guarantor to enter into Hedging Agreements or other hedging or similar agreements other than (i) Hedging Agreements and (ii) other hedging or similar agreements meant (as to this clause (ii)) to hedge against the price of commodities (including bunkers or fuel and including any bunker or fuel spread transactions), in each case entered into in the ordinary course of business and not for speculative purposes; provided that the Borrower may only enter into and remain liable under Secured Hedging Agreements entered into with a Lender or an Affiliate of a Lender with respect to the Collateral Vessels or the obligations of the Borrower and each other Obligor under this Agreement; provided, further, that the obligations of the Borrower under any Secured Hedging Agreements are fully subordinated to its obligations hereunder on terms satisfactory to the Administrative Agent and the Subsidiary Guarantors may guarantee the obligations thereunder.

SECTION 9Events of Default.  Each of the following shall constitute an “Event of Default” for purposes of this Agreement and the other Credit Documents:

9.01Payments.  The Borrower shall (i) default in the payment when due of any principal or interest payable in connection with the Loans or any Note or (ii) default in the payment when due of any other sums payable under a Credit Document or under any document relating to a Credit Document or, in the case of sums payable on demand, within five (5) Business Days after the date when first demanded; provided that if such failure to pay a sum when due is solely the result of an administrative or technical error, it shall not constitute an Event of Default unless such failure continues unremedied for more than three (3) Business Days; or

9.02Representations, etc.  Any representation, warranty or statement made by any Obligor herein or in any other Credit Document or in any certificate delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

9.03Covenants.  Any Obligor shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in Sections 7.01(f)(i), 7.03 (other than clause (a)(i) or (iv) thereof), 7.05(a)(iii), 7.06, 7.15(b), 7.19 or Section 8.07 or (ii) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement or any other Credit Document to which it is a party and, in the case of this clause (ii), such default shall continue unremedied for a period of 30 days after written notice to the Borrower by the Administrative Agent; or

9.04Default Under Other Agreements.  (i) The Borrower or any of its Subsidiaries shall default in any payment of any Financial Indebtedness (other than the Credit Document Obligations) beyond the original period of grace, if any, provided in the instrument or agreement under which such Financial Indebtedness was created or (ii) the Borrower or any of its Subsidiaries shall default in the observance or performance of any agreement or condition relating to any Financial Indebtedness (other than the Credit Document Obligations) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Financial Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Financial Indebtedness to become due prior to its stated maturity or (iii) any Financial Indebtedness (other than the Credit Document Obligations) of the Borrower or any of its Subsidiaries shall be declared to be due and payable, or required to be prepaid other than by (x) a regularly scheduled required prepayment or (y) in connection with an asset sale, casualty or condemnation or other similar mandatory prepayment, prior to the stated maturity thereof; provided that it shall not be a Default or Event of Default under this Section 9.04 unless the aggregate principal amount of all Financial Indebtedness as described in preceding clauses (i) through (iii), inclusive, exceeds $7,500,000; or

9.05Bankruptcy, etc.  The Borrower, any of its Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled “Bankruptcy,” as now or hereafter in effect, or any successor thereto (the “Bankruptcy Code”) or any other Debtor Relief Law; or an involuntary proceeding is commenced against the Borrower or any of its Subsidiaries under any Debtor Relief Law which is not controverted within 30 days after service of summons (or such longer period as may be provided by such summons), or is not dismissed within 60 days, after commencement of the proceeding; or a receiver, custodian, trustee, examiner, liquidator or similar official is appointed for, or takes charge of, all or substantially all of the property of the Borrower or any of its Subsidiaries, or the Borrower or any of its Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower or any of its Subsidiaries or there is commenced against the Borrower or any of its Subsidiaries any such proceeding which remains undismissed for a period of 60 days, or the Borrower or any of its Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or any of its Subsidiaries suffers any appointment of any receiver, custodian, trustee, examiner, liquidator or similar official or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or the Borrower or any of its Subsidiaries makes a general assignment for the benefit of creditors; or any corporate action is taken by the Borrower or any of its Subsidiaries for the purpose of effecting any of the foregoing; or

9.06ERISA.  If:

(a)(i)any Plan (other than a Multiemployer Plan) shall fail to satisfy the minimum funding standard required for any plan year or part thereof under Section 412 of the Code or Section 302 of ERISA or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code or Section 303 of ERISA;

(ii)a Reportable Event shall have occurred;

(iii)a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA shall be subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (which is not waived) and an event described in subsection .62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 shall be reasonably expected to occur with respect to such Plan within the following 30 days;

(iv)any Plan (other than a Multiemployer Plan) which is subject to Title IV of ERISA shall have had or is reasonably likely to have a trustee appointed to administer such Plan;

(v)any Plan which is subject to Title IV of ERISA is, or shall have been, terminated or the subject of termination proceedings under ERISA;

(vi)a contribution required to be made by the Borrower or any of its Subsidiaries or any ERISA Affiliate with respect to a Plan subject to Title IV of ERISA or by the Borrower or any of its Subsidiaries with respect to a Foreign Pension Plan is not timely made;

(vii)any Plan (other than a Multiemployer Plan) shall have an Unfunded Current Liability;

(viii)the Borrower or any of its Subsidiaries or any ERISA Affiliate has received written notice from the PBGC or a plan administrator (in the case of a Multiemployer Plan) indicating that proceedings have been instituted by the PBGC to terminate or appoint a trustee to administer a Plan subject to Title IV of ERISA;

(ix)the Borrower or any of its Subsidiaries or any ERISA Affiliate has or is reasonably likely to have any liability to or on account of a Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 4975 of the Code; or

(x)a “default,” within the meaning of Section 4219(c)(5) of ERISA, shall occur with respect any Multiemployer Plan;

(b)there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material and impending risk of incurring a liability; and

(c)such lien, security interest or liability, individually, and/or in the aggregate, has had, or would reasonably be expected to have, a Material Adverse Effect; or

9.07Security Documents.  At any time after the execution and delivery thereof, any of the Security Documents shall, other than in accordance with the terms hereof or thereof, cease to be in full force and effect, or shall cease in any material respect to give the Security Agent for the benefit of the Secured Creditors the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a perfected security interest in, and Lien on, all of the Collateral), in favor of the Security Agent, superior to and prior to the rights of all third Persons (except in connection with Permitted Liens), and subject to no other Liens (except Permitted Liens), or any Obligor shall default in the due performance or observance of any term, covenant or agreement on is part to be performed or observed pursuant to any of the Security Documents and such default shall continue beyond any original period of grace (if any) specifically applicable thereto pursuant to the terms of such Security Document or any “event of default” (as defined in any Collateral Vessel Mortgage) shall occur in respect of any Collateral Vessel Mortgage; or

9.08Guaranty.  After the execution and delivery thereof, any Guaranty, or any provision thereof, shall cease to be in full force or effect as to the relevant Subsidiary Guarantor (unless such Subsidiary Guarantor is no longer a Subsidiary of the Borrower by virtue of a liquidation, sale, merger or consolidation permitted by Section 8.02) or any Subsidiary Guarantor (or Person acting by or on behalf of such Subsidiary Guarantor) shall deny or disaffirm such Subsidiary Guarantor’s obligations under the Guaranty to which it is a party or any Subsidiary Guarantor shall default in the due performance or observance of any term, covenant or agreement on is part to be performed or observed pursuant to the Guaranty to which it is a party and such default shall continue beyond any original period of grace (if any) specifically applicable thereto pursuant to the terms of such Guaranty; or

9.09Judgments.  One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving in the aggregate for the Borrower and its Subsidiaries a liability (not paid or fully covered by a reputable and solvent insurance company) and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of sixty (60) Business Days, and the aggregate amount of all such judgments, to the extent not covered by insurance, exceeds the Materiality Amount; or

9.10Termination of Business.  Any Obligor ceases or suspends or threatens to cease or suspend the carrying on of its business, or a part of its business (in each case other than in connection with dry dockings, maintenance of the Collateral Vessel and other temporary suspensions of operations in the ordinary course of business) which, in the opinion of the Required Lenders, is material in the context of this Agreement; or

9.11Authorizations and Consents.  Any consent necessary to enable a Collateral Vessel Owner to own, operate or charter the Collateral Vessel owned by it or to enable the Borrower or any other Obligor to comply with any provision which the Required Lenders consider material of a Credit Document is not granted, expires without being renewed, is revoked or becomes liable to be revoked or any condition of such a consent is not fulfilled, unless cured within thirty (30) Business Days; or

9.12Arrest; Expropriation.  All or a material part of the undertakings, assets, rights or revenues of, or shares or other ownership interest in, any Obligor are arrested, seized, nationalized, expropriated or compulsorily acquired by or under the authority of any government, unless cured within thirty (30) Business Days, and provided that in the reasonable opinion of the Administrative Agent, such occurrence would adversely affect any Obligor’s ability to perform its obligations under the Credit Documents to which it is a party; or

9.13Failure to Comply with Final Judgment.  The Borrower or any of its Subsidiaries fail to comply with a final judgment issued by any court of competent jurisdiction; or

9.14[Reserved].

9.15Change of Control.  There occurs any Change of Control.

Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent may, and upon the written request of the Required Lenders, shall, by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agent, any Lender or the holder of any Note to enforce its claims against any Obligor (provided that, if an Event of Default specified in Section 9.05 shall occur, the result which would occur upon the giving of written notice by the Administrative Agent to the Borrower as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Commitments terminated, whereupon all Commitments of each Lender shall forthwith terminate immediately and any Commitment Commission shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of the Loans, Notes and all Credit Document Obligations owing hereunder or thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Obligor; or (iii) enforce, as Security Agent, all of the Liens and security interests created pursuant to the Security Documents. Notwithstanding the foregoing, in no event shall the Administrative Agent be required to deliver written notice to the Borrower prior to taking any action described in clause (iii) of this paragraph.

SECTION 10Agency and Security Trustee Provisions.

10.01Appointment.  (a)  The Lenders in their capacity as Lenders and Other Creditors (by their acceptance of the benefits hereof and of the other Credit Documents) hereby irrevocably designate and appoint Nordea, as Administrative Agent (for purposes of this Section 10 the term “Administrative Agent” shall include Nordea (and/or any of its affiliates) in its capacity as Security Agent pursuant to the Security Documents and in its capacity as mortgagee (if applicable) and security trustee pursuant to the Collateral Vessel Mortgages) to act as specified herein and in the other Credit Documents.  Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Agents to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of such Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto.  The Agents may perform any of their duties hereunder by or through its respective officers, directors, agents, employees or affiliates and, may assign from time to time any or all of its rights, duties and obligations hereunder and under the Security Documents to any of its banking affiliates.

(b)The Lenders hereby irrevocably designate and appoint Nordea as security trustee solely for the purpose of holding legal title to the Collateral Vessel Mortgages on each of the Collateral Vessels in an Acceptable Flag Jurisdiction on behalf of the Lenders, from time to time, with regard to the (i) security, powers, rights, titles, benefits and interests (both present and future) constituted by and conferred on the Lenders or any of them or for the benefit thereof under or pursuant to the Collateral Vessel Mortgages (including, without limitation, the benefit of all covenants, undertakings, representations, warranties and obligations given, made or undertaken by any Lender in the Collateral Vessel Mortgages), (ii) all money, property and other assets paid or transferred to or vested in any Lender or any agent of any Lender or received or recovered by any Lender or any agent of any Lender pursuant to, or in connection with the Collateral Vessel Mortgages, whether from the Borrower or any Subsidiary Guarantor or any other Person and (iii) all money, investments, property and other assets at any time representing or deriving from any of the foregoing, including all interest, income and other sums at any time received or receivable by any Lender or any agent of any Lender in respect of the same (or any part thereof).  Nordea hereby accepts such appointment as security trustee.

10.02Nature of Duties.  (a)  The Agents shall have no duties or responsibilities except those expressly set forth in this Agreement and the Security Documents.  None of the Agents nor any of their respective officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by it or them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by such Person’s gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and non-appealable decision (any such liability limited to the applicable Agent to whom such Person relates).  The duties of each of the Agents shall be mechanical and administrative in nature; none of the Agents shall have by reason of this Agreement or any other Credit Document any fiduciary relationship in respect of any Lender or the holder of any Note; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon any Agents any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.

(b)It is understood and agreed that the use of the term “agent” herein or in any other Credit Documents (or any other similar term) with reference to the Administrative Agent in such capacity is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law.  Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

(c)No Agent, in its capacity as such, shall have any responsibility, duty or liability for monitoring or enforcing the list of Disqualified Lender or for any assignment of any Loan or Commitment or for the sale of any participation, in either case, to a Disqualified Lender.

10.03Lack of Reliance on the Agents.  Independently and without reliance upon the Agents, each Lender and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Borrower and its Subsidiaries in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of the Borrower and its Subsidiaries and, except as expressly provided in this Agreement, none of the Agents shall have any duty or responsibility, either initially or on a continuing basis, to provide any Lender or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter.  None of the Agents shall be responsible to any Lender or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectability, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of the Borrower and its Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of the Borrower and its Subsidiaries or the existence or possible existence of any Default or Event of Default.

10.04Certain Rights of the Agents.  If any of the Agents shall request instructions from the Required Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, the Agents shall be entitled to refrain from such act or taking such action unless and until the Agents shall have received instructions from the Required Lenders; and the Agents shall not incur liability to any Person by reason of so refraining.  Without limiting the foregoing, no Lender or the holder of any Note shall have any right of action whatsoever against the Agents as a result of any of the Agents acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Lenders.

10.05Reliance.  Each of the Agents shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, email, or telecopier message, order or other document or telephone message signed, sent or made by any Person that the applicable Agent reasonably believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by the Administrative Agent.

10.06Indemnification.  To the extent any of the Agents is not reimbursed and indemnified by the Borrower, the Lenders severally agree to reimburse and indemnify the applicable Agents, pro rata to their respective Commitments for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by such Agents in performing their respective duties hereunder or under any other Credit Document, in any way relating to or arising out of this Agreement or any other Credit Document (including, without limitation, as a result of a breach of any Sanctions Laws by any Obligor or their respective directors, officers, employees, agents or representatives); provided that no Lender shall be liable in respect to an Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent’s gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).  The indemnities contained in this Section 10.06 shall cover any cost, loss or liability incurred by each Indemnified Party in any jurisdiction arising or asserted under or in connection with any law relating to safety at sea, the ISM Code, the ISPS Code or any Environmental Law.

10.07The Administrative Agent in its Individual Capacity.  With respect to its obligation to make the Loans under this Agreement, each of the Agents shall have the rights and powers specified herein for a “Lender” and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term “Lenders,” “Secured Creditors”, “Required Lenders”, “holders of Notes” or any similar terms shall, unless the context clearly otherwise indicates, include each of the Agents in their respective individual capacity.  Each of the Agents may accept deposits from, lend money to,  and generally engage in any kind of banking, trust or other business with any Obligor or any Affiliate of any Obligor as if it were not performing the duties specified herein, and may accept fees and other consideration from the Borrower or any other Obligor for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

10.08Holders.  The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent.  Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or endorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

10.09Resignation by the Administrative Agent.

(a)The Administrative Agent may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving thirty (30) Business Days’ prior written notice to the Borrower and the Lenders or appoint one of its Affiliates, as a successor by giving five (5) Business Days’ prior written notice to the Borrower and the Lenders.  A resignation by the Administrative Agent without the appointment of an Affiliate as successor as contemplated herein shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

(b)Upon a notice of resignation delivered by the Administrative Agent pursuant to Section 10.09(a), the Required Lenders shall appoint a successor Administrative Agent hereunder or thereunder who shall be a commercial bank or trust company that is, unless an Event of Default has occurred and is continuing at such time, reasonably acceptable to the Borrower.

(c)If, following the Administrative Agent delivering a notice of resignation pursuant to Section 10.09(a), a successor Administrative Agent shall not have been so appointed within such thirty (30) Business Day period, the Administrative Agent, with the consent of the Borrower (which shall not be unreasonably withheld or delayed and shall not be required if an Event of Default is continuing at such time), shall then appoint a commercial bank or trust company with capital and surplus of not less than $500,000,000 as successor Administrative Agent who shall serve as Administrative Agent hereunder or thereunder until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

(d)If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) above by the twenty fifth (25th) Business Day after the date such notice of resignation was given by the Administrative Agent, the Administrative Agent’s resignation shall become effective and the Required Lenders shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any other Credit Document until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

10.10Collateral Matters.  (a)  Each Lender authorizes and directs the Security Agent to enter into the Security Documents for the benefit of the Lenders and the other Secured Creditors.  Each Lender hereby agrees, and each holder of any Note by the acceptance thereof will be deemed to agree, that, except as otherwise set forth herein, any action taken by the Required Lenders in accordance with the provisions of this Agreement or the Security Documents, and the exercise by the Required Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders.  The Security

Agent is hereby authorized on behalf of all of the Lenders, without the necessity of any notice to or further consent from any Lender, from time to time prior to, or during, an Event of Default, to take any action with respect to any Collateral or Security Documents which may be necessary to perfect and maintain perfected the security interest in and Liens upon the Collateral granted pursuant to the Security Documents.

(b)The Lenders hereby authorize the Security Agent, at its option and in its discretion, to release any Lien on any property granted to or held by the Security Agent under any Credit Document (i) upon payment and satisfaction in full in cash of the Credit Document Obligations (other than contingent indemnification obligations) at any time arising under or in respect of this Agreement or the Credit Documents or the transactions contemplated hereby or thereby, (ii) that is sold or otherwise disposed of (to Persons other than the Borrower and its Subsidiaries) upon the sale or other disposition thereof in compliance with Section 8.02, (iii) in connection with any Flag Jurisdiction Transfer; provided that the requirements thereof are satisfied by the relevant Obligor, and (iv) if approved, authorized or ratified in writing by the Required Lenders (or all of the Lenders hereunder, to the extent required by Section 11.13) or (v) as otherwise may be expressly provided in the relevant Security Documents.  Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Security Agent’s authority to release its interest in particular types or items of Collateral pursuant to this Section 10.10.

(c)The Lenders hereby agree to, and direct the Administrative Agent and the Security Agent to, automatically release any Subsidiary Guarantor from the Guaranty (i) upon payment and satisfaction of all of the Credit Document Obligations (other than inchoate indemnification obligations) at any time arising under or in respect of this Agreement or the Credit Documents or the transactions contemplated hereby or thereby, (ii) that is wound up, liquidated, dissolved, merged consolidated or amalgamated in compliance with Section 8.02, (iii) if approved, authorized or ratified in writing by the Required Lenders (or all of the Lenders hereunder, to the extent required by Section 11.13) or (iv) as otherwise may be expressly provided in the Guaranty.

(d)The Security Agent shall have no obligation whatsoever to the Lenders or to any other Person to assure that the Collateral exists or is owned by any Obligor or is cared for, protected or insured or that the Liens granted to the Security Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to the Security Agent in this Section 10.10 or in any of the Security Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Security Agent shall have no duty or liability whatsoever to the Lenders, except for its gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

(e)(i)The Other Creditors shall not have any right whatsoever to do any of the following: (A) exercise any rights or remedies with respect to the Collateral or to direct any Agent to do the same, including, without limitation, the right to (1) enforce any Liens or sell or otherwise foreclose on any portion of the Collateral, (2) request any action, institute any proceedings, exercise any voting rights, give any instructions, make any election or make collections with respect to all or any portion of the Collateral or (3) release any Obligor under any Credit Document or release any Collateral from the Liens of any Security Document or consent to or otherwise approve any such release; (B) demand, accept or obtain any Lien on any Collateral (except for Liens arising under, and subject to the terms of, the Credit Documents); (C) vote in any case concerning any Obligor under the Bankruptcy Code or any other proceeding under any reorganization, arrangement, adjudication of debt, relief of debtors, dissolution, insolvency, liquidation or similar proceeding in respect of the Obligors or any of their respective Subsidiaries (any such proceeding, for purposes of this clause (e)(i), a “Bankruptcy Proceeding”) with respect to, or take any other actions concerning the Collateral; (D) receive any proceeds from any sale, transfer or other disposition of any of the Collateral (except in accordance with this Agreement); (E) oppose any sale, transfer or other disposition of the Collateral; (F) object to any debtor-in-possession financing in any Bankruptcy Proceeding which is provided by one or more Lenders among others (including on a priming basis under Section 364(d) of the Bankruptcy Code); (G) object to the use of cash collateral in respect of the Collateral in any Bankruptcy Proceeding; or (H) seek, or object to the Lenders or any Agent seeking on an equal and ratable basis, any adequate protection or relief from the automatic stay with respect to the Collateral in any Bankruptcy Proceeding.

(ii)Each Other Creditor, by its acceptance of the benefits of this Agreement and the other Credit Documents, agrees that in exercising rights and remedies with respect to the Collateral, the Agents and the Lenders may enforce the provisions of the Credit Documents and exercise remedies thereunder (or refrain from enforcing rights and exercising remedies), all in such order and in such manner as they may determine in the exercise of their sole business judgment.  Such exercise and enforcement shall include, without limitation, the rights to collect, sell, dispose of or otherwise realize upon all or any part of the Collateral, to incur expenses in connection with such collection, sale, disposition or other realization and to exercise all the rights and remedies of a secured lender under the UCC.  The Other Creditors by their acceptance of the benefits of this Agreement and the other Credit Documents hereby agree not to contest or otherwise challenge any such collection, sale, disposition or other realization of or upon all or any of the Collateral.  Whether or not a Bankruptcy Proceeding has been commenced, the Other Creditors shall be deemed to have consented to any sale or other disposition of any property, business or assets of the Obligors and the release of any or all of the Collateral from the Liens of any Security Document in connection therewith.

(iii)To the maximum extent permitted by law, each Other Creditor waives any claim it might have against the Agents or the Lenders with respect to, or arising out of, any action or failure to act or any error of judgment, negligence, or mistake or oversight whatsoever on the part of any Agent or the Lenders or their respective directors, officers, employees or agents with respect to any exercise of rights or remedies under the Credit Documents or any transaction relating to the Collateral (including, without limitation, any such exercise described in Section 10.10(e)(ii)), except for any such action or failure to act that constitutes willful misconduct or gross negligence of such Person.  To the maximum extent permitted by applicable law, none of either Agent or any Lender or any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Borrower, any Subsidiary of the Borrower, any Other Creditor or any other Person or to take any other action or forbear from doing so whatsoever with regard to the Collateral or any part thereof, except for any such action or failure to act that constitutes willful misconduct or gross negligence of such Person.

10.11Certain ERISA Matters.  Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto and (y) covenants, from the date such Person became a Lender party hereto, to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Lead Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan party, that such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans or Commitments.

10.12Delivery of Information.  The Agents shall not be required to deliver to any Lender originals or copies of any documents, instruments, notices, communications or other information received by the Agents from any Obligor, any Subsidiary, the Required Lenders, any Lender or any other Person under or in connection with this Agreement or any other Credit Document except (i) as specifically provided in this Agreement or any other Credit Document and (ii) as specifically requested from time to time in writing by any Lender with respect to a specific document, instrument, notice or other written communication received by and in the possession of any Agent at the time of receipt of such request and then only in accordance with such specific request.

SECTION 11Miscellaneous.

11.01Payment of Expenses, etc (a)  The Borrower shall pay (i) all reasonable and documented out-of-pocket costs and expenses of each of the Agents and their Affiliates (which shall be limited, in the case of legal fees, to the reasonable and documented fees and disbursements of one legal counsel to the Administrative Agent and the Lead Arrangers, and local counsel (as necessary) to the Administrative Agent) in connection with the syndication of the Credit Facilities, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein and any amendment, waiver or consent relating hereto or thereto (whether or not the transactions herein contemplated are consummated) and (ii) all reasonable and documented out-of-pocket costs and expenses of each of the Agents and the Lenders (including, without limitation, the reasonable fees, charges and disbursements of any counsel (excluding in-house counsel) for each of the Agents and for each of the Lenders) in connection with the enforcement or protection of its rights (A) in connection this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein and (B) in connection with the Loans made hereunder, including such expenses incurred during any workout, restructuring or negotiations in respect of the Loans.

(b)In addition, the Borrower shall indemnify the Agents, each Lender and their respective Affiliates, and each of their respective officers, directors, trustees, employees, representatives and agents (collectively, the “Indemnified Parties”) from, and hold each of them harmless against, any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits and out-of-pocket costs, expenses and disbursements (including reasonable and documented out-of-pocket attorneys’ and consultants’ fees, charges and disbursements) incurred by, imposed on or assessed against any of them by any Person (including the Borrower or any other Obligor) other than such Indemnified Party and its Affiliates, officers, directors, trustees, employees, representatives and agents as a result of, or arising out of, or in any way related to, or by reason of:

(i)(w) to the execution, delivery or performance of this Agreement or any other Credit Document, or any agreement or instrument contemplated hereby or thereby, (x) the use of proceeds of the Loans hereunder, (y) the consummation of any transactions contemplated herein or in any other Credit Document, or in any agreement or instrument contemplated hereby or thereby, or (z) the exercise of any of their rights or remedies provided herein or in any other Credit Document, or in any agreement or instrument contemplated hereby or thereby,

(ii)the actual or alleged presence of Hazardous Materials on or from any Collateral Vessel or Real Property or facility at any time owned, operated or occupied by the Borrower or any Subsidiary,

(iii)the generation, storage, transportation, handling, disposal or Release of Hazardous Materials at any location, whether or not owned or operated by the Borrower,

(iv)the actual or alleged non-compliance of any Collateral Vessel or any Real Property or facility or vessel at any time owned, operated or occupied by the Borrower or any Subsidiary with Environmental Law, ISM Code, ISPS Code or applicable foreign, federal, state and local laws, regulations, and ordinances (including applicable permits thereunder) and any law relating to safety at sea,

(v)any Environmental Claim asserted any Agent, any Lender, the Borrower, any Subsidiary Guarantor or any Collateral Vessel or any Real Property or facility at any time owned or operated by the Borrower or any Subsidiary,

(vi)conduct of any Obligor or any of its partners, directors, officers or employees, that violates any Sanctions Laws, or

(vii)any actual or prospective claim, investigation, litigation or other proceeding (whether or not any of the Agents, the Security Agent, any Lender or any other Indemnified Party is a party thereto) related to any of the foregoing, whether based on contract, tort or any other theory, in each case excluding any losses, liabilities, claims, damages, penalties, actions, judgments, suits, costs, disbursements or expenses to the extent incurred, as determined by a court of competent jurisdiction by final and non-appealable judgment, by reason of the gross negligence of, the breach in bad faith of the Credit Documents by, or wilful misconduct of, any such Indemnified Party.  To the extent that the undertaking to indemnify, pay or hold harmless each of the Agents or any Lender set forth in the preceding sentence may be unenforceable because it violates any law or public policy, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.  Notwithstanding the foregoing, no party hereto shall be responsible to any Person for any consequential, indirect, special or punitive damages which may be alleged by such Person arising out of this Agreement or the other Credit Documents or any agreement or instrument contemplated hereby, there transactions contemplated hereby or thereby, the Loans or the use of the proceeds thereof; provided that this sentence shall not limit the Borrower’s indemnification obligations set forth in this clause (b).

11.02Right of Setoff.  In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Lender and each of its Affiliates is hereby authorized at any time or from time to time, to the fullest extent permitted by applicable law, without presentment, demand, protest or other notice of any kind to any Subsidiary or the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special, time or demand, provisional or final, in any currency) and any other Financial Indebtedness at any time held or owing by such Lender (including, without limitation, by Affiliates, branches and agencies of such Lender wherever located) to or for the credit or the account of the Borrower or any Subsidiary Guarantor, but in any event excluding assets held in trust for any such Person, against and on account of the Credit Document Obligations and liabilities of the Borrower or such Subsidiary Guarantor, as applicable, to such Lender under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Credit Document Obligations purchased by such Lender pursuant to Section 11.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Lender shall have made any demand hereunder and although said Credit Document Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.  The rights of each Lender and its respective Affiliates under this Section 11.02 are in addition to other rights and remedies (including other rights of setoff) that such Lender and its Affiliates may have.  Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

11.03Notices.  Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopier or e-mail communication) and mailed, e-mailed, telecopied or delivered:  if to the Borrower, at the Borrower’s address specified on Schedule VII hereto; if to any Lender, at its address specified opposite its name on Schedule II hereto; and if to the Administrative Agent, at its Notice Office; or, as to any other Obligor, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Lender, at such other address as shall be designated by such Lender in a written notice to the Borrower and the Administrative Agent.  All such notices and communications shall, (i) when mailed, be effective three (3) Business Days after being deposited in the mails, prepaid and properly addressed for delivery, (ii) when sent by overnight courier, be effective one (1) Business Day after delivery to the overnight courier prepaid and properly addressed for delivery on such next Business Day or (iii) when sent by telecopier or e-mail, be effective when sent by telecopier or e-mail, except that notices and communications to the Administrative Agent shall not be effective until received by the Administrative Agent.  Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.

11.04Benefit of Agreement; Assignments; Participations.  (a)  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, that (i) no Obligor may assign or transfer any of its rights, obligations or interest hereunder or under any other Credit Document without the prior written consent of the Lenders, (ii) although any Lender may grant participations in its rights hereunder to any Person (other than a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person, or the Borrower or any of the Borrower’s Affiliates or Subsidiaries), such Lender shall remain a Lender for all purposes hereunder (and may not transfer or assign all or any portion of its Commitments hereunder except as provided in Section 11.04(b)), no participant shall constitute a Lender hereunder, and such Lender shall remain solely responsible to the other parties hereto for the performance of such Lender’s obligations under this Agreement and (iii) no Lender shall transfer or grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (x) extend the final scheduled maturity of the Loans or any Note in which such participant is participating, or reduce the rate or extend the time of payment of interest or Commitment Commission thereon (except (I) in connection with a waiver of applicability of any post-default increase in Interest Rates and (II) that any amendment or modification to the financial definitions in this Agreement shall not constitute a reduction in the rate of interest for purposes of this clause (x)) or reduce the principal amount thereof, or increase the amount of the participant’s participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitments shall not constitute a change in the terms of such participation, and that an increase in any Commitment or the Loans shall be permitted without the consent of any participant if the participant’s participation is not increased as a result thereof), (y) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement or (z) release all or substantially all of the Collateral under all of the Security Documents (except as expressly provided in the Credit Documents) securing the Loans hereunder in which such participant is participating.  In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant’s rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation.  Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in such Loan or other obligations under the Note (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans or its other obligations under any Note) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(b)Notwithstanding the foregoing, any Lender (or any Lender together with one or more other Lenders) may:

(x)assign all or a portion of any of its Commitments and/or its outstanding share of the Loans to (i) its parent company and/or any Affiliate, subsidiary or branch of such Lender or its parent company or company controlled by or part of the same group as, such Lender, (ii) a fund or a trust which is managed or administered or advised directly or indirectly by its parent company and/or any Affiliate, subsidiary or branch of such Lender or its parent company or company controlled by or part of the same group as, such Lender or (iii) to one or more Lenders, or

(y)assign all, or if less than all, a portion equal to at least $10,000,000 (or such lower amount as the Borrower and Administrative Agent shall agree) in the aggregate for the assigning Lender or assigning Lenders, of such Commitments and outstanding principal amount of any Loan hereunder to one or more Eligible Transferees (treating any fund that invests in bank loans and any other fund that invests in bank loans and is managed or advised by the same investment advisor of such fund or by an Affiliate of such investment advisor as a single Eligible Transferee), with prior written notice to the Borrower; provided that unless an Event of Default has occurred and is continuing, no assignment to a Disqualified Lender shall be permitted to be made;

provided that (i) at such time Schedule I-A or Schedule I-B hereto, as applicable, shall be deemed modified to reflect the Commitments (and/or outstanding amount of the applicable Loan, as the case may be) of such new Lender and of the existing Lenders, (ii) new Notes will be issued, at the Borrower’s expense, to such new Lender and to the assigning Lender upon the request of such new Lender or assigning Lender, such new Notes to be in conformity with the requirements of Section 2.04 (with appropriate modifications) to the extent needed to reflect the revised Commitments (and/or outstanding amount of the applicable Loan, as the case may be), (iii) the consent of the Administrative Agent shall be required in connection with any assignment pursuant to preceding clause (y) (which consent shall not be unreasonably withheld or delayed and which shall be subject only to the Administrative Agent’s receipt of satisfactory “know your customer” documentation on the transferee, (iv) each of which assignees shall become a party to this Agreement as a Lender by execution of an Assignment and Assumption Agreement and (v) the Administrative Agent shall receive at the time of each such assignment, from the assigning or assignee Lender, the payment of a non-refundable assignment fee of $5,000. To the extent of any assignment pursuant to this Section 11.04(b), the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Commitments (it being understood that the indemnification provisions under this Agreement (including, without limitation, Sections 2.08, 2.09, 4.04 and 11.01) shall survive as to such assigning Lender with respect to matters occurring prior to the date such assigning Lender ceases to be a Lender).  To the extent that an assignment of all or any portion of a Lender’s Commitments and related outstanding Credit Document Obligations pursuant to Section 2.11 or this Section 11.04(b) would, at the time of such assignment, result in increased costs under Section 2.08, 2.09 or 4.04 from those being charged by the respective assigning Lender prior to such assignment, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from any Change in Law after the date of the respective assignment).  To the extent a Lender assigns a portion of its Commitments and/or its outstanding amount of any Loan pursuant to this Section 11.04(b), such partial assignment shall be made as an assignment of a proportionate part of all such Lender’s rights and obligations under this Agreement with respect to the assigned share of such Loan and/or such Commitment.

(c)Nothing in this Agreement shall prevent or prohibit any Lender from pledging its share of the Loans and Notes hereunder to a Federal Reserve Bank or other central bank in support of borrowings made by such Lender from such Federal Reserve Bank or other central bank and, with the consent of the Administrative Agent, any Lender which is a fund may pledge all or any portion of its Notes or share of the Loans to a trustee for the benefit of investors and in support of its obligation to such investors; provided, however, no such pledge shall release a Lender from any of its obligations hereunder or substitute any such pledgee for such Lender as a party hereto.

(d)Notwithstanding anything to the contrary contained in this Section 11.04, no assignment shall be made to (i) the Borrower or any Obligor or any of their respective Affiliates or Subsidiaries, (ii) any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute a Defaulting Lender or a Subsidiary thereof or (iii) a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person).

(e)The Agents shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Lenders. Without limiting the generality of the foregoing, the Administrative Agent (and its sub-agents) shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Lender or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Lender.

11.05No Waiver; Remedies Cumulative.  No failure or delay on the part of the Administrative Agent or any Lender or any holder of any Note in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower or any other Obligor and the Administrative Agent or any Lender or the holder of any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder.  The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Administrative Agent or any Lender or the holder of any Note would otherwise have.  No notice to or demand on any Obligor in any case shall entitle any Obligor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or any Lender or the holder of any Note to any other or further action in any circumstances without notice or demand.

11.06Payments Pro Rata.  (a)  Except as otherwise provided in this Agreement, the Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of the

Borrower in respect of any Credit Document Obligations hereunder, it shall distribute such payment to the Lenders (other than any Lender that has consented in writing to waive its pro rata share of any such payment) pro rata based upon their respective shares, if any, of the Credit Document Obligations with respect to which such payment was received.

(b)Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker’s lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, any Loan or Commitment Commission, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Credit Document Obligation then owed and due to such Lender bears to the total of such Credit Document Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess Credit Document payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the respective Obligor to such Lenders in such amount as shall result in a proportional participation by all the Lenders in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest; provided, further, that this clause (b) shall not apply to any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of the Loans.

(c)Notwithstanding anything to the contrary contained herein, the provisions of the preceding Sections 11.06(a) and (b) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Non-Defaulting Lenders as opposed to Defaulting Lenders.

11.07Calculations; Computations.  (a)  The financial statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Lenders).  In addition, all computations determining compliance with the Financial Covenants shall utilize accounting principles and policies in conformity with those in effect on the Original Closing Date (with the foregoing generally accepted accounting principles herein called “GAAP”), subject, in the case of the unaudited financial statements, to normal year-end audit adjustments and the absence of footnotes.  Unless otherwise noted, all references in this Agreement to “GAAP” shall mean generally accepted accounting principles as in effect in the United States.

(b)All computations of interest for the Loans, Commitment Commission and other Fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, Commitment Commission or Fees are payable.

11.08Agreement Binding.  The Borrower and each other Obligor agree that they shall be bound by the terms of this Agreement and the obligations and covenants expressed to be binding on each of them under this Agreement even if the terms, covenants or obligations contained hereunder are inconsistent with, or less favorable to the Borrower or such Obligor (as the case may be) than the Borrower’s or such Obligor’s rights and obligations under any other document that they are a party to or are otherwise bound by, including without limitation, the Technical Management Agreement, notwithstanding that the Lender Creditors are aware of or have been provided with such other document pursuant to this Agreement or otherwise.

11.09GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL.  (a)  THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL, EXCEPT AS OTHERWISE PROVIDED IN CERTAIN OF THE COLLATERAL VESSEL MORTGAGES AND OTHER SECURITY DOCUMENTS, BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.  ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY IN THE CITY OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS.  EACH OF THE PARTIES TO THIS AGREEMENT FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWER AT ITS ADDRESS SET FORTH ON SCHEDULE VII HERETO, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING.  NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT UNDER THIS AGREEMENT, ANY LENDER OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY OBLIGOR IN ANY OTHER JURISDICTION.  THE BORROWER HEREBY IRREVOCABLY DESIGNATES, APPOINTS, AUTHORIZES AND EMPOWERS KRAMER LEVIN NAFTALIS & FRANKEL LLP, WITH OFFICES CURRENTLY LOCATED AT 1177 AVENUE OF AMERICAS, NEW YORK, NEW YORK 10036, ATTENTION:  DAVID J. FISHER, AS ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE AND ACCEPT FOR AND ON ITS BEHALF, AND IN RESPECT OF ITS PROPERTY, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING.  IF FOR ANY REASON SUCH DESIGNEE, APPOINTEE AND AGENT SHALL CEASE TO BE AVAILABLE TO ACT AS SUCH, THE BORROWER AGREES TO DESIGNATE A NEW DESIGNEE, APPOINTEE AND AGENT IN NEW YORK, NEW YORK ON THE TERMS AND FOR THE PURPOSES OF THIS PROVISION SATISFACTORY TO THE ADMINISTRATIVE AGENT; PROVIDED THAT ANY FAILURE ON THE PART OF THE BORROWER TO COMPLY WITH THE FOREGOING PROVISIONS OF THIS SENTENCE SHALL NOT IN ANY WAY PREJUDICE OR LIMIT THE SERVICE OF PROCESS OR SUMMONS IN ANY OTHER MANNER DESCRIBED ABOVE IN THIS SECTION 11.09 OR OTHERWISE PERMITTED BY LAW.

(b)EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c)EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

11.10Counterparts.  This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original (including if delivered by e-mail or facsimile transmission), but all of which shall together constitute one and the same instrument.  A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent. This Agreement and the other Credit Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

11.11[Reserved].

11.12Headings Descriptive.  The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

11.13Amendment or Waiver; etc.  (a)  Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Obligors party thereto and the Required Lenders; provided that no such change, waiver, discharge or termination shall, without the consent of each Lender (other than a Defaulting Lender) (or in the case of clauses (i), (iv), (v), (viii) and (ix) below, each Lender (other than a Defaulting Lender) of each Class directly and negatively affected thereby),

(i)(A) Extend the timing for or reduce (x) the final scheduled maturity of any Loan or Note or (y) any Scheduled Repayment, (B) reduce the Applicable Margin or the rate or reduce or extend the time of payment of interest on any Loan or any Note or Commitment Commission (except in connection with the waiver of applicability of any post-default increase in Interest Rates) or (C) reduce the principal amount of any Loan or any Note (except to the extent repaid in cash).

(ii)release or amend to limit the nature or scope of any of the Collateral (except as expressly provided in the Credit Documents),

(iii)increase or extend any Lender’s Commitments,

(iv)amend, modify or waive any provision of this Section 11.13 or of any other Section that expressly requires the consent of all the Lenders to do so,

(v)reduce the percentage specified in the definition of Required Lenders or otherwise amend the definition of Required Lenders or Required Delayed Draw Term Loan Lenders,

(vi)consent to the assignment or transfer by the Borrower or any Subsidiary Guarantor of any of its respective rights and obligations under this Agreement,

(vii)substitute or replace the Borrower or any Subsidiary Guarantor or release any Subsidiary Guarantor from the Guaranty,

(viii)amend, modify or waive Section 2.05 or Section 4.05 or amend, modify or waive any other provision in this Agreement to the extent providing for payments or prepayments of the Loans to be applied pro rata among the Lenders entitled to such payments or prepayments of the Loans (it being understood that the waiver of any mandatory prepayment of the Loans by the Required Lenders shall not constitute an amendment, modification or waiver for purposes of this clause (viii)), or

(ix)amend, modify or waive the conditions to the Borrowing of Delayed Draw Term Loans or amend, modify or waive or extend the Delayed Draw Termination Date without the consent of the Required Delayed Draw Term Loan Lenders;

provided, further, that no such change, waiver, discharge or termination shall (A) increase or extend the Commitments of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that waivers or modifications of Section 2.01(b), conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Commitments shall not result in an increase of the Commitments of any Lender, and that an increase in the available portion of any Commitments of any Lender shall not result in an increase in the Commitments of such Lender), (B) without the consent of each Agent, amend, modify or waive any provision of Section 10 as same applies to such Agent or any other provision as same relates to the rights or obligations of such Agent or (C) without the consent of the Security Agent, amend, modify or waive any provision relating to the rights or obligations of the Security Agent.

(b)If, in connection with any proposed change, waiver, discharge or termination to any of the provisions of this Agreement as contemplated by clauses (i) through (vi), inclusive, of the first proviso to Section 11.13(a), the consent of the Required Lenders or the Required Delayed Draw Term Loan Lenders, as applicable, is obtained but the consent of one or more of such other Lenders whose consent is required (any such Lender, a “Non-Consenting Lender”) is not obtained, then the Borrower shall have the right, so long as all Non-Consenting Lenders whose individual consent is required are treated as described in either clauses (i) or (ii) below, to either (i) replace each such Non-Consenting Lender (or, at the option of the Borrower if the respective Non-Consenting Lender’s consent is required with respect to less than the share of such Loan (or related Commitments) of such Non-Consenting Lender, to replace only the respective Commitments and/or the share of such Loans of the respective Non-Consenting Lender which gave rise to the need to obtain such Non-Consenting Lender’s individual consent) with one or more Replacement Lenders pursuant to Section 2.11 so long as at the time of such replacement, each such Replacement Lender consents to the proposed change, waiver, discharge or termination or (ii) terminate such Non-Consenting Lender’s Commitment (if such Non-Consenting Lender’s consent is required as a result of its Commitment), and/or repay the outstanding amount of such Loan and terminate any outstanding Commitments of such Non-Consenting Lender which gave rise to the need to obtain such Non-Consenting Lender’s consent, in accordance with Section 4.01(a); provided that, unless the Commitments that are terminated and/or the portion of such Loan that is repaid pursuant to preceding clause (ii) are immediately replaced in full at such time through the addition of new Lenders or the increase of the Commitments and/or the outstanding amount of the applicable Loans of existing Lenders (who in each case must specifically consent thereto), then in the case of any action pursuant to preceding clause (ii) the Required Lenders or the Required Delayed Draw Term Loan Lenders, as applicable (determined before giving effect to the proposed action), shall specifically consent thereto; provided, further, that in any event the Borrower shall not have the right to replace a Lender, terminate such Lender’s Commitment or repay such Lender’s share of such Loan solely as a result of the exercise of such Lender’s rights (and the withholding of any required consent by such Lender) pursuant to the second proviso to Section 11.13(a); provided, further, that such Replacement Lender shall be a bank or financial institution.

(c)The Administrative Agent and the Borrower may amend any Credit Document to correct administrative errors or omissions, or to effect administrative changes that are not adverse to any Lender.  Notwithstanding anything to the contrary contained herein, such amendment shall become effective without any further consent of any other party to such Credit Document.

(d)Notwithstanding any other provision in this Section 11.13, an amendment or waiver which relates to the rights or obligations of the Administrative Agent may not be effected without the consent of the Administrative Agent.

11.14Survival.  All indemnities set forth herein including, without limitation, in Sections 2.08, 2.09, 4.04, 11.01 and 11.06 shall survive the execution, delivery and termination of this Agreement and the Notes and the making and repayment of the Loans.

11.15Domicile of the Loans.  Each Lender may transfer and carry its pro rata portion of the Loans at, to or for the account of any office, Subsidiary or Affiliate of such Lender.  Notwithstanding anything to the contrary contained herein, to the extent that a transfer of the Loans pursuant to this Section 11.15 would, at the time of such transfer, result in increased costs under Section 2.08, 2.09 or 4.04 from those being charged by the respective Lender prior to such transfer, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective transfer).

11.16Confidentiality.  (a)  Subject to the provisions of clause (b) of this Section 11.16, each Lender agrees that it will not disclose without the prior consent of the Borrower (other than to its officers, directors, employees, auditors, advisors or counsel or to another Lender if the Lender or such Lender’s holding or parent company or board of trustees in its sole discretion determines that any such party should have access to such information; provided such Persons shall be subject to the provisions of this Section 11.16 to the same extent as such Lender) any information with respect to the Borrower or any of its Subsidiaries which is now or in the future furnished pursuant to this Agreement or any other Credit Document; provided that any Lender may disclose any such information (i) as has become generally available to the public other than by virtue of a breach of this Section 11.16(a) by the respective Lender, (ii) as may be required or requested by any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (iii) as may be required or requested in respect to any summons or subpoena or in connection with any litigation, (iv) in order to comply with any law, order, regulation or ruling applicable to such Lender, (v) to the Administrative Agent or the Security Agent, (vi) to any auditor or professional financial or legal advisor of such Lender employed in the normal course of its business, (vii) to any branch, Affiliate or Subsidiary of such Lender or to the parent company, head office or regional office of such Lender in connection with the transactions contemplated herein, (viii) to any prospective or actual transferee or participant in connection with any contemplated transfer or participation of any of the Notes or Commitments or any interest therein by such Lender and any direct, indirect, actual or prospective counterparty (and its advisor) to any swap, derivative, credit insurance or securitization transaction related to the Borrower and its obligations under this Agreement; provided that such prospective transferee or counterparty expressly agrees to execute and does execute (including by way of customary “click through” arrangements) a confidentiality agreement and be bound by the confidentiality provisions contained in this Section 11.16, (ix) in connection with the exercise of any remedies hereunder or under any other Credit Document or any action or proceeding relating to this Agreement or any other Credit

Document or the enforcement of rights hereunder or thereunder or (x) to the extent such information (a) becomes publicly available other than as a result of a breach of this Section, or (b) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Agents and the Lenders in connection with the administration of this Agreement, the other Credit Documents, and the Commitments.

(b)The Borrower hereby acknowledges and agrees that each Lender may share with any of its affiliates any information related to the Borrower or any of its Subsidiaries (including, without limitation, any nonpublic customer information regarding the creditworthiness of the Borrower or its Subsidiaries); provided such Persons shall be subject to the provisions of this Section 11.16 to the same extent as such Lender.

11.17Register.  The Borrower hereby designates the Administrative Agent to serve as the Borrower’s agent, solely for purposes of this Section 11.17, to maintain a register (the “Register”) on which it will record the Commitments from time to time of each of the Lenders, any Loan made by each of the Lenders and each repayment and prepayment in respect of the principal amount of the Loans of each Lender.  Failure to make any such recordation, or any error in such recordation shall not affect the Borrower’s obligations in respect of the Loans.  With respect to any Lender, the transfer of the Commitments of such Lender and the rights to the principal of, and interest on, the Loans made pursuant to such Commitments shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Commitments and the Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitments and the Loans shall remain owing to the transferor.  The registration of assignment or transfer of all or part of any Commitments and the Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 11.04(b).  Coincident with the delivery of such an Assignment and Assumption Agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of the Loans, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender the applicable Note evidencing such Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Lender and/or the new Lender.  The Borrower agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 11.17, except to the extent caused by the Administrative Agent’s own gross negligence, willful misconduct or unlawful acts.

11.18Judgment Currency.  If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from the Borrower hereunder or under any of the Notes in the currency expressed to be payable herein or under the Notes (the “Specified Currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the Specified Currency with such other currency at the Administrative Agent’s New York office on the Business Day preceding that on which final judgment is given.  The obligations of the Borrower in respect of any sum due to any Lender or the Administrative Agent hereunder or under any Note shall, notwithstanding any judgment in a currency other than the Specified Currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Administrative Agent (as the case may be) of any sum adjudged to be so due in such other currency, such Lender or the Administrative Agent (as the case may be) may in accordance with normal banking procedures purchase the Specified Currency with such other currency; if the amount of the Specified Currency so purchased is less than the sum originally due to such Lender or the Administrative Agent, as the case may be, in the Specified Currency, the Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Administrative Agent, as the case may be, against such loss, and if the amount of the Specified Currency so purchased exceeds the sum originally due to any Lender or the Administrative Agent, as the case may be, in the Specified Currency, such Lender or the Administrative Agent, as the case may be, agrees to remit such excess to the Borrower.

11.19Language.  All correspondence, including, without limitation, all notices, reports and/or certificates, delivered by any Obligor to the Administrative Agent, the Security Agent or any Lender shall, unless otherwise agreed by the respective recipients thereof, be submitted in the English language or, to the extent the original of such document is not in the English language, such document shall be delivered with a certified English translation thereof.

11.20Waiver of Immunity.  The Borrower, in respect of itself, each other Obligor, its and their process agents, and its and their properties and revenues, hereby irrevocably agrees that, to the extent that the Borrower, any other Obligor or any of its or their properties has or may hereafter acquire any right of immunity from any legal proceedings, whether in the United States, any Acceptable Flag Jurisdiction or elsewhere, to enforce or collect upon the Credit Document Obligations of the Borrower or any other Obligor related to or arising from the transactions contemplated by any of the Credit Documents, including, without limitation, immunity from service of process, immunity from jurisdiction or judgment of any court or tribunal, immunity from execution of a judgment, and immunity of any of its property from attachment prior to any entry of judgment, or from attachment in aid of execution upon a judgment, the Borrower, for itself and on behalf of the other Obligors, hereby expressly waives, to the fullest extent permissible under applicable law, any such immunity, and agrees not to assert any such right or claim in any such proceeding, whether in the United States, any Acceptable Flag Jurisdiction or elsewhere.

11.21USA PATRIOT Act Notice.  Each Lender hereby notifies each Obligor that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub.: 107-56 (signed into law October 26, 2001)) (the “PATRIOT Act”), it is required to obtain, verify, and record information that identifies each Obligor, which information includes the name of each Obligor and other “know your customer” information that will allow such Lender to identify each Obligor in accordance with the PATRIOT Act and anti-money laundering rules and regulations, and each Obligor agrees to provide such information from time to time to any Lender.

11.22Severability.  If any provisions of this Agreement or the other Credit Documents is held to be illegal, invalid or unenforceable: (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Credit Documents shall not be affected or impaired thereby and (b) the parties hereto shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions; provided that the Lenders shall charge no fee in connection with any such amendment.  The invalidity of a provision in a particular jurisdiction shall not invalid or render unenforceable such provision in any other jurisdiction.

11.23Flag Jurisdiction Transfer.  In the event that the Borrower desires to implement a Flag Jurisdiction Transfer with respect to a Collateral Vessel, upon receipt of reasonable advance notice thereof from the Borrower, the Security Agent shall use commercially reasonably efforts to provide, or (as necessary) procure the provision of, all such reasonable assistance as any Obligor may request from time to time in relation to (i) the Flag Jurisdiction Transfer, (ii) the related deregistration of the relevant Collateral Vessel from its previous flag jurisdiction and (iii) the release and discharge of the related Security Documents; provided that the relevant Obligor shall pay all documented out of pocket costs and expenses reasonably incurred by the Security Agent in connection with provision of such assistance.  Each Lender hereby consents in connection with any Flag Jurisdiction Transfer and subject to the satisfaction of the requirements thereof to be satisfied by the relevant Obligor, to (x) deregister such Collateral Vessel from its previous flag jurisdiction and (y) release and hereby direct the Security Agent to release the relevant Collateral Vessel Mortgage.  Each Lender hereby directs the Security Agent, and the Security Agent agrees to execute and deliver or, at the Borrower’s expense, file such documents and perform other actions reasonably necessary to release the relevant Collateral Vessel Mortgages when and as directed pursuant to this Section 11.23.

11.24Acknowledgement and Consent to Bail-In of EEA Financial Institutions.  Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Credit Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)the effects of any Bail-In Action on any such liability, including, if applicable:

(i)a reduction in full or in part or cancellation of any such liability;

(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document; or

(iii)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

11.25German Resident Secured Creditor. To the extent a Lender Creditor is resident in Germany (“Inländer”) within the meaning of Section 2 Paragraph 15 of the German foreign trade and payment act (AWG Außenwirtschaftsgesetz) and therefore subject to Section 7 of the AWV or is subject to EU Regulation 2271/1996 and it would not be permitted to accept a representation or an undertaking that is made or is to be made or is granted or is to be granted by an Obligor with respect to Sanctions Laws under this Agreement, such Lender Creditor shall not, in the event of a breach by an Obligor of any such representation or undertaking be entitled to invoke or declare an Event of Default or vote for a cancellation of the Total Commitments and immediate repayment of the Loans pursuant to Section 9.

(b)The representations in Section 6.26 given by, and the undertakings in Sections 7.05, 7.15 and 7.19 of, any Obligor to any Lender Creditor resident in Germany (“Inländer”) within the meaning of Section 2 Para. 15 of the AWV are granted only to the extent that such Lender Creditor itself would be permitted to receive such representations or undertakings pursuant to Section 7 of the AWV or to EU Regulation 2271/1996.

(c)On any matter referred to in paragraph (a) above in respect of which the Lenders are to vote but in respect of which a German-resident Lender to whom paragraph (a) above applies shall not vote in accordance with such paragraph:

(i)for the purposes of determining whether approval of the Required Lenders is obtained the references in the definition of “Required Lenders” to 66⅔ per cent. of the Commitments of Non-Defaulting Lenders and to 66⅔ per cent. of such Loan of Non-Defaulting Lenders shall for this purpose be construed to refer to 66⅔ per cent. of such Commitments or, as the case may be, such amount of such Loan only taking account of the other Commitments of, or as the case may be, the participation in such Loan of, the Non-Defaulting Lenders and other than the Commitments of or, as the case may be, the participation in such Loan of, the German-resident Lender; and an action taken by the Required Lenders as such definition is modified by this paragraph (c) shall be valid in the applicable circumstances and binding all parties hereto; and

(ii)for the purposes of determining whether the approval of all Lenders is obtained, all Lenders shall be construed to mean the other Lenders other than the German-resident Lender and an action taken by all Lenders as modified by this paragraph (c) shall be valid in the applicable circumstances and binding on all parties hereto.

11.26Amendment and Restatement.  On the Restatement Effective Date, the Original Credit Agreement shall be amended and restated in its entirety and governed by the terms of this Agreement, all as more particularly described herein; provided that the provisions of the Original Credit Agreement which are expressly stated to survive the termination of the Original Credit Agreement shall survive and remain in full force and effect. The parties acknowledge and agree that this Agreement and the other Credit Documents do not constitute a novation, payment and reborrowing or termination of the obligation under the Original Credit Agreement, and that all such obligations are in all respects continued and outstanding as obligations under this Agreement or provided in the Restatement Agreement except to the extent such obligation are modified from and after the Restatement Effective Date, as provided in this Agreement and the other Credit Documents. From and after the Restatement Effective Date, the Obligations under, and as defined in, the Original Credit Agreement are and shall continue as Obligations under this Agreement and the Credit Documents until otherwise paid in accordance with the terms hereof. Without limiting the generality of the foregoing, the Security Documents and the grant of liens on all of the Collateral (as each such term is defined in the Original Credit Agreement), do and shall continue to secure the payment of all Obligations of the Obligors under Credit Documents, in each case, as amended by this Agreement.

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